UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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Furniture Brands International, Inc.

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March 19, 2010

Dear Fellow Stockholder:

You are cordially invited to attend the 2010 Annual Meeting of Stockholders. It will be held on Thursday, May 6, 2010, at 10:00 a.m. CDT at Furniture Brands International, Inc., 1 North Brentwood Boulevard, 15th Floor, St. Louis, Missouri 63105.

The enclosed notice and proxy statement contain details concerning the meeting and the following items of business:

1.	Election of eight directors to serve until the next Annual Meeting and until their successors have been elected and qualified;

2.	Approval of the Furniture Brands International, Inc. 2010 Omnibus Incentive Plan;

3.	Approval of the Furniture Brands International, Inc. 2010 Employee Stock Purchase Plan;

4.	Ratification of the approval of the Furniture Brands International, Inc. Amended and Restated Stockholders Rights Agreement; and

5.	Ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010.

As owners of Furniture Brands, your vote is important. Whether or not you are able to attend the Annual Meeting of Stockholders in person, it is important that your shares be represented. Please vote as soon as possible.

On behalf of our Board of Directors, thank you for your participation in this important annual process. I look forward to seeing you at the 2010 Annual Meeting.

Sincerely,

Ralph P. Scozzafava
Chairman of the Board of Directors and
Chief Executive Officer

NOTICE OF 2010 ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
AUDIT COMMITTEE MATTERS
EXECUTIVE COMPENSATION
GRANTS OF PLAN-BASED AWARDS TABLE IN 2009
OUTSTANDING EQUITY AWARDS VALUE AT FISCAL YEAR-END TABLE
OPTION EXERCISES AND STOCK VESTED IN 2009
NONQUALIFIED DEFERRED COMPENSATION
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL
OWNERSHIP OF SECURITIES
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
OTHER MATTERS
APPENDIX A
APPENDIX B
APPENDIX C

NOTICE OF 2010 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 6, 2010

Important Notice Regarding the Availability of Proxy Materials for the
Stockholders Meeting To Be Held on May 6, 2010:

This Proxy Statement and our 2009 Annual Report to stockholders are available at our website at
http://www.furniturebrands.com/Investor-Info/Annual-Report-Proxy-Statement.aspx.

Date:	May 6, 2010
Time:	10:00 a.m. CDT
Place:	Furniture Brands International, Inc. 1 North Brentwood Boulevard, 15th Floor St. Louis, Missouri 63105
Purpose:	1. To elect eight members of the Board of Directors to serve until the next Annual Meeting and until their successors have been elected and qualified;
2. To approve the Furniture Brands International, Inc. 2010 Omnibus Incentive Plan;
3. To approve the Furniture Brands International, Inc. 2010 Employee Stock Purchase Plan;
4. To ratify the approval of the Furniture Brands International, Inc. Amended and Restated Stockholders Rights Agreement;
5. To ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010; and
6. To transact such other business as may properly come before the meeting.
Record Date:	Holders of record of our common stock at the close of business on March 15, 2010, are entitled to receive this notice and to vote at the meeting.

As owners of Furniture Brands, your vote is important. Whether or not you are able to attend the Annual Meeting of Stockholders in person, it is important that your shares be represented. You can vote your shares by completing and returning the enclosed proxy card or by voting your shares over the Internet or by telephone. Please vote as soon as possible. We appreciate your participation.

By Order of the Board of Directors,

Jon D. Botsford
Senior Vice President, General Counsel and
Corporate Secretary
March 19, 2010
St. Louis, Missouri

FURNITURE BRANDS INTERNATIONAL, INC.
1 North Brentwood Boulevard, 15th Floor
St. Louis, Missouri 63105
Phone: (314) 863-1100

PROXY STATEMENT

Why am I receiving these materials?

You were provided these materials in connection with our solicitation of proxies for use at the Annual Meeting of Stockholders, to be held on Thursday, May 6, 2010, at 10:00 a.m. CDT, and at any postponement(s) or adjournment(s) thereof. These materials were first sent or given to stockholders on March 24, 2010. You are invited to attend the Annual Meeting and are requested to vote on the proposals described in this Proxy Statement. The Annual Meeting will be held at our principal executive offices located at the address shown above.

What items will be voted on at the Annual Meeting?

Stockholders will vote on five items at the Annual Meeting:

•	the election to the Board of the eight nominees named in this Proxy Statement (Proposal 1);

•	the approval of the Furniture Brands International, Inc. 2010 Omnibus Incentive Plan (Proposal 2);

•	the approval of the Furniture Brands International, Inc. 2010 Employee Stock Purchase Plan (Proposal 3);

•	the ratification of the approval of the Furniture Brands International, Inc. Amended and Restated Stockholders Rights Agreement (Proposal 4); and

•	the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010 (Proposal 5).

What are the Board’s voting recommendations?

The Board recommends that you vote your shares:

•	“FOR” each of the nominees to the Board (Proposal 1);

•	“FOR” the approval of the Furniture Brands International, Inc. 2010 Omnibus Incentive Plan (Proposal 2);

•	“FOR” the approval of the Furniture Brands International, Inc. 2010 Employee Stock Purchase Plan (Proposal 3);

•	“FOR” ratification of the approval of the Furniture Brands International, Inc. Amended and Restated Stockholders Rights Agreement (Proposal 4); and

•	“FOR” ratification of the appointment of KPMG LLP as our independent registered public accounting firm (Proposal 5).

Who May Vote?

If you held any shares of our voting stock at the close of business on March 15, 2010, then you may attend and vote at the meeting. On that date, we had 48,475,055 shares of common stock outstanding. Each share of our common stock that you hold entitles you to one vote on all matters that come before the Annual Meeting or any adjournment thereof.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most of our stockholders hold their shares through a broker or other nominee (in “street name”) rather than directly in their own name. As summarized below, there are some differences between shares held of record and those owned beneficially.

•	Stockholder of Record — If your shares are registered directly in your name with our transfer agent, you are considered, with respect to those shares, to be the stockholder of record. As the stockholder of record, you have the right to grant your voting proxy directly to us or to a third party, or to vote in person at the meeting.

•	Beneficial Owner — If your shares are held in a brokerage account, by a broker or by another nominee, you are considered the beneficial owner of those shares. As the beneficial owner of those shares, you have the right to direct your broker or nominee how to vote and you also are invited to attend the Annual Meeting. However, because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a legal proxy from the broker or nominee that holds your shares, giving you the right to vote the shares at the meeting.

If I am a stockholder of record, how do I vote?

There are four ways to vote:

•	In Person. If you are a stockholder of record, you may vote in person at the Annual Meeting. We will provide you with a ballot when you arrive.

•	Via the Internet. You may vote by proxy via the Internet by following the instructions provided on the proxy card.

•	By Telephone. You may vote by proxy by calling the toll-free number found on the proxy card.

•	By Mail. You may vote by proxy by filling out the proxy card and mailing it back in the envelope provided.

If I am a beneficial owner of shares held in street name, how do I vote?

There are four ways to vote:

•	In Person. If you are a beneficial owner of shares held in street name and you wish to vote in person at the Annual Meeting, you must obtain a legal proxy from the organization that holds your shares.

•	Via the Internet. You may vote by proxy via the Internet by visiting www.proxyvote.com and entering the control number found in the vote instruction form.

•	By Telephone. You may vote by proxy by calling the toll-free number found in the vote instruction form and entering the control number found in the form.

•	By Mail. You may vote by proxy by filling out the vote instruction form provided by your broker and mailing it back in the envelope provided.

What constitutes a quorum?

The presence, in person or by proxy, of the holders of a majority of the votes represented by our outstanding shares of common stock is necessary to constitute a quorum. We will count shares of voting stock present at the meeting that abstain from voting or that are the subject of broker non-votes as present for purposes of determining a quorum.

What if a quorum is not represented at the Annual Meeting?

In the event that a quorum does not exist, the chairman of the meeting or the holders of a majority of the votes entitled to be cast by the stockholders who are present in person or by proxy may adjourn the meeting.

At such reconvened meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called.

How are proxies voted?

All valid proxies received prior to the Annual Meeting will be voted, and where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the stockholder’s instructions.

What happens if I do not give specific voting instructions?

If you are a stockholder of record and you indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board, or you sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting. If you hold your shares through a broker, bank or other nominee, you will receive separate instructions from the nominee describing the circumstances under which your shares may be voted if you do not give specific voting instructions.

What is a broker non-vote?

Broker non-votes occur when nominees, such as banks and brokers holding shares on behalf of beneficial owners, do not receive voting instructions from the beneficial holders at least ten days before the meeting. If that happens, the nominees may vote those shares only on matters deemed “routine” by the New York Stock Exchange. On non-routine matters, nominees cannot vote without instructions from the beneficial owner, resulting in a so-called “broker non-vote.” Broker non-votes are counted for purposes of determining whether a quorum is present and have no effect on the outcome of the voting on any of the proposals. Because of a change in New York Stock Exchange rules, the election of directors, unlike in previous Annual Meetings, is considered a non-routine matter. As a result, your broker will NOT be able to vote your shares with respect to the election of directors if you have not provided directions to your broker.

What happens if additional matters are presented at the Annual Meeting?

Other than the five items of business described in this Proxy Statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxy holders, Ralph P. Scozzafava and Jon D. Botsford, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any reason any of our nominees for director is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board of Directors.

How many votes are required to approve a proposal?

To be elected in uncontested elections, directors must receive a majority of the votes cast (the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that nominee). Abstentions and broker non-votes shall not be counted as votes cast either “for” or “against” the election of a director. In contested elections, the vote standard is a plurality of votes cast.

In an uncontested election, any nominee for director is required to submit his or her resignation to the Board contingent on not receiving a majority of votes cast “for” his or her election and the Board’s acceptance of the resignation. If such director does not receive a majority of votes “for” his or her election, the Governance and Nominating Committee is required to make recommendations to the Board with respect to any such resignation. The Board is required to take action with respect to this recommendation and to publicly disclose its decision-making process.

Approval of each of the other matters on the agenda requires the affirmative vote of the majority of the shares of common stock present in person or represented by proxy at the Annual Meeting. Abstentions will have the effect of a vote against these proposals and broker non-votes will have no effect.

Can I change my vote after I have voted?

You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting. You may vote again on a later date via the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the Annual Meeting will be counted), by signing and returning a new proxy card or vote instruction form with a later date, or by attending the Annual Meeting and voting by ballot at the Annual Meeting.

Where can I find the voting results of the Annual Meeting?

The preliminary voting results will be announced at the Annual Meeting. The final voting results will be tallied by the inspector of election and filed with the SEC in a Form 8-K within four business days following the Annual Meeting.

May I receive electronic access to proxy materials and the annual report in the future instead of receiving paper copies in the mail?

Most stockholders can elect to view future Proxy Statements and Annual Reports over the Internet instead of receiving paper copies in the mail. If you are a stockholder of record, you can choose this option and save the company the cost of producing and mailing these documents by following the instructions provided at www.amstock.com on the Shareholder Account Access page. Your choice will remain in effect until you cancel it.

I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

We have adopted a procedure called “householding,” which the U.S. Securities and Exchange Commission (“SEC”) has approved. Under this procedure, we deliver a single copy of this Proxy Statement and the Annual Report to multiple stockholders who share the same address unless we have received contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of this Proxy Statement and the Annual Report to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy of this Proxy Statement or the Annual Report, stockholders may write or call our Vice President of Communications and Investor Relations at the following address and telephone number:

Investor Relations
1 North Brentwood Blvd., 15th Floor
St. Louis, Missouri 63105
Phone: (866) 873-3667

Stockholders who hold shares in “street name” (as described above) may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.

Who will serve as the inspector of election?

A representative from American Stock Transfer & Trust Company, LLC will serve as the inspector of election.

Who is paying for the cost of this proxy solicitation?

We are paying the costs of the solicitation of proxies. We have retained Morrow & Co., LLC to assist in obtaining proxies by mail, facsimile or email from brokers, bank nominees and other institutions for the Annual Meeting. The estimated cost of such services is $7,500 plus out-of-pocket expenses.

We must also pay brokerage firms and other persons representing beneficial owners of shares held in street name certain fees associated with forwarding printed proxy materials by mail to beneficial owners and obtaining beneficial owners’ voting instructions.

In addition to soliciting proxies by mail, certain of our directors, officers and other employees, without additional compensation, may solicit proxies personally or by telephone, facsimile or email on our behalf.

Where are our principal executive offices located and what is our main telephone number?

Our principal executive offices are located at 1 North Brentwood Boulevard, 15th Floor, St. Louis, Missouri 63105. Our main telephone number is (314) 863-1100.

How can I attend the Annual Meeting?

Attendance at the Annual Meeting is limited to stockholders. Seating is limited and admission to the Annual Meeting will be on a first-come, first-served basis. Each stockholder may be asked to present valid picture identification such as a driver’s license or passport and proof of stock ownership as of the record date. You may request directions to the Annual Meeting by calling Investor Relations at (866) 873-3667.

ELECTION OF DIRECTORS
(Proposal 1)

Our Board of Directors is presently composed of eight members of whom seven are standing for re-election. Bob L. Martin, a current member of our Board, will not stand for re-election, and the Board of Directors has nominated James M. Zimmerman to fill the vacancy. Each director serves a one-year term, as described below, with all directors subject to annual election. At the recommendation of the Governance and Nominating Committee, the Board has nominated the eight individuals listed below under the heading “Nominees for Director” to serve as directors for the term beginning as of the Annual Meeting on May 6, 2010. If any director nominee is unable or unwilling to serve as a nominee at the time of the Annual Meeting, the proxy holder may vote either: (1) for a substitute nominee designated by the present Board to fill the vacancy; or (2) for the balance of the nominees, leaving a vacancy. Alternatively, the Board may choose to reduce the size of the Board, as permitted by our Bylaws. As of the date of this Proxy Statement, our Board of Directors is not aware of any nominee who is unable or will decline to serve as a director.

Nominees For Director

The nominees for director are set forth below. The Board of Directors recommends a vote “FOR” each of the nominees listed below.

Nominee	Age	Director Since

Wilbert G. Holliman	72	1996
John R. Jordan, Jr.	71	2003
Ira D. Kaplan	51	2008
Maureen A. McGuire	58	2008
Aubrey B. Patterson	67	2004
Alan G. Schwartz	70	2008
Ralph P. Scozzafava	51	2007
James M. Zimmerman	66	—

Set forth below is a brief description of the principal occupation and business experience of each of our nominees for director. Members of our Board of Directors are elected each year at our Annual Meeting of Stockholders, and serve until the next annual meeting of stockholders and until their respective successors have been elected and qualified. No director or executive officer is an adverse party or has an interest adverse to our company or any of its subsidiaries in any material pending legal proceeding.

Wilbert G. Holliman has served as a director of our company since October 1996. Mr. Holliman also served as Chief Executive Officer of our company from October 1996 to his retirement in January 2008 and as Chairman of the Board of our company from May 1998 to May 2008. Prior to this, Mr. Holliman was President and CEO at Action Industries, Inc. (now Lane Furniture Industries, Inc.), a company he co-founded in 1970. Mr. Holliman also serves on the Board of Directors of BancorpSouth, Inc. As the former Chief Executive Officer of our company and the co-founder of a furniture company, Mr. Holliman has extensive knowledge of the history of our company and the furniture industry, as well as extensive experience in growing and managing a business.

John R. Jordan, Jr. has served as a director of our company since May 2003. Mr. Jordan held various positions at Price Waterhouse (now PricewaterhouseCoopers) for more than thirty years. Most recently, he held the positions of Vice Chairman and Global Leader of the Audit and Business Advisory Services practice until his retirement in 1998. In addition, Mr. Jordan led Price Waterhouse’s strategic planning process while at the firm. Mr. Jordan’s background and experience have provided him with a wealth of knowledge and experience in strategic planning and in dealing with complex financial and accounting matters and more specifically, have provided him the skills necessary to Chair our Audit Committee.

Ira D. Kaplan has served as a director of our company since May 2008. Mr. Kaplan joined Claire’s Stores Inc. in 1987 and served as its Chief Financial Officer from 1990 to April 2008 and served as a member of the Board of Directors of Claire’s Stores until it was acquired in May 2007. In addition, while at Claire’s Stores, Mr. Kaplan was a member of the company’s Strategic Planning Committee responsible for the formulation of short and long-term strategies to drive its internal growth and its domestic and international expansion. From 1982 to 1987, Mr. Kaplan practiced at Peat Marwick (now KPMG). Through his roles and responsibilities at each of his former employers, Mr. Kaplan has gained extensive experience in corporate finance and accounting, retail store operations and strategic planning.

Maureen A. McGuire has served as a director of our company since December 2008. Since July 2009, Ms. McGuire has served as the Chief Marketing Officer of Bloomberg LP. From August 2008 to June 2009, Ms. McGuire was an independent consultant. Prior to this, Ms. McGuire served as Executive Vice President and Chief Marketing Officer of Sears Holding Corporation from October 2005 to August 2008. Prior to joining Sears, Ms. McGuire spent more than thirty years at International Business Machines Corporation, most recently as Vice President, Worldwide Strategy and Marketing, IBM Systems and Technology Group from January 2005 to September 2005. Previously she served as IBM’s Vice President, Worldwide Marketing and Strategy, IBM Global Services from August 2003 to January 2005. Ms. McGuire brings to our board extensive experience in sales and marketing in consumer related industries as well as a strong background in international operations.

Aubrey B. Patterson has served as a director of our company since April 2004. Since 1990, Mr. Patterson has been Chairman and Chief Executive Officer of BancorpSouth, Inc., and prior to this, was President and Chief Operating Officer of BancorpSouth. Mr. Patterson also serves on the Board of Directors of BancorpSouth and Mississippi Power Company. As Chairman and Chief Executive Officer of BancorpSouth, Inc., Mr. Patterson has extensive executive experience in leading and managing a public company, with a strong knowledge and understanding of strategic planning and public company executive compensation.

Alan G. Schwartz has served as a director of our company since May 2008. Since 1987, Mr. Schwartz has been a Professor of Law at the Yale Law School and a Professor at the Yale School of Management, where he specializes in corporate finance and corporate governance, mergers and acquisitions, contracts and contract theory, bankruptcy and commercial transactions. Mr. Schwartz also serves on the Board of Directors of Cliffs Natural Resources Co. Mr. Schwartz’s extensive knowledge of corporate governance matters provides

Mr. Schwartz critical insights into the operation of public company boards and makes him a valuable member of our Governance and Nominating Committee.

Ralph P. Scozzafava has served as Chairman of the Board since May 2008 and as a director since June 2007. Since January 2008, Mr. Scozzafava has also served as Chief Executive Officer of our company, and from June 2007 to January 2008, he served as Vice Chairman and Chief Executive Officer — designate. Prior to joining our company, Mr. Scozzafava was employed at Wm. Wrigley Jr. Company since 2001, where he held several positions, most recently, serving as Vice President — Worldwide Commercial Operations from March 2006 to June 2007, and as Vice President & Managing Director — North America/Pacific from January 2004 to March 2006. Mr. Scozzafava has a strong executive background in operations and consumer goods, with extensive experience in international operations and strategic planning.

James M. Zimmerman was nominated by the Board of Directors for election to our Board on February 26, 2010, based on the recommendation of our Governance and Nominating Committee. Mr. Zimmerman retired from Federated Department Stores, Inc. in 2004, where he served as Chairman of the Board from February 2003 until January 2004, Chairman and Chief Executive Officer from May 1997 to February 2003, and as President and Chief Operating Officer from March 1988 to May 1997. He began his career with Federated in 1965 after graduating from Rice University in Houston. Mr. Zimmerman is also a director of The Chubb Corporation and Fossil, Inc., and previously served on the boards of the H. J. Heinz Company, Goodyear Tire and Rubber Company and Convergys Corporation. Mr. Zimmerman brings to our Board extensive executive experience in leading a large retail company and strong skills in corporate finance and accounting, international operations, strategic planning and public company executive compensation.

Corporate Governance

Board of Directors

The Board of Directors oversees, counsels, and directs management in the long-term interests of the company and our stockholders. Directors are expected to devote sufficient time to carrying out their duties and responsibilities effectively.

Our Board of Directors currently consists of eight directors. Ralph P. Scozzafava, our Chief Executive Officer, serves as Chairman of the Board. Under our Bylaws, the Chairman presides over all meetings of the stockholders and the Board when he is present. In addition, the Board has an independent director, currently Aubrey B. Patterson, designated as the Lead Director.

Our Board of Directors has combined the role of Chief Executive Officer and Chairman of the Board because the Board feels it is important for a single executive to be responsible for and to guide our company’s strategic direction particularly given the volatile and challenging economy. In addition, the Board believes that our structure ensures that strong, independent directors continue to effectively oversee our management and provide vigorous oversight of key issues relating to strategy, risk and integrity without the need to split the roles of Chief Executive Officer and Chairman. This structure includes the designation of an independent director to act as Lead Director. As described in our Corporate Governance Guidelines, the Lead Director has the responsibility for: (i) acting as a liaison between the Board and the Chief Executive Officer; (ii) assisting the Chairman of the Board in setting the Board agenda; (iii) acting as chair at executive sessions held outside the presence of the management directors, the Chief Executive Officer, and other company personnel; (iv) communicating Board member feedback to the Chief Executive Officer; and (v) performing other responsibilities that the independent directors as a whole may designate from time to time. We believe that this structure recognizes the importance of one person leading our company and the Board, but also that an independent Lead Director with substantial authority helps ensure effective oversight by an independent board.

Our Board of Directors and its Committees meet throughout the year on a set schedule, hold special meetings, and act by written consent from time to time as appropriate. The Board holds regularly scheduled sessions for non-management directors to meet without management present, and the Board’s Lead Director leads those sessions. The Board of Directors met fourteen times during 2009, four of which were regularly scheduled meetings. In 2009, the non-management directors met three times in executive session and the independent directors met in executive session one time. All directors attended at least 75% of the meetings of the Board of Directors and the meetings of the Committees on which they served held during the period that they served on the Board of Directors or such Committees. In furtherance of the Board’s role, directors are expected to attend all meetings of stockholders. All of the directors then on the Board attended the 2009 Annual Meeting of Stockholders.

Committees and Charters

The Board delegates various responsibilities and authority to different Committees of the Board. Committees regularly report on their activities and actions to the full Board. Our Board of Directors has established three standing Committees — the Audit Committee, the Governance and Nominating Committee and the Human Resources Committee. Each of the Committees has a written charter approved by our Board, and each Committee conducts an annual evaluation of the Committee’s performance. We post each Committee charter on our web site at www.furniturebrands.com. The following table identifies the current Committee members.

Governance and
Name	Audit	Nominating	Human Resources

John R. Jordan, Jr.	Chair	✓
Ira D. Kaplan	✓
Bob L. Martin	✓		Chair
Maureen A. McGuire		✓	✓
Aubrey B. Patterson		Chair	✓
Alan G. Schwartz		✓
Number of Committee Meetings Held in 2009	5	4	6

Audit Committee.  Our Audit Committee assists the Board in its general oversight of our financial reporting, internal controls, and audit functions, and is responsible for the appointment, retention, compensation, and oversight of the work of our independent registered public accounting firm. The Board has determined that Messrs. Jordan and Kaplan each qualify as an “Audit Committee Financial Expert” in accordance with the rules issued by the SEC. The responsibilities and activities of our Audit Committee are described in detail in the Committee’s report in this Proxy Statement and the Audit Committee’s charter.

Governance and Nominating Committee.  Our Governance and Nominating Committee is responsible for identifying and evaluating director nominees for the Board and the development and review of our Corporate Governance Guidelines. The Committee also oversees the annual self-evaluations of the Board and its Committees and makes recommendations to the Board concerning the structure and membership of the Board Committees. In addition, the Governance and Nominating Committee recommends the compensation for non-employee directors. The responsibilities and activities of our Governance and Nominating Committee are described in detail in the Committee’s charter.

Human Resources Committee.  Our Human Resources Committee has authority for reviewing and determining salaries, performance-based incentives, and other matters related to the compensation of our executive officers; administering our equity incentive plans, including reviewing and granting stock options and other equity awards to our executive officers; as well as responsibility for succession planning for executive officers, including our chief executive officer. Our Human Resources Committee also reviews and determines various other compensation policies and matters, including matters related to broad-based employee incentive and benefit plans.

Under its charter, the Human Resources Committee may also form, and delegate authority to, subcommittees, as appropriate, and the Chief Executive Officer has been granted authority to grant equity awards for hiring incentive grants and promotions for any employees that are not executive officers. The purpose of this delegation of authority is to enhance the flexibility of equity administration within the company and to facilitate the timely grant of equity awards to new or recently promoted employees that are not executive officers. The Chief Executive Officer’s authority is limited to granting no more than 100,000 shares of common stock per calendar year, and all grants made pursuant to this delegated authority are reported to the Committee at its next regularly scheduled meeting.

Additional information on the Human Resources Committee’s processes and procedures for consideration of executive compensation are addressed in the Compensation Discussion and Analysis in this Proxy Statement.

Compensation Consultants

Our Human Resources Committee has the authority to retain compensation consultants to assist in the Committee’s evaluation of executive compensation, including the authority to approve the consultant’s fees and other retention terms. During 2009, our Human Resources Committee engaged an outside independent executive compensation consultant, Towers Watson & Company (formerly Towers Perrin) to advise and counsel the Committee. Our Human Resources Committee utilized Towers Watson during 2009 to:

•	provide information regarding market executive compensation, practices and trends, and to assist the Committee in the review and evaluation of such information;

•	assist with an incentive compensation risk assessment; and

•	assist with the identification of a new peer group of companies to benchmark executive compensation for 2010.

In addition, our Governance and Nominating Committee retained Towers Watson to assist with a review of non-employee director compensation in 2009. In performing these services, Towers Watson worked with our Senior Vice President- Human Resources and supporting personnel to obtain background information and related support in preparing its reports for the Committees.

In addition to these services, Towers Watson has also been retained by management to provide pension plan actuarial services and benefits consulting to management. In 2009, the company paid approximately $204,000 to Towers Watson in connection with the services it rendered to the Committees and approximately $329,000 in connection with the pension plan actuarial services and benefits consulting services rendered to management.

The Committee did not review or approve the other services provided by Towers Watson to management, as those services were approved by management in the normal course of business. Based on policies and procedures implemented by the Committee and by Towers Watson to ensure the objectivity of Towers Watson’s individual executive compensation consultant, the Committee believes that the consulting advice it receives from Towers Watson is objective and not influenced by Towers Watson’s other relationships with the company.

Board Oversight of Risk

Our Board of Directors oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance stockholder value. As part of this oversight process, our Board has delegated to the Audit Committee the primary responsibility of performing an annual enterprise risk assessment and reporting the results of the assessment back to the Board. The annual risk assessment is a company-wide initiative that involves the Board, members of the Audit Committee, and management in an integrated effort to identify, assess and manage risks that may affect our company’s ability to execute on its corporate strategy and fulfill its business objectives. The assessment includes identification, prioritization and assessment of a broad range of risks including financial, operational, business, governance and managerial risks, and the formulation of plans to mitigate their effects. A fundamental part of risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the company. The involvement of the full Board in setting our business strategy is a key part of its determination of what constitutes an appropriate level of risk for our company.

In addition, the Board has delegated to the Human Resources Committee the responsibility of annually reviewing the company’s incentive compensation plans to confirm that incentive compensation does not encourage a level of risk-taking behavior that is inconsistent with our business strategy. Following the completion of its review, the Human Resources Committee reports its results to the Board for the full Board’s review and consideration.

Board Membership Criteria

Our Governance and Nominating Committee works with the Board on a regular basis to determine the appropriate skills and characteristics for the Board as a whole and for its individual members. The Committee also regularly assesses the appropriate size of the Board, whether there are any specific Board needs and whether any vacancies on the Board of Directors are expected. In the event that vacancies are anticipated, or otherwise arise, our Governance and Nominating Committee will consider various potential candidates for director. In identifying director nominees, the Governance and Nominating Committee solicits recommendations for possible candidates from a number of sources including members of the Board of Directors and executive officers. In addition, the Governance and Nominating Committee may from time to time use its authority under its charter to retain at our expense one or more search firms to identify candidates. If the Governance and Nominating Committee retains a search firm, the firm may be asked to identify possible candidates who meet the desired qualifications expressed by our Governance and Nominating Committee and in our Corporate Governance Guidelines and may be asked to interview and screen such candidates.

Our Governance and Nominating Committee evaluates director candidates based on a number of qualifications, including their independence, integrity, leadership ability, and expertise in the industry. The Committee also considers the diversity of a candidate’s background and experience when evaluating a nominee, as well as the diversity of a candidate’s perspectives, which may result from diversity in age, gender, ethnicity or national origin. While the Committee considers diversity in its evaluation process, the Committee does not have a formal policy with regard to the consideration of diversity in identifying director nominees as this is only one factor that the Committee considers in its process. The Committee believes that it is important to evaluate director candidates based on an assessment of the qualifications and experiences required of Board members in the context of the needs of the Board at a given point in time considering all of these factors in the aggregate rather than an evaluation of any one particular factor.

On February 26, 2010, based on the recommendation of our Governance and Nominating Committee, the Board of Directors nominated James Zimmerman for election to our Board. Mr. Zimmerman was identified by our Chief Financial Officer as a possible candidate for the Board.

Director Nominees Recommended by Stockholders

Our Governance and Nominating Committee has a policy of considering director candidates recommended by stockholders provided that a stockholder submission of a nominee for director is received by our Corporate Secretary not less than 90 days and no earlier than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided however, in the event that the date of the meeting is more than 30 days before or more than 60 days after such anniversary date, notice must be received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of the meeting is first made. The submission must include biographical information including, but not limited to, the proposed candidate’s name, age, business address, residence address, principal occupation or employment for the previous five years and the number of shares of our common stock owned beneficially or of record. Stockholders who wish to recommend candidates for the Board should send such recommendations to our Corporate Secretary at 1 North Brentwood Boulevard, 15th Floor, St. Louis, Missouri 63105. Candidates recommended by stockholders that comply with these procedures will receive the same consideration that candidates recommended by directors and management receive. The Governance and Nominating Committee has full discretion in considering nominations to the Board.

Director Independence

Our Board of Directors has affirmatively determined that all of our current directors other than Ralph P. Scozzafava and Wilbert G. Holliman are “independent” under the listing standards of the New York Stock Exchange. In addition, the Board of Directors has determined that James M. Zimmerman, a nominee for director at the Annual Meeting, satisfies the applicable independence requirements of the New York Stock Exchange. Therefore, the majority of our directors, as well as all of the members of each of the Board’s three standing committees, are independent as defined under the rules of the New York Stock Exchange, including, in the case of all members of the Audit Committee, the independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act.

Corporate Governance Guidelines and Code of Conduct

Our Board of Directors has developed corporate governance practices to help it fulfill its responsibilities to stockholders in providing general direction and oversight of management of our company. These practices are set forth in our Corporate Governance Guidelines. We also have a Code of Conduct applicable to all of our employees, officers and directors, including the Chief Executive Officer, the Chief Financial Officer and other senior financial officers. These documents, as well as any waiver of a provision of the Code of Conduct granted to any senior officer or director or material amendment to the Code of Conduct, if any, may be found on our website at www.furniturebrands.com.

Communications with Board of Directors

The Board of Directors provides a process for interested parties, including stockholders, to send communications to the Board as a whole, the non-management directors as a group or to any of the directors individually. Interested parties may send written communications c/o Chair of the Governance and Nominating Committee, Furniture Brands International, Inc., 1 North Brentwood Boulevard, 15th Floor, St. Louis, Missouri 63105. We will forward all appropriate correspondence to the Chair of the Governance and Nominating Committee. We will not forward sales or marketing materials or correspondence not clearly identified as stockholder correspondence, and we will not forward any communication determined in good faith to be frivolous, irrelevant, offensive, outside the scope of Board matters, or duplicative of other communications previously forwarded to the Board.

Director Compensation

Non-employee members of our Board of Directors receive a mix of cash and equity-based compensation. We do not pay management directors for Board service in addition to their regular employee compensation. Non-employee director compensation typically consists of the following elements:

•	annual cash retainer of $45,000

•	Audit Committee chair annual fee of $25,000

•	Governance and Nominating Committee chair annual fee of $10,000

•	Human Resources Committee chair annual fee of $15,000

•	Lead Director annual fee of $15,000

•	annual restricted stock award grant with a market value of $75,000 which vests on the first anniversary of the grant date

•	one-time initial restricted stock award grant for newly elected non-employee directors with a market value of $50,000 which vests equally over five years

We also reimburse our directors for their reasonable expenses in connection with attending board meetings and pay the premiums on a $100,000 term life insurance policy pursuant to our company’s group term life program.

Equity Compensation

In accordance with the Company’s 2008 Incentive Plan, equity grants to non-employee directors may not exceed 100,000 shares in the aggregate per year. Prior to the decline in our stock price, the practice was to grant each non-employee director restricted stock awards annually with a market value of the underlying shares of $75,000. In 2009, due to the decline in the stock price and the limitations under the 2008 Incentive Plan, the Board was unable to maintain this practice, and in lieu of the annual grant of $75,000 of restricted stock, the Board approved a one-time reduction in the value of the award to $60,000 and changed the form of the award to a mix of cash and equity. As a result, in 2009, each non — employee director received:

•	a grant of 5,000 shares of restricted stock, which vests in three equal annual installments and had a market value of $11,625 based on the trailing 30 day average of the closing price of our common stock on the date of the 2009 Annual Meeting of Stockholders; and

•	the right to receive a cash payment of $48,375 if the director remains in service through the date of the 2010 Annual Meeting of Stockholders.

If the 2010 Omnibus Incentive Plan is approved by stockholders, the Board plans on resuming its prior practice of granting annual restricted stock awards with a market value of $75,000 in 2010.

In addition, in 2009, the Board maintained its practice of awarding each newly elected non-employee director with an initial grant of $50,000 in the form of restricted stock, which vests equally over five years. As a result, Ms. McGuire received an award of 13,775 shares of restricted stock on May 6, 2009.

The following table provides director compensation information for 2009 for each non-employee member of our Board of Directors.

	Fees
	Earned			Non-Equity
	or Paid in	Stock	Option	Incentive Plan	All Other
Name	Cash(1)	Awards(2)	Awards	Compensation	Compensation(3)	Total

Wilbert G. Holliman	$45,000	$20,300	—	—	$—	$65,300
John R. Jordan, Jr.	70,000	20,300	—	—	470	90,770
Ira D. Kaplan	45,000	20,300	—	—	470	65,770
Bob L. Martin	60,000	20,300	—	—	470	80,770
Maureen A. McGuire	45,000	70,303	—	—	470	115,773
Aubrey B. Patterson	70,000	20,300	—	—	470	90,770
Alan G. Schwartz	45,000	20,300	—	—	470	65,770

(1)	For 2009, each of our non-employee directors was entitled to receive a $45,000 annual retainer. In addition, our Lead Director, Mr. Patterson, was entitled to receive a $15,000 annual retainer, and each Board committee chair received the following annual retainer: $25,000 to the Audit Committee chair, $15,000 to the Human Resources Committee chair and $10,000 to the Governance and Nominating Committee chair.

(2)	This column represents the aggregate grant date fair value of restricted stock awards granted in 2009 in accordance with FASB ASC Topic 718. In 2009, each director received a restricted stock award of 5,000 shares. Ms. McGuire also received a restricted stock award of 13,775 shares in connection with her joining our Board. No restricted stock units or stock options were granted to any of the directors in 2009. The directors held restricted stock awards, restricted stock units and options as of December 31, 2009, as follows: Mr. Holliman, 5,000 restricted stock awards, 5,157 restricted stock units and 343,000 stock options; Mr. Jordan, 5,000 restricted stock awards and 21,087 restricted stock units; Mr. Kaplan, 8,819 restricted stock awards and 5,157 restricted stock units; Mr. Martin, 5,000 restricted stock awards and 21,251 restricted stock units; Ms. McGuire, 18,775 restricted stock awards; Mr. Patterson, 5,000 restricted stock awards and 19,085 restricted stock units; and Mr. Schwartz, 8,819 restricted stock awards and 5,157 restricted stock units.

(3)	This column represents company paid life insurance premiums.

Director Stock Ownership Guidelines

Our Board of Directors has established stock ownership guidelines for the non-employee directors. Within four years of joining the Board, the director must own at least 10,000 shares of our common stock. As of December 31, 2009, each director had either satisfied these ownership guidelines or would satisfy these obligations by the end of 2010.

Equity Compensation Plan Information

We currently maintain the 2008 Incentive Plan pursuant to which we may grant equity awards to eligible persons. The 2008 Plan is described more fully below. If stockholders approve the 2010 Omnibus Incentive Plan, no further grants of equity awards will be made under the 2008 Plan.

We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the grantee under the 2008 Plan. The deduction generally will be allowed for our taxable year in which the grantee recognizes ordinary income.

The following table sets forth aggregate information regarding the shares of common stock that may be issued under our compensation plans as of December 31, 2009, including our 1992 Stock Option Plan, 1999 Long-Term Incentive Plan, 2005 Restricted Stock Plan for Outside Directors and our 2008 Incentive Plan. The table does not include information about the proposed 2010 Omnibus Incentive Plan or the proposed 2010 Employee Stock Purchase Plan described below:

(C)
	(A)	(B)	Number of Securities Remaining
	Number of Securities to	Weighted-Average	Available for Future Issuance Under
	be Issued Upon Exercise	Exercise Price of	Equity Compensation Plans
	of Outstanding Options,	Outstanding Options,	(Excluding
Plan Category	Warrants and Rights	Warrants and Rights	Securities Reflected in Column (A))

Equity compensation plans approved by security holders	3,149,613 (1)	18.06	1,347,719 (2)
Equity compensation plans not approved by security holders	—	—	—
Total	3,149,613 (1)	18.06	1,347,719 (2)

(1)	Consists of 3,072,717 shares of common stock underlying outstanding options granted under our 1992 Stock Option Plan, our 1999 Long-Term Incentive Plan and our 2008 Incentive Plan and 76,896 shares underlying restricted stock units granted under our 2005 Restricted Stock Plan for Outside Directors, all of which vest over a period from 0 to 11 years. The restricted stock units are disregarded for purposes of computing the weighted-average exercise price in column (B) above.

(2)	Consists of shares available for grant under the 2008 Incentive Plan.

APPROVAL OF FURNITURE BRANDS INTERNATIONAL, INC.
2010 OMNIBUS INCENTIVE PLAN
(Proposal 2)

General

We are asking our stockholders to approve the 2010 Omnibus Incentive Plan (the “2010 Plan”) as we believe that approval of the plan is essential to the retention and motivation of our employees.

Our Board of Directors approved the 2010 Omnibus Incentive Plan on February 26, 2010, subject to approval from our stockholders at this meeting. The number of shares reserved for issuance under the 2010 Plan is equal to the sum of 2,000,000 shares of common stock plus the 1,087,386 shares remaining available under our 2008 Incentive Plan (the “2008 Plan”) and any shares under the 2008 Plan that subsequently become available as a result of outstanding stock options and restricted stock awards that are forfeited, expired or cancelled. In effect, the shares that are or will become available under our 2008 Plan would be rolled over into the 2010 Plan. Accordingly, no additional awards will be granted under the 2008 Plan if the 2010 Plan is approved by our stockholders.

The 2010 Plan also has several provisions designed to protect stockholder interests and promote effective corporate governance, including a prohibition on grants of discounted options, required minimum vesting periods on restricted stock and restricted stock units subject to minor exceptions, a prohibition on the repricing of stock awards, prohibitions on paying dividends on unearned performance awards, and a requirement prohibiting any material amendments without stockholder approval.

Unless otherwise indicated, properly executed proxies will be voted in favor of Proposal 2 to approve the 2010 Plan.

The Board recommends that stockholders vote “FOR” the approval of the 2010 Omnibus Incentive Plan.

Principles of the Plan

The purpose of the 2010 Plan is to enhance our ability to attract and retain highly qualified officers, directors, key employees, and other persons, and to motivate such persons to serve the company and its affiliates and to expend maximum effort to improve our business results and earnings, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in our operations and future success. To this end, the 2010 Plan provides for the grant of stock options, stock appreciation rights, restricted stock, stock units (including deferred stock units), unrestricted stock, dividend equivalent rights, and cash bonus awards. Any of these awards may, but need not, be made as performance incentives to reward attainment of annual or long-term performance goals in accordance with the terms hereof. Stock options granted under the 2010 Plan may be non-qualified stock options or incentive stock options, as provided herein, except that stock options granted to outside directors and any consultants or advisers providing services to the company or an affiliate shall in all cases be non-qualified stock options.

As of March 1, 2010, options to purchase an aggregate of 2,705,217 shares of our common stock were outstanding under all of our plans with a weighted average exercise price of $17.87 per share and a weighted average remaining life of 5.6 years, 174,719 shares of restricted stock had been granted and were outstanding, and 1,087,386 shares of common stock were available for future grant under our 2008 Plan. In addition, as of March 1, 2010, excluding 2,519,917 restricted stock units that can only be settled in cash and cannot be settled in stock, 76,896 restricted stock units had been granted and were outstanding. Of the 2,956,832 options, shares of restricted stock and restricted stock units that were outstanding as of that date, 2,083,717 options had an exercise price in excess of $5.60, the closing market price of our common stock on March 1, 2010, and only 621,500 options and 82,712 shares of restricted stock and restricted stock units would become available for grant again if forfeited, expired or cancelled. As a result, our Board of Directors, upon the recommendation of the Human Resources Committee, determined that it was in the best interest of our company to approve the 2010 Plan, including the roll over into the 2010 Plan of any shares which are available for future awards under our 2008 Plan, including any future shares that are forfeited, expired or cancelled under our 2008 Plan.

New Plan Benefits

Awards under the 2010 Plan are granted at the discretion of our Human Resources Committee (the “Committee”). Accordingly, in general, future awards under the 2010 Plan are not determinable at this time. As set forth in the table below and as described in the Compensation Discussion and Analysis in this Proxy Statement, the Committee approved the formula for and form of awards to be made to executive officers under the 2010 Plan, subject to stockholder approval.

If our stockholders approve the 2010 Plan, the executives will receive the awards on the date of the Annual Meeting. If our stockholders do not approve the 2010 Plan, the awards will not be made and we will explore other alternatives for providing the executives with compensation having similar value.

As described in the Compensation Discussion and Analysis, the Committee approved the formula for and form of these awards as part of the company’s 2010 long-term incentive compensation plan. The grant date target value of the executive officer’s award is based on the percentage long-term incentive target set by the Committee, which ranges from 60% to 300% of an executive officer’s base salary. Under this plan, executive officers will receive 25% of their long-term incentive target compensation in the form of service-based stock options that vest equally over three years and 75% of their long-term incentive target compensation under the 2010-2012 Performance Share Plan. As described in the table below, the 2010-2012 Performance Share Plan provides for a payout of a combination of performance shares and cash if the company achieves certain three-year return on invested capital goals. The number of stock options and performance shares to be granted under the plan will be determined based on the trailing 90 day average closing price of our common stock prior to the date of the Annual Meeting. Accordingly, the number of options and performance shares to be granted under the plan is not determinable at this time. In addition, the value reflected in the table below is only the target dollar value on the grant date, which is based on the formula set forth in the footnotes to the table, and does not reflect the actual value that the executive may receive if the performance goals are achieved.

2010 Omnibus Incentive Plan

	Target
	Dollar Value
	on Grant	Number of
Name and Position	Date($)(1)	Shares

Ralph P. Scozzafava, Chairman and Chief Executive Officer	$2,250,000	(2)
Steven G. Rolls, Chief Financial Officer	618,000	(2)
Jon D. Botsford, Senior Vice President, General Counsel & Secretary	350,000	(2)
Raymond J. Johnson, Senior Vice President- Global Supply Chain	249,000	(2)
Edward D. Teplitz, President- Thomasville & Drexel Heritage	390,000	(2)
Executive Group	5,181,000	(2)
Non-Executive Director Group(3)	525,000
Non-Executive Officer Employee Group	—	—

(1)	This column represents the long-term incentive target of each named executive officer and all executive officers, including the named executive officers, as a group, and represents the value of the stock options, performance shares and cash incentive on the grant date, which will be the date of the Annual Meeting if the stockholders approve the 2010 Plan. This value is based on the percentage long-term incentive target of each executive, which target is subject to downward adjustment in the discretion of the Committee prior to the grant date. This table assumes that on the grant date each of the named executive officer’s percentage long-term incentive target is as follows: Mr. Scozzafava, 300% of base salary; Mr. Rolls, 130% of base salary; Mr. Botsford, 100% of base salary; Mr. Johnson, 60% of base salary; and Mr. Teplitz, 100% of base salary.

(2)	The table below provides an example of the awards that will be made to executives assuming that the trailing 90 day average closing price of our common stock prior to the grant date is $5.50:

			No. of
		Value of Stock	Performance	Value of	Cash Potential	Total-Target
	No. of Stock	Options on	Shares at Target	Performance Shares	at Target	Dollar Value on
	Options(a)	Grant Date(b)	Value(c)	on Grant Date(d)	Value(c)	Grant Date

Ralph P. Scozzafava	154,533	$562,500	153,409	$843,750	$843,750	$2,250,000
Steven G. Rolls	42,455	154,500	42,136	231,750	231,750	618,000
Jon D. Botsford	24,038	87,500	23,864	131,250	131,250	350,000
Raymond J. Johnson	17,102	62,250	16,977	93,375	93,375	249,000
Edward D. Teplitz	26,786	97,500	26,591	146,250	146,250	390,000

(a)	The stock options vest equally over three years commencing on the grant date.

(b)	The grant date value of each stock option is $3.64, which equals the grant date fair value using a Black Scholes model with $5.50 assumed as the trailing 90 day average closing price of our stock prior to the grant date.

(c)	The performance shares and the cash potential will be paid out upon the achievement of certain three year return on invested capital goals. The plan has a formula that establishes a payout range if and to the extent that return on invested capital goals are met or exceeded. Payouts range from 50% of target value if threshold return on invested capital goals are achieved up to 200% of target value if our performance meets or exceeds the maximum return on invested capital goals. For example, if the threshold return on invested capital target is met, the executive will receive 50% of the target performance shares and 50% of the target cash potential. No awards would be paid if our performance does not meet the minimum threshold.

(d)	The grant date value of each performance share is $5.50, which equals the assumed trailing 90 day average closing price of our stock prior to the grant date.

(3)	The amount for the Non-Executive Director Group represents the value of the directors’ annual equity grant described in Director Compensation above. Since the number of shares to be awarded is based on the market value of our stock on the grant date, the number of shares to be awarded is not determinable at this time.

Description of the Plan

A description of the provisions of the 2010 Plan is set forth below. This summary is qualified in its entirety by the detailed provisions of the 2010 Plan, a copy of which is attached as Appendix A to this Proxy Statement.

Administration.  The Human Resources Committee has been delegated the authority to administer the 2010 Plan. Subject to the terms of the 2010 Plan, the Committee may select participants to receive awards, determine the types of awards and terms and conditions of awards, and interpret provisions of the plan. Members of the Committee serve at the pleasure of the Board.

Common Stock Reserved for Issuance under the Plan.  The shares of common stock to be issued under the 2010 Plan consists of authorized but unissued shares and treasury shares. Shares currently available under the 2008 Plan and shares covered by outstanding awards under the 2008 Plan that are not purchased or are forfeited or expire, or otherwise terminate without delivery of any shares subject thereto will be available under the 2010 Plan to the extent such shares would again be available for issuance under the 2008 Plan. If any shares covered by an award are not purchased or are forfeited, or if an award otherwise terminates without delivery of any common stock, then the number of shares of common stock counted against the aggregate number of shares available under the 2008 Plan with respect to the award will, to the extent of any such forfeiture or termination, again be available for making awards under the 2010 Plan. Any shares of stock that are subject to awards shall reduce the shares available for grant under the 2010 Plan by one (1) share for each one (1) share subject to such an award.

Eligibility.  Awards may be made under the 2010 Plan to employees of, or consultants or advisers (who are natural persons) to, the company or any of our affiliates, including any such employee who is an officer or director of us or of any affiliate, and to any other individual whose participation in the plan is determined to be in the best interests of the company by the Committee. On March 1, 2010, there were approximately 10 executive officers, approximately 8,300 employees and 7 non-employee directors of the company and its subsidiaries who were eligible to participate in the 2010 Plan.

Amendment or Termination of the Plan.  The Committee may terminate, suspend or amend the 2010 Plan at any time and for any reason; provided that no action is taken by the Committee or Board without stockholder approval to (i) increase the benefits accrued to participants under the 2010 Plan, (ii) increase the numbers of securities which may be issued under the 2010 Plan (unless in connection with adjustments specified in the 2010 Plan), (iii) modify the requirements for participation in the Plan, or (iv) otherwise implement any amendment required to be approved by stockholders under applicable law, rules or regulation. The 2010 Plan shall terminate in any event ten (10) years after its effective date.

Awards.  The Committee may award:

•	options to purchase shares of common stock;

•	stock appreciation rights (“SARs”), which are a right to receive the excess of the fair market value of one (1) share of stock on the exercise date over the grant price of the SAR, as determined by the Committee;

•	restricted stock, which are shares of common stock subject to restrictions;

•	unrestricted stock;

•	stock units, which are common stock units subject to restrictions;

•	dividend equivalent rights, which are rights entitling the recipient to receive credits for dividends that would be paid if the recipient had held a specified number of shares of common stock;

•	performance shares, performance units, and long-term and short-term incentive awards, ultimately payable in common stock or cash, as determined by the Committee. The Committee may grant multi-year and annual incentive awards subject to achievement of specified goals tied to business criteria (described below). The Committee may modify, amend or adjust the terms of each award and performance goal. Awards to individuals who are covered under Section 162(m) of the Internal Revenue Code, or who the Committee designates as likely to be covered in the future, will comply with the requirement that payments to such employees qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code to the extent that the Committee so designates. Such employees include the chief executive officer and the three highest compensated executive officers (other than the chief financial officer) determined at the end of each year (the “covered employees”);

•	cash.

Options.  The 2010 Plan permits the granting of options to purchase shares of common stock intended to qualify as incentive stock options under the Internal Revenue Code and stock options that do not qualify as incentive stock options.

The term of each stock option is fixed by the Committee and may not exceed ten (10) years from the date of grant. In the case of certain stockholders that own more than 10% of our common stock who receive incentive stock options, the term may not exceed five (5) years from the grant date. The Committee determines at what time or times each option may be exercised. Unless otherwise provided in the applicable award agreement, the grantee shall have the right to exercise the option for ninety (90) days following termination of the grantee’s service, unless terminated for cause, in which case there shall be no post-termination exercise period. Unless otherwise stated in the applicable award agreement, the option shall remain exercisable for twelve (12) months after termination of the grantee’s service due to death or disability.

In general, the grantee may pay the option exercise price by cash or cash equivalents. To the extent so provided in the applicable award agreement, the grantee may also pay the option exercise price by tendering shares of common stock, or by means of a broker-assisted cashless exercise.

Stock options granted under the 2010 Plan may not be sold, transferred, pledged or assigned other than by will or under applicable laws of descent and distribution. However, if authorized in the applicable award agreement, a grantee may transfer all or part of a non-qualified stock option for no consideration to certain family members.

Prohibition on Discounted Options.  The exercise price of each stock option may not be less than 100% of the fair market value of our common stock on the date of grant. The fair market value is generally determined as the closing price of the common stock on the date of grant or other determination date. In the case of certain stockholders that own more than 10% of our common stock who receive incentive stock options, the exercise price may not be less than 110% of the fair market value of the common stock on the date of grant. An exception to these requirements is made for options that the company grants in substitution for options held by employees of companies that the company acquires. In such a case, the exercise price is adjusted to preserve the economic value of the employee’s stock option from his or her former employer.

Vesting of Restricted Stock and Restricted Stock Units.  The Committee may make the grant, issuance, retention, and/or vesting of restricted stock and restricted stock units contingent upon continued employment with the company, the passage of time, or such performance criteria and the level of achievement against such criteria as it deems appropriate. Except in the case of death or disability of the participant, or a corporate transaction, vesting of restricted stock and restricted stock units that is contingent upon the achievement of performance objectives must be based on performance over a period of not less than one year, and awards that are contingent upon continued employment or the passage of time cannot vest in less than pro rata installments over three years from the date of grant; provided, however, that up to 10% of the shares reserved for issuance under the 2010 Plan may be granted without being subject to the foregoing restrictions.

Prohibition on Repricing.  The 2010 Plan expressly provides that, other than in connection with certain adjustments specified in the 2010 Plan, no amendment or modification may be made to an outstanding option or SAR, including, without limitation, by replacement of options or SARs with cash or other award type, that would be treated as a repricing under the rules of the applicable stock exchange.

Recoupment.  If we are required to prepare a material accounting restatement, then the Board shall have the discretion to determine whether any participant shall forfeit any award, in whole or in part, including any cash or shares of stock received in connection with such award (or an amount equal to the fair market value of such stock on the date of delivery if the participant no longer holds the shares of stock) if: (1) the Board or Committee, in their sole discretion, determines that the participant engaged in misconduct relating to such accounting restatement, (2) pursuant to the terms of the award agreement for such award, the amount of the award earned or the vesting in the award was explicitly based on the achievement of pre-established performance goals set forth in the award agreement (including earnings, gains, or other criteria) that are later determined, as a result of the accounting restatement, not to have been achieved, and (3) the award was earned within the three (3) years following the date of the first public issuance or filing with the Securities and Exchange Commission of the financial statements that subsequently required restatement. In determining the amount of forfeiture, the company shall credit the participant with any taxes already paid in connection with such award.

In addition, if, at any time within one year after the date of the exercise of an option or SAR, or payment of a performance award, or on which restricted shares or restricted stock units vest or on which income is realized by a participant in connection with any other award (a “realization event”), the Board determines in its discretion that we have been materially harmed by the participant, whether such harm results in the participant’s termination or deemed termination of employment for cause or results from any activity of the participant determined by the Board to be in competition with any activity of the company, or otherwise prejudicial, contrary or harmful to the interests of the company, then any gain realized by the participant from the realization event is required to be paid by the participant to the company upon notice from the company.

Effect of Certain Corporate Transactions.  Certain corporate transactions involving us, such as a merger of the company with one or more other companies, may cause awards granted under the 2010 Plan to vest, unless the awards are continued or substituted for in connection with the corporate transaction.

Adjustments.  The Committee will make appropriate adjustments in outstanding awards and the number of shares available for issuance under the 2010 Plan, including the individual limitations on awards, to reflect stock splits, recapitalizations and other similar events.

Section 162(m) of the Internal Revenue Code.  Section 162(m) of the Internal Revenue Code limits publicly-held companies, including the company, to an annual deduction for federal income tax purposes of $1 million for compensation paid to their covered employees. However, performance-based compensation is excluded from this limitation. The 2010 Plan is designed to permit the Committee to grant awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m).To qualify as performance-based:

(i) the compensation must be paid solely on account of the attainment of one or more pre-established, objective performance goals;

(ii) the performance goal under which compensation is paid must be established by a Committee comprised solely of two or more directors who qualify as outside directors for purposes of the exception;

(iii) the material terms under which the compensation is to be paid must be disclosed to and subsequently approved by stockholders of the corporation before payment is made in a separate vote; and

(iv) the Committee must certify in writing before payment of the compensation that the performance goals and any other material terms were in fact satisfied.

In the case of compensation attributable to stock options, the performance goal requirement (summarized in (i) above) is deemed satisfied, and the certification requirement (summarized in (iv) above) is inapplicable, if the grant or award is made by the Committee; the plan under which the option is granted states the maximum number of shares with respect to which options may be granted during a specified period to an employee; and under the terms of the option, the amount of compensation is based solely on an increase in the value of the common stock after the date of grant.

Under the 2010 Plan, one or more of the following business criteria, on a consolidated basis, and/or with respect to specified subsidiaries or business units (except with respect to the total stockholder return and earnings per share criteria), are used exclusively by the Committee in establishing performance goals:

•	net earnings or net income;

•	operating earnings;

•	pretax earnings;

•	earnings per share;

•	share price, including growth measures and total stockholder return;

•	earnings before interest and taxes;

•	earnings before interest, taxes, depreciation and/or amortization;

•	sales or revenue growth, whether in general, by type of product or service, or by type of customer;

•	gross or operating margins;

•	return measures, including return on assets, capital, investment, equity, sales or revenue;

•	cash flow, including operating cash flow, free cash flow, cash flow return on equity and cash flow return on investment;

•	productivity ratios;

•	expense targets;

•	market share;

•	financial ratios;

•	working capital targets;

•	completion of acquisitions of business or companies;

•	completion of divestitures and asset sales; and

•	any one or a combination of any of the foregoing business criteria.

The Committee may also provide in any award that any evaluation of performance may include or exclude certain events including but not limited to, asset write-downs; litigation judgments or settlements; the effect of changes in tax laws or accounting principles affecting reported results; and any reorganization and restructuring programs.

Under the Internal Revenue Code, a director is an “outside director” of the company if he or she is not a current employee of the company; is not a former employee who receives compensation for prior services (other than under a qualified retirement plan); has not been an officer of the company; and does not receive, directly or indirectly (including amounts paid to an entity that employs the director or in which the director has at least a five percent ownership interest), remuneration from the company in any capacity other than as a director.

The maximum number of shares of common stock subject to options or SARS that can be awarded under the 2010 Plan to any person is four hundred thousand (400,000) per calendar year. The maximum number of shares of common stock that can be awarded under the 2010 Plan to any person, other than pursuant to an option or SARs, is four hundred thousand (400,000) per calendar year. The maximum amount that may be earned as a short-term incentive award or other cash award in any calendar year by any one person is $4,000,000 and the maximum amount that may be earned as a long-term incentive award or other cash award in respect of a performance period exceeding one calendar year by any one person is $7,000,000.

Federal Income Tax Consequences

Incentive Stock Options.  The grant of an option will not be a taxable event for the grantee or for the company. A grantee will not recognize taxable income upon exercise of an incentive stock option (except that the alternative minimum tax may apply), and any gain realized upon a disposition of our common stock received pursuant to the exercise of an incentive stock option will be taxed as long-term capital gain if the grantee holds the shares of common stock for at least two years after the date of grant and for one year after the date of exercise (the “holding period requirement”). We will not be entitled to any business expense deduction with respect to the exercise of an incentive stock option, except as discussed below.

For the exercise of an option to qualify for the foregoing tax treatment, the grantee generally must be our employee or an employee of our subsidiary from the date the option is granted through a date within three months before the date of exercise of the option.

If all of the foregoing requirements are met except the holding period requirement mentioned above, the grantee will recognize ordinary income upon the disposition of the common stock in an amount generally equal to the excess of the fair market value of the common stock at the time the option was exercised over the option exercise price (but not in excess of the gain realized on the sale). The balance of the realized gain, if any, will be capital gain. We will be allowed a business expense deduction to the extent the grantee recognizes ordinary income, subject to our compliance with Section 162(m) of the Internal Revenue Code and to certain reporting requirements.

Non-Qualified Options.  The grant of an option will not be a taxable event for the grantee or the company. Upon exercising a non-qualified option, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise. Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a non-qualified option, the grantee will have taxable capital gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares of common stock (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised).

If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

A grantee who has transferred a non-qualified stock option to a family member by gift will realize taxable income at the time the non-qualified stock option is exercised by the family member. The grantee will be subject to withholding of income and employment taxes at that time. The family member’s tax basis in the shares of common stock will be the fair market value of the shares of common stock on the date the option is exercised. The transfer of vested non-qualified stock options will be treated as a completed gift for gift and estate tax purposes. Once the gift is completed, neither the transferred options nor the shares acquired on exercise of the transferred options will be includable in the grantee’s estate for estate tax purposes.

In the event a grantee transfers a non-qualified stock option to his or her ex-spouse incident to the grantee’s divorce, neither the grantee nor the ex-spouse will recognize any taxable income at the time of the transfer. In general, a transfer is made “incident to divorce” if the transfer occurs within one year after the marriage ends or if it is related to the end of the marriage (for example, if the transfer is made pursuant to a divorce order or settlement agreement). Upon the subsequent exercise of such option by the ex-spouse, the ex-spouse will recognize taxable income in an amount equal to the difference between the exercise price and the fair market value of the shares of common stock at the time of exercise. Any distribution to the ex-spouse as a result of the exercise of the option will be subject to employment and income tax withholding at this time.

Restricted Stock.  A grantee who is awarded restricted stock will not recognize any taxable income for federal income tax purposes in the year of the award, provided that the shares of common stock are subject to restrictions (that is, the restricted stock is nontransferable and subject to a substantial risk of forfeiture). However, the grantee may elect under Section 83(b) of the Internal Revenue Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the common stock on the date of the award (less the purchase price, if any), determined without regard to the restrictions. If the grantee does not make such a Section 83(b) election, the fair market value of the common stock on the date the restrictions lapse (less the purchase price, if any) will be treated as compensation income to the grantee and will be taxable in the year the restrictions lapse and dividends paid while the common stock is subject to restrictions will be subject to withholding taxes. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Stock Units.  There are no immediate tax consequences of receiving an award of stock units under the 2010 Plan. A grantee who is awarded stock units will be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such grantee at the end of the restriction period or, if later, the payment date. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Dividend Equivalent Rights.  Participants who receive dividend equivalent rights will be required to recognize ordinary income in an amount distributed to the grantee pursuant to the award. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Stock Appreciation Rights.  There are no immediate tax consequences of receiving an award of SARs that is settled in common stock under the 2010 Plan. Upon exercising a SAR that is settled in common stock, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise. The company does not currently intend to grant cash-settled SARs. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Performance and Annual Incentive Awards.  The award of a performance or annual incentive award will have no federal income tax consequences for us or for the grantee. The payment of the award is taxable to a grantee as ordinary income. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Unrestricted Common Stock.  Participants who are awarded unrestricted common stock will be required to recognize ordinary income in an amount equal to the fair market value of the shares of common stock on the date of the award, reduced by the amount, if any, paid for such shares. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Section 280(G).  To the extent payments which are contingent on a change in control are determined to exceed certain limitations under the Internal Revenue Code, they may be subject to a 20% nondeductible excise tax and the company’s deduction with respect to the associated compensation expense may be disallowed in whole or in part.

Section 409A.  The company intends for awards granted under the plan to comply with Section 409A of the Internal Revenue Code. To the extent a grantee would be subject to the additional 20% excise tax imposed on certain nonqualified deferred compensation plans as a result of a provision of an award under the plan, the provision will be deemed amended to the minimum extent necessary to avoid application of the 20% excise tax.

APPROVAL OF THE FURNITURE BRANDS INTERNATIONAL, INC.
2010 EMPLOYEE STOCK PURCHASE PLAN
(Proposal 3)

General

Our Board of Directors approved the company’s 2010 Employee Stock Purchase Plan on February 26, 2010, subject to approval of our stockholders at this meeting. We are asking our stockholders to approve the 2010 Employee Stock Purchase Plan as we believe the plan will be a valuable tool in motivating our employees. The purpose of the 2010 Employee Stock Purchase Plan is to enable our eligible employees, through payroll deductions or cash contributions, to purchase shares of our common stock, to increase the employees’ interest in our growth and success and encourage employees to remain in our employment.

There are currently no participants in the 2010 Employee Stock Purchase Plan. Because participation in the 2010 Employee Stock Purchase Plan is subject to the discretion of each eligible employee and the amounts received by participants under the plan are subject to the fair market value of our common stock on future dates, the benefits or amounts that will be received by any participant or groups of participants if the 2010 Employee Stock Purchase Plan is approved are not currently determinable. On March 1, 2010, there were approximately 10 executive officers and approximately 6,300 employees of the company and its subsidiaries who were eligible to participate in the 2010 Employee Stock Purchase Plan.

Unless otherwise indicated, properly executed proxies will be voted in favor of Proposal 3 to approve the 2010 Employee Stock Purchase Plan.

The Board of Directors recommends that stockholders vote “FOR” the approval of the 2010 Employee Stock Purchase Plan.

Description of the Plan

A description of the 2010 Employee Stock Purchase Plan is set forth below. This summary is qualified in its entirety by the detailed provisions of the 2010 Employee Stock Purchase Plan, a copy of which is attached as Appendix B to this Proxy Statement.

1,500,000 shares of common stock are available for purchase by eligible employees of the company or any of its subsidiaries. The shares of common stock issuable under the 2010 Employee Stock Purchase Plan may be authorized but unissued shares, treasury shares, or shares purchased on the open market.

The 2010 Employee Stock Purchase Plan permits eligible employees to elect to have a portion of their pay deducted by the company or to make periodic cash payments, if authorized by the Human Resources Committee (the “Committee”), to purchase shares of our common stock. In the event there is any increase or decrease in common stock without receipt of consideration by the company (for instance, by a recapitalization or stock split), there shall be a proportionate adjustment to the number and kinds of shares that may be purchased under the 2010 Employee Stock Purchase Plan. We will determine the length and duration of the periods during which payroll deductions or other cash payments will be accumulated to purchase shares of common stock. This period is known as the offering period. The first offering period is expected to begin July 1, 2010.

Administration.  The 2010 Employee Stock Purchase Plan will be administered by the Committee. The Committee has the authority to interpret the 2010 Employee Stock Purchase Plan, to prescribe, amend and rescind rules relating to it, and to make all other determinations necessary or advisable in administering the 2010 Employee Stock Purchase Plan. All of the Committee’s determinations will be final and binding.

Eligibility.  Any employee of the company or its subsidiaries may participate in the 2010 Employee Stock Purchase Plan, except the following, who are ineligible to participate: (i) an employee whose customary employment is less than 20 hours per week; and (ii) an employee who, after exercising his or her rights to purchase stock under the 2010 Employee Stock Purchase Plan, would own stock (including stock that may be acquired under any outstanding options) representing five percent or more of the total combined voting power of all classes of stock of the company. An employee must be employed on the last day of the offering period in order to acquire stock under the 2010 Employee Stock Purchase Plan unless the employee has retired, died or become disabled, been laid off, discharged without cause, or is on an approved leave of absence.

Participation Election.  An eligible employee may become a participant in the 2010 Employee Stock Purchase Plan by completing an election to participate in the 2010 Employee Stock Purchase Plan on a form provided by the company and submitting that form to the company’s payroll department. The form will authorize us to have deductions made from pay on each pay day following enrollment in the 2010 Employee Stock Purchase Plan, or if authorized by the Committee, by providing other cash contributions. The deductions or contributions will be credited to the employee’s account under the 2010 Employee Stock Purchase Plan. An employee may not during any offering period increase his or her percentage of payroll deduction or contribution for that offering period, nor may an employee withdraw any contributed funds other than by terminating participation in the 2010 Employee Stock Purchase Plan (as described below). A participating employee may decrease his or her rate of contribution once during a purchase period (but not below $10.00 per pay period), or may increase or decrease his or her rate of contribution to take effect on the first day of the next offering period, by delivering to the company a new form regarding election to participate in the 2010 Employee Stock Purchase Plan. A participating employee may terminate payroll deductions or contributions at any time.

Optional Purchase Periods.  We may, but are not required to, permit periodic purchases of stock within a single offering period. The periods during which payroll deductions are accumulated for these purchases are referred to as purchase periods.

Purchase Price.  Rights to purchase shares of our common stock will be deemed granted to participating employees as of the first trading day of each offering period. The purchase price for each share (the “Purchase Price”) will be set by the Committee. The Purchase Price for an offering period may not be less than 85% of the fair market value of our common stock on the first trading day of the offering period or the day on which the shares are purchased (the “Purchase Date”), whichever is lower, and in no event may the Purchase Price be less than the par value of the common stock.

Purchase Limit.  No employee may purchase common stock in any calendar year or in any offering period under the 2010 Employee Stock Purchase Plan and all other “employee stock purchase plans” of the company and its subsidiaries having an aggregate fair market value in excess of $25,000, determined as of the first trading date of the offering period. The Committee may also, prior to the start of an offering period, impose an additional limitation on the number or value of shares of common stock an employee may purchase during an offering period.

Purchase of Common Stock.  On the Purchase Date, a participating employee will be credited with the number of whole shares of common stock purchased under the 2010 Employee Stock Purchase Plan for such period. Common stock purchased under the 2010 Employee Stock Purchase Plan will be held in the custody of an agent designated by the company. The agent may hold the common stock purchased under the 2010 Employee Stock Purchase Plan in stock certificates in nominee names and may commingle shares held in its custody in a single account or stock certificate, without identification as to individual employees. Subject to any additional restrictions imposed by the Committee in its discretion, an employee may, at any time following his or her purchase of shares under the 2010 Employee Stock Purchase Plan, by written notice instruct the agent to have all or part of such shares reissued in the employee’s own name and have the stock certificate delivered to the employee. The Committee may also elect to impose a holding period requirement of up to two years from the Purchase Date for shares of common stock purchased by participating employees under the 2010 Employee Stock Purchase Plan.

If in any purchase period the number of unsold shares that may be made available for purchase under the 2010 Employee Stock Purchase Plan is insufficient to permit eligible employees to exercise their rights to purchase shares, a participation adjustment will be made, and the number of shares purchasable by all participating employees will be reduced proportionately. Any funds then remaining in a participating employee’s account after such exercise will be refunded to the employee.

Termination of Participation.  A participating employee will be refunded all monies in his or her account, and his or her participation in the 2010 Employee Stock Purchase Plan will be terminated, if: (i) the employee ceases to be eligible to participate in the 2010 Employee Stock Purchase Plan, or (ii) the employee either voluntarily leaves the employ of the company or a participating affiliate, other than by retirement, or is discharged for cause prior to the Purchase Date. A participating employee’s participation in the 2010 Employee Stock Purchase Plan will also terminate in the event that the Board of Directors elects to terminate the plan; provided that termination of the plan will not impair the vested rights of the participant.

If a participating employee elects to terminate participation in the 2010 Employee Stock Purchase Plan, terminates participation because of his or her retirement or death, or terminates participation because of an involuntary termination of employment without cause, the employee (or his or her representative in the event of death) can choose to either: (i) purchase common stock on the Purchase Date with the amounts then accumulated in his or her account or (ii) have all monies in his or her account refunded.

Lay-off, Authorized Leave of Absence or Disability.  Payroll deductions may be suspended for a participating employee during any period of absence of the employee from work due to lay-off, authorized leave of absence or disability or, if the employee so elects, periodic payments to the 2010 Employee Stock Purchase Plan by the employee may continue to be made in cash. If the participating employee returns to active service prior to the Purchase Date, the employee’s payroll deductions will be resumed. If the employee did not make periodic cash payments during the employee’s period of absence, the employee may elect to either: (i) make up any deficiency in the employee’s account resulting from a suspension of payroll deductions by an immediate cash payment; (ii) not to make up the deficiency in his or her account, in which event the number of shares to be purchased by the employee will be reduced to the number of whole shares which may be purchased with the amount, if any, credited to the employee’s account on the Purchase Date; or (iii) withdraw the amount in the employee’s account and terminate the employee’s option to purchase. If a participating employee’s period of lay-off, authorized leave of absence or disability terminates on or before the Purchase Date, and the employee has not resumed active employment with the company or a participating affiliate, the employee will receive a distribution of his or her account.

Transferability of Shares.  No participating employee may assign his or her rights to purchase shares of common stock under the 2010 Employee Stock Purchase Plan, whether voluntarily, by operation of law or otherwise. Any payment of cash or issuance of shares of common stock under the 2010 Employee Stock Purchase Plan may be made only to the participating employee (or, in the event of the employee’s death, to the employee’s estate).

Amendment of Plan.  The Board of Directors may, at any time, amend the 2010 Employee Stock Purchase Plan in any respect; provided, however, that without stockholder approval, no amendment shall be made (i) increasing the number of shares that may be made available for purchase under the 2010 Employee Stock Purchase Plan or (ii) changing the eligibility requirements for participating in the 2010 Employee Stock

Purchase Plan. No amendment may be made to the 2010 Employee Stock Purchase Plan that impairs the vested rights of participating employees.

Termination of Plan.  The Board of Directors may terminate the 2010 Employee Stock Purchase Plan at any time and for any reason or for no reason, provided that such termination shall not impair any rights of participants that have vested at the time of termination. In any event, the 2010 Employee Stock Purchase Plan shall, without further action of the Board of Directors, terminate at the earlier of (i) ten (10) years after adoption of the 2010 Employee Stock Purchase Plan by the Board of Directors and (ii) such time as all shares of common stock that may be made available for purchase under the 2010 Employee Stock Purchase Plan have been issued.

Reorganizations.  Upon any dissolution or liquidation of the company, or upon a merger, consolidation or reorganization of the company with one or more other corporations in which the company is not the surviving corporation, or upon a sale of assets of the company or any other transaction approved by the Board resulting in any person or entity owning more than 80 percent of the combined voting power of all classes of stock of the company, the 2010 Employee Stock Purchase Plan and all rights outstanding shall terminate, except to the extent provision is made in writing in connection with such transaction for the continuation or assumption of the 2010 Employee Stock Purchase Plan, or for the substitution of the rights under the 2010 Employee Stock Purchase Plan with rights covering the stock of the successor corporation.

No Employment Rights.  Neither the 2010 Employee Stock Purchase Plan nor any right to purchase common stock under the 2010 Employee Stock Purchase Plan confers upon any employee any right to continued employment with the company or a participating affiliate.

Federal Income Tax Consequences

The 2010 Employee Stock Purchase Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code. Amounts withheld from pay under the 2010 Employee Stock Purchase Plan are taxable income to participating employees in the year in which the amounts otherwise would have been received, but the participating employees will not be required to recognize additional income for federal income tax purposes either at the time the employee is deemed to have been granted a right to purchase common stock (on the first day of an offering period) or when the right to purchase common stock is exercised (on the last day of the purchase period).

If the participating employee holds the common stock purchased under the 2010 Employee Stock Purchase Plan for at least two years after the first day of the offering period in which the common stock was acquired (the “Grant Date”) and for at least one year after the common stock is purchased, when the participating employee disposes of the common stock, he or she will recognize as ordinary income an amount equal to the lesser of:

•	the excess of the fair market value of the common stock on the date of disposition over the price paid for the common stock; or

•	the fair market value of the common stock on the Grant Date multiplied by the discount percentage for stock purchases under the 2010 Employee Stock Purchase Plan. The discount percentage will range from zero to fifteen percent.

If the participating employee disposes of the common stock within two years after the Grant Date or within one year after the common stock is purchased, he or she will recognize ordinary income equal to the fair market value of the common stock on the last day of the purchase period in which the common stock was acquired less the amount paid for the common stock. The ordinary income recognition pertains to any disposition of common stock acquired under the 2010 Employee Stock Purchase Plan (such as by sale, exchange or gift).

Upon disposition of the common stock acquired under the 2010 Employee Stock Purchase Plan, any gain realized in excess of the amount reported as ordinary income will be reportable by the participating employee as a capital gain, and any loss will be reportable as a capital loss. Amounts required to be reported as ordinary income on the disposition of the common stock may be added to the purchase price in determining any remaining capital gain or loss. Capital gain or loss will be long-term if the employee has satisfied the two-year holding period requirement described above or, in any event, if the employee has held the common stock for at least one year. Otherwise, the capital gain or loss will be short-term.

If the participating employee satisfies the two-year holding period for common stock purchased under the 2010 Employee Stock Purchase Plan, the company will not receive any deduction for federal income tax purposes with respect to that common stock or the right under which it was purchased. If the employee does not satisfy the two-year holding period, the company will be entitled to a deduction in any amount equal to the amount that is considered ordinary income. Otherwise, the 2010 Employee Stock Purchase Plan has no tax effect on the company.

The foregoing tax discussion is a general description of certain expected federal income tax results under current law. No attempt has been made to address any state and local, foreign or estate and gift tax consequences that may arise in connection with participation in the 2010 Employee Stock Purchase Plan.

RATIFICATION OF THE APPROVAL OF
THE FURNITURE BRANDS INTERNATIONAL, INC.
AMENDED AND RESTATED STOCKHOLDERS RIGHTS PLAN
(Proposal 4)

General

Our Board of Directors is asking our stockholders to ratify the Board’s approval of the Amended and Restated Stockholders Rights Agreement adopted by the Board on February 26, 2010 (the “Rights Agreement”). Our Bylaws, other governing documents and applicable law do not require stockholder ratification of our adoption of the Rights Agreement. However, we consider a proposal for stockholders to ratify the adoption of the Rights Agreement to be an important opportunity for our stockholders to provide direct feedback to us on an important issue of corporate governance. If our stockholders do not ratify the adoption of the Rights Agreement, the Board will consider whether or not to terminate the Rights Agreement by redeeming the Rights (as defined below) or otherwise. But, because the Board owes fiduciary duties to all stockholders, it must make an independent decision in the exercise of its fiduciary duties whether it is in the best interests of the company and all of our stockholders to terminate the Rights Agreement, and may not rely solely on the stockholder vote in making this decision. Accordingly, the Board may decide that its fiduciary duties require it to leave the Rights Agreement in place notwithstanding the failure of stockholders to ratify its adoption. Likewise, even if the adoption of the Rights Agreement is ratified by stockholders, the Board may at any time during the term of the Rights Agreement determine, in the exercise of its fiduciary duties, that the Rights Agreement should be terminated.

Unless otherwise indicated, properly executed proxies will be voted in favor of Proposal 4 to ratify the approval of the Rights Agreement.

The Board of Directors recommends a vote “FOR” the ratification of the approval of the Amended and Restated Stockholders Rights Agreement.

Reasons for the Rights Agreement

The Rights Agreement is a dual-trigger agreement meaning it is designed to reduce the risk of limitation of our net operating loss carryforwards and certain other tax benefits or attributes under Section 382 of the Internal Revenue Code and under similar state statutes (the “NOLs”), and is also designed to protect our stockholders against potential acquirers who may pursue coercive or unfair tactics aimed at gaining control of the company without paying all stockholders a full and fair price.

Our Board adopted the Rights Agreement and believes that it is in the best interests of our stockholders for several reasons:

•	Protection of our NOLs. Under Section 382 of the Internal Revenue Code and similar state statutes, the benefit of our NOLs could be significantly delayed, reduced or eliminated if we were to experience an “ownership change” as defined in regulations. In general, an “ownership change” will occur if there is a cumulative change in our ownership by “5-percent shareholders” (as defined under U.S. income tax laws) that exceeds 50 percent over a rolling three-year period. The Rights Agreement is designed to reduce the likelihood that we will experience an ownership change by (i) discouraging any person or group from becoming a “5-percent shareholder” and (ii) discouraging any existing “5-percent shareholder” from acquiring more than a specified number of additional shares of our common stock. There is no guarantee, however, that the Rights Agreement will prevent our company from experiencing an ownership change. At December 31, 2009, we had net operating losses for federal and state income tax purposes with a cash value of approximately $31.1 million. However, because the amount and timing of our future taxable income, if any, cannot be accurately predicted, we cannot estimate the exact amount of NOLs that can ultimately be used to reduce our income tax liability. We believe, however, that despite not being able to quantify an exact value, the NOLs are a very valuable asset and our Board of Directors believes it is in our best interests to attempt to deter the imposition of limitations on their use by adopting the Rights Agreement. For example, if we were to have taxable federal and state income in 2010 of $50 million, we would be able to reduce our income tax liability by $19 million, for a cash savings of $19 million. Given that at December 31, 2009, we had $83.9 million of cash and cash equivalents, $95.0 million of debt outstanding, and excess availability to borrow up to an additional $16.9 million under the terms of our credit facility, our Board of Directors believes that the NOLs are a valuable asset that need to be protected as such amounts could be used for a variety of corporate purposes, including working capital requirements and reduction of our pension funding obligations.

•	Encourages Good Faith Negotiation. The Rights Agreement induces potential acquirers to negotiate in good faith with our Board and thereby strengthens our Board’s bargaining position for the benefit of all stockholders by providing the Board with the opportunity and flexibility to (i) determine whether any proposed transaction is in the best interests of all of our stockholders; (ii) attempt to negotiate better terms for any such transaction that, if accepted, would result in a transaction that the Board determines to be in the best interests of our stockholders; (iii) achieve a fair price for our stockholders that is consistent with the intrinsic value of our company; (iv) reject any transaction that our Board determines to be inadequate; and (v) consider alternative transactions and opportunities. The existence of the Rights Agreement does not diminish the responsibility of our Board to consider acquisition proposals in a manner consistent with the Board’s fiduciary duties to stockholders.

•	Better Ability to Respond to Unsolicited Proposals. The Rights Agreement enables our Board, as elected representatives of the stockholders, to respond better to an unsolicited acquisition proposal. It is also intended to ensure that all of our stockholders are treated fairly in an acquisition of the company. The Rights Agreement does not prevent parties from making an unsolicited offer for, or acquisition of our company at, a full and fair price and on fair terms. It does, however, give the Board the ability to defend stockholders against abusive or coercive tactics that could be used to gain control of our company without paying stockholders a fair price for their shares, including a partial or two-tier tender offer that fails to treat all stockholders equally.

•	Independent Board; Absence of Certain Other Anti-takeover Devices. Currently, the majority of the members of the Board of Directors are independent, and we do not have many of the takeover defenses frequently employed by other companies. Specifically, we do not have a classified board and we permit stockholders to call special meetings.

•	Stockholder-Friendly Terms. The Rights Agreement has a 20% “trigger” for purposes of the hostile take-over provisions of the Rights Agreement; a term expiring on July 30, 2012; a provision that provides that the Board will amend the Rights Agreement to remove all provisions related to the protection of our NOLs if the NOLs may no longer be carried forward to offset tax liability; no “dead-

hand,” “slow-hand,” “no-hand” or other features that limit the ability of a future board to redeem the Rights; and other stockholder-friendly terms described below, including the ability of stockholders to vote to rescind the plan if a “qualified offer” is received.

Our Net Operating Losses

On August 3, 2009, the date the Board originally adopted the Rights Agreement, we had estimated that we would have approximately $100 million of NOLs at year end. However, due to tax legislation enacted in November 2009 that allowed us to carryback some of these losses, at December 31, 2009, we had reduced our NOLs and had net operating losses for federal and state income tax purposes with a cash value of approximately $31.1 million. While these NOLs have been reduced, our Board of Directors believes that the NOLs are a valuable asset that need to be protected until such time that the NOLs may no longer be used to offset future tax liability.

A corporation that experiences an ownership change under Section 382 of the Internal Revenue Code and similar state statutes will generally be subject to an annual limitation on certain of its pre-ownership change tax assets equal to the value of the corporation immediately before the ownership change, multiplied by the long-term tax-exempt rate (subject to certain adjustments); provided that the annual limitation would be increased each year to the extent that there is an unused limitation in a prior year. The annual limitation calculation on the use of our NOLs generally depends on the value of our common stock at the time of the ownership change. This means that if an ownership change occurs, the lower the market price of our common stock at the time, the lower the NOL limit and the greater the risk of our being subject to a material annual NOL limitation.

If, following an ownership change, we were to have taxable income in excess of the NOL limitations, we would not be able to offset the excess income with NOLs, thereby resulting in current cash taxes. Although any loss carryforwards not used as a result of any Section 382 or similar state limitations would remain available to offset income in future years (again, subject to the Section 382 and applicable state limitation) until our NOLs expire over the next 11 to 18 years, any ownership change could significantly defer the utilization of the loss carryforwards and accelerate payment of federal and state income tax and cause some of the NOLs to expire unused. Because the aggregate value of our outstanding common stock and the long-term tax-exempt interest rate fluctuate, it is impossible to predict with any accuracy the annual limitation upon the amount of our taxable income that could be offset by such loss carryforwards were an ownership change to occur in the future, but such limitation could be material. To the extent that we are unable to offset taxable income with NOLs, we would have less cash available for other corporate purposes including investing in growth.

Currently, we do not believe that we have experienced an “ownership change,” but calculating whether an “ownership change” has occurred is subject to inherent uncertainty due to the complexity of Section 382 and the limited knowledge that a publicly traded company can have about the ownership of and transactions in its securities. We retained advisors to analyze all available information to determine the likelihood that we may experience an “ownership change,” and in light of this analysis and our current stock price, we concluded that if we were to take no action, we would run a serious risk of experiencing an “ownership change” under Section 382.

After giving careful consideration to this issue, including an analysis of the value of the NOLs and the likelihood of an ownership change occurring, our Board of Directors concluded that the Rights Agreement is in the best interests of our company and its stockholders.

Description of the Rights Agreement

The following is a summary of certain material terms of the Rights Agreement. A copy of the Rights Agreement is set forth in Appendix C to this Proxy Statement, and this discussion is qualified in its entirety by reference to Appendix C. All terms not defined below have the meanings given to them in the Rights Agreement.

The Rights.  Under the Rights Agreement, from and after the record date of August 13, 2009, each share of common stock carries with it one preferred share purchase right (a “Right”), until the Distribution Date or earlier expiration of the Rights, as described below. Each Right will allow its holder to purchase from us one one-thousandth of a share of Series B Junior Participating Preferred Stock, no par value (the “Series B Preferred Stock”), at a purchase price of $20.00 per one one-thousandth of a share, subject to adjustment (the “Purchase Price”). Prior to exercise, the Right does not give its holder any dividend, voting, or liquidation rights.

Initially, the Rights are attached to all certificates representing shares of our outstanding common stock, and no separate Rights Certificates have been distributed. The Rights will separate from the shares of common stock and the “Distribution Date” will occur upon the earlier of (i) 10 business days following a public announcement that a person or group of affiliated or associated persons has become an “Acquiring Person” or (ii) 10 business days (or such later date as may be determined by the Board of Directors prior to such time as any person becomes an Acquiring Person) following the commencement of a tender or exchange offer that would result in a person or group beneficially owning an aggregate of 4.75% or more of all of our then outstanding shares of common stock. Any Rights held by an Acquiring Person are void and may not be exercised. After the Distribution Date, all holders of Rights except the Acquiring Person may, for payment of the Purchase Price, purchase shares of common stock with a market value of twice the Purchase Price. Until the Distribution Date, the Rights will be evidenced by the balances indicated in the book entry account system of our transfer agent, or in the case of certificated shares, by common stock certificates, and will be transferred with and only with the underlying shares of common stock, and any transfer of shares of common stock will constitute a transfer of Rights.

An “Acquiring Person” means a person or group of affiliated or associated persons that has acquired, obtained the right to acquire, or otherwise obtained beneficial ownership of 4.75% or more of our outstanding shares of common stock. The following, however, are not Acquiring Persons: (A) our company, its subsidiaries, any of our employee benefit plans, or any entity holding shares of our common stock pursuant to the terms of any such plan; or (B) an “Exempt Person” (as described below and defined in the Rights Agreement). Moreover, no person or affiliated persons will be deemed to be an Acquiring Person as a result of the following: (1) an acquisition of common stock by the company, which, by reducing the number of shares of common stock outstanding, increases the percentage of the shares of common stock that such person, or group of affiliated or associated persons, beneficially owns to 4.75% or more of the shares of our common stock then outstanding, (2) the grant of any equity compensation award to a director, officer, employee, or agent of the company, or any adjustment to the number of shares of our common stock represented by such equity compensation award pursuant to the terms thereof, (3) any unilateral grant of any security by the company to such person, or (4) an “Exempt Transaction” (as described below and defined in the Rights Agreement). Notwithstanding the foregoing, a person or group of affiliated or associated persons, who would be considered an Acquiring Person but for the exceptions in (1) through (4) in the foregoing sentence, will nonetheless be considered an Acquiring Person if such person or group continues to hold 4.75% or more of the shares of our outstanding common stock and becomes the beneficial owner of additional shares of our common stock, subject to certain exceptions described in the Rights Agreement. Moreover, if our Board determines that a person, or group of affiliated persons, who would otherwise be an Acquiring Person, has become so inadvertently (either because such person, or group of persons, was unaware that it beneficially owned the requisite percentage of our outstanding common stock or because it had no actual knowledge of the consequences of such beneficial ownership under the Rights Agreement), and such person or group promptly divests a sufficient number of shares of common stock so that it would no longer be an Acquiring Person, then such person or group shall not be deemed to be or to have become an Acquiring Person for any purposes of the Rights Agreement.

An “Exempt Person” is a person, or group of affiliated or associated persons, who (1) beneficially owns 4.75% or more of the shares of our outstanding common stock on the date our Board declares the distribution of Rights to holders of the common stock, provided, however, that such person or persons will no longer be an Exempt Person if such person or persons (a) acquires beneficial ownership of additional securities representing 0.5% or more of the shares of common stock then outstanding, or (b) acquires beneficial ownership of additional securities, and upon such acquisition, becomes, together with all affiliated or associated persons, the beneficial owner of 20% or more of the shares of common stock then outstanding, subject to certain exceptions described in the Rights Agreement; or (2) beneficially owns 4.75% or more, but less than 20%, of the shares of our outstanding common stock, and whose beneficial ownership of 4.75% or more of the shares of the common stock then outstanding, our Board determines would not endanger the availability of our NOLs, subject to certain exceptions described in the Rights Agreement.

An “Exempt Transaction” is a transaction that our Board determines should not cause a person or group of affiliated or associated persons to become an Acquiring Person, except that the Board may not determine that any transaction that results in a person or group of affiliated or associated persons beneficially owning 20% or more of the shares of our common stock is an Exempt Transaction.

Expiration.  The Rights will expire on July 30, 2012 unless earlier redeemed or exchanged by us as described below.

Exchange.  After the Distribution Date, our Board may extinguish the Rights by exchanging one share of common stock or an equivalent security for each Right, other than Rights held by the Acquiring Person. This would have an impact similar to the issuance of a one-for-one common stock dividend to all stockholders other than the Acquiring Person.

Redemption.  Our Board may redeem the Rights for $.001 per Right at any time before any person or group becomes an Acquiring Person. If the Board redeems any Rights, it must redeem all of the Rights. Once the Rights are redeemed, the only right of the holders of Rights will be to receive the redemption price of $.001 per Right. The redemption price will be adjusted if we have a stock split or stock dividends of our common stock.

Adjustments.  The Board may adjust the Purchase Price, the number of Series B Preferred Stock issuable and the number of outstanding Rights to prevent dilution that may occur from a stock dividend, a stock split, or a reclassification of the Series B Preferred Stock or common stock, or that may occur as a result of the holders of Series B Preferred Stock being granted certain rights or warrants to subscribe for Series B Preferred Stock or convertible securities at less than the current market price of the Series B Preferred Stock, or as a result of the distribution to the holders of the Series B Preferred Stock of evidences of indebtedness, cash or assets or of subscription rights or warrants (other than those referred to above). With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price.

Qualified Offer.  Between 90 and 120 days after the commencement of a Qualified Offer (as such term is defined in the Rights Agreement), the holders of 10% or more of our common stock then outstanding (excluding common stock beneficially owned by the person making the Qualified Offer and such person’s affiliates and associates) may, by notice require the company to call a special meeting of the stockholders to vote on a resolution authorizing the redemption of all, but not less than all, of the then outstanding Rights at the redemption price. The Rights will be automatically redeemed if the special meeting is not held within 90 days of receipt of notice or if such meeting is held and the holders of a majority of the outstanding common stock (excluding common stock beneficially owned by the person making the Qualified Offer and such person’s affiliates and associates) vote in favor of the redemption of the Rights, in each case as long as at such time no person has become an Acquiring Person and as long as the Qualified Offer continues to be a Qualified Offer prior to the last day of the period in which the special meeting of the stockholders must be held.

Amendments.  The terms of the Rights Agreement may be amended by the Board without the consent of the holders of the Rights in order to cure any ambiguity, defect, inconsistency or to make any other changes that the Board may deem necessary or desirable; provided that any amendment that extends the expiration date of the Rights Agreement must be submitted for ratification by our stockholders within 1 year of the adoption of such amendment and the Board may not supplement or amend the provisions of the Rights Agreement that relate to a qualified offer without stockholder approval. After a person or group becomes an Acquiring Person, the Board may not amend the agreement in a way that adversely affects holders of the Rights other than the interest of an Acquiring Person. In addition, the Board will amend the Rights Agreement to remove the provisions related to the NOLs, including among other things the 4.75% “trigger”, if Section 382 of the Internal Revenue Code is repealed and the Board determines that the Rights Agreement is no longer necessary to protect the NOLs or if the NOLs may no longer be carried forward to offset future tax liability.

AUDIT COMMITTEE MATTERS

Audit Committee Report for 2009

In accordance with its written charter adopted by the Board of Directors, the Audit Committee of the Board assists the Board in fulfilling its responsibility for oversight of the quality and integrity of our financial statements and our internal controls. The Audit Committee, in its oversight role, has reviewed and discussed our audited financials for the year ended December 31, 2009, with our management. The Audit Committee has discussed with our internal auditors and KPMG LLP, our independent registered public accounting firm during fiscal year 2009, separately and together, the matters required to be discussed by the statement on Auditing Standards No. 61 (AICPA, Professional Standards, Vol. 1. AU section 380) as adopted by the Public Company Accounting Oversight Board (PCAOB) in Rule 3200T, as may be modified or supplemented. The Audit Committee has received the written disclosures and the letter from KPMG LLP required by applicable requirements of the PCAOB regarding KPMG LLP’s communications with the Audit Committee concerning independence and has discussed with KPMG LLP its independence. Based on the review and discussions described above, the Audit Committee recommended to the Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

Submitted by the Audit Committee,
John R. Jordan, Jr. (Chairman)
Ira D. Kaplan
Bob L. Martin

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(Proposal 5)

The Audit Committee of the Board of Directors has appointed the firm of KPMG LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2010, subject to ratification of this appointment by our stockholders. KPMG LLP audited our financial statements and the effectiveness of our internal control over financial reporting as of, and for the years ended, December 31, 2009 and 2008. KPMG LLP has advised us that neither it nor any of its members has any direct or material indirect financial interest in our company.

For the fiscal years ended December 31, 2009 and 2008, we paid (or will pay) the following fees to KPMG LLP for services rendered during the year or for the audit in respect of those years:

	Year Ended December 31
($ in thousands)	2009	2008

Audit Fees(1)	$1,484	$1,483
Audit-Related Fees(2)	—	3

Total Audit and Audit-Related Fees	1,484	1,486
Tax Fees(3)	43	115
All Other Fees	—	—

Total Fees	$1,527	$1,601

(1)	Audit fees represent fees for professional services rendered in connection with the engagement to audit the annual consolidated financial statements, including the audit of our internal control over financial reporting, to review our quarterly consolidated financial statements, and to perform statutory audits required for certain subsidiaries.

(2)	Audit-related fees consisted primarily of fees related to the filing of a registration statement in addition to accounting and reporting research and consultations.

(3)	Includes fees for tax consulting services and tax compliances services.

The Audit Committee pre-approves all audit, audit-related and non-audit services provided by KPMG LLP. The Chairman of the Audit Committee has also been delegated the authority to pre-approve services to KPMG LLP. All of the services in 2009 in the table above were pre-approved by the Audit Committee or the Chairman of the Audit Committee. One or more representatives of KPMG will be present at the Annual Meeting of Stockholders, will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

The Board of Directors recommends a vote “FOR” ratification of the appointment of KPMG LLP for the fiscal year ending December 31, 2010.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis provides an explanation of our company’s executive compensation program as it relates to the following named executive officers whose compensation information is presented in the tables following this discussion:

•	Ralph P. Scozzafava, our Chairman and Chief Executive Officer

•	Steven G. Rolls, our Chief Financial Officer

•	Jon D. Botsford, our Senior Vice President, General Counsel & Corporate Secretary

•	Raymond J. Johnson, our Senior Vice President- Global Supply Chain

•	Edward D. Teplitz, President of Thomasville Furniture Industries and Drexel Heritage Furniture Industries

This Compensation Discussion and Analysis has been organized into five sections:

•	Executive Compensation Decisions and the Economic Environment. This section summarizes the executive compensation decisions that were made in 2009 and 2010 and the reasons why such decisions were made.

•	Overview of Our Executive Compensation Program. This section provides a broad overview of the executive compensation program and its components.

•	Individual Components of Our Executive Compensation Program. This section provides a detailed review of the components of our executive compensation program, including the compensation programs offered and their key terms and conditions.

•	Setting Executive Compensation. This section details the roles and responsibilities of the parties involved in the decision-making processes and how we use benchmarking in the decision-making process.

•	Additional Information on our Executive Compensation Program. This section provides general information on executive compensation including equity grant practices, a description of our incentive compensation Recoupment Policy and our stock ownership guidelines.

Executive Compensation Decisions and the Economic Environment

2009 Decisions

At the start of 2009, our company was operating in an uncertain and volatile economic market. The retail environment had been impacted by volatility in the housing and financial markets, including declines in stock prices and uncertain economic conditions outside the control of our management. Due to the uncertain economic environment and an overall decline in our company’s financial performance, our Human Resources Committee (the “Committee”) suspended any salary and incentive compensation increases in 2009 for our executive officers, including our named executive officers, and suspended the award of any new long-term compensation to these executives.

As a result of these decisions, there were no changes to the compensation of each of Messrs. Scozzafava, Rolls, Botsford and Teplitz in 2009. In addition, none of these executives received any equity awards in 2009, and none of these executives were awarded an opportunity to receive any cash awards under any incentive plans in 2009 other than the opportunity to receive cash awards under the 2009 short-term incentive plan described below.

Mr. Johnson, on the other hand, joined our company in February 2009. In setting Mr. Johnson’s compensation in his first year, the Committee reviewed Mr. Johnson’s prior experience, his historical compensation and compensation paid to executives with similar roles at companies of similar size. For

Mr. Johnson, the Committee approved an initial salary of $415,000 per year, short-term (annual) percentage incentive target of 50% of salary and a long-term incentive target of 60% of salary. Payments at these levels have Mr. Johnson’s total targeted compensation within the 75th percentile for executives with similar roles at companies of similar size. While the Committee targets total compensation at the 50th percentile of the comparison group, the Committee made a determination to pay Mr. Johnson at the 75th percentile due to his past compensation history and the amount and level of experience that he would bring to our company. Upon his hire date, Mr. Johnson was also awarded a $150,000 sign-on bonus, 15,000 restricted stock awards and 30,000 stock options, which equity awards vest equally over three years commencing on the first anniversary of the grant date, and 15,000 performance shares that will vest in full upon the attainment of a certain three year return on invested capital target during the January 1, 2009 to December 31, 2011 performance period.

In addition, Mr. Johnson was awarded a grant of 67,857 restricted stock units in December 2009. The Committee made this award primarily due to retention concerns and Mr. Johnson’s leading role in successfully reducing supply chain costs and the continued implementation of Lean manufacturing. The Committee also took into account that Mr. Johnson’s total compensation in 2009 and 2010 is and will be well below the 50th percentile for executives with similar roles at companies of similar size due to the Committee’s decision to suspend awards of long-term incentive compensation. Mr. Johnson’s award of restricted stock units has terms similar to the restricted stock units that were awarded to other named executive officers in December 2008 prior to Mr. Johnson joining our company and are more fully described below under the heading “Long-term Equity Incentives.”

2010 Decisions

Throughout 2009, the Committee with the assistance of its independent compensation consultant reviewed all of the company’s compensation policies and practices in light of the changes in the economy, current trends in executive compensation and the company’s business strategy of being a branded consumer products company.

During this time, our company’s sales were effected by a number of ongoing factors outside of the company’s control that continued to negatively impact consumers’ discretionary spending, including lower home values, prolonged foreclosure activity, continued high levels of unemployment, and reduced access to consumer credit. Despite these factors, management performed well during this difficult period by managing the impact of the economic downturn, reducing costs and protecting cash. Due to these circumstances, the need to retain our executives and the return of some stability in the markets and the economy, our Human Resources Committee among other things, reinstated the award of long-term incentive compensation in February 2010.

Based on the review of all of our compensation policies during 2009, the Committee revised the company’s 2010 long-term incentive plan to include a mix of cash and equity rather than maintaining the annual award of cash only long-term incentive plan awards that were previously awarded to executives. As described more fully in this Compensation Discussion and Analysis below and subject to the approval of the 2010 Omnibus Incentive Plan by stockholders, our named executive officers will receive 25% of their targeted long-term incentive compensation in the form of stock options that vest equally over three years and 75% of their targeted long-term incentive compensation under the company’s 2010-2012 Performance Share Plan. The 2010-2012 Performance Share Plan approved by the Committee provides for a payout of a combination of performance shares and cash if the company achieves certain three year return on invested capital targets. The Committee chose this mix of pay in order to focus the executives on increasing long-term organizational value and to ensure the alignment of executive compensation with increased stockholder value.

In February 2010, the Committee also took several other actions in order to better align the interests of our executives with those of our stockholders including the following:

•	Amended our Chief Executive Officer’s employment agreement effective July 1, 2010, to provide among other things, a change in severance benefits from three times base salary plus the average annual bonus paid over the three years prior to termination to two times base salary plus the target bonus for the year of termination; elimination of the tax gross-up on health, vision and dental benefits; and elimination of the excise tax gross-up on change in control benefits by December 31, 2011;

•	Approved a recoupment policy that allows the Human Resources Committee to require repayment of incentive awards under certain circumstances if our company restates its financial statements; and

•	Committed among other things, to amend the change in control agreements for our other executive officers as the agreements come up for renewal to eliminate excise tax gross-ups on change in control benefits by December 31, 2011.

Overview of our Executive Compensation Program

Our Board of Directors delegates to the Human Resources Committee responsibility for establishing compensation policies and programs for our executive officers, including our named executive officers. The Committee’s objectives for compensation programs for our executive officers are to:

•	Attract and motivate highly capable and performance-focused executives;

•	Pay for performance such that total compensation reflects our performance;

•	Link executive compensation directly to both our short- and long-term financial results and stockholder returns;

•	Promote a culture of executive owners who share a common financial interest with our stockholders; and

•	Efficiently manage the potential dilution, cash flow, tax and reported earnings implications of executive compensation consistent with the other objectives of the program.

We approach these objectives through three key components:

•	a base salary component, reviewed annually by our Human Resources Committee based on the individual performance of the executive and a review of salaries of comparable positions at companies of similar size;

•	a short-term (annual) cash incentive with the percentage target of base salary reviewed annually against comparable positions at companies of similar size and payable upon the achievement of corporate financial performance objectives;

•	a long-term incentive that provides cash or equity awards payable upon the achievement of two- or three-year corporate financial results and provides for periodic annual grants of long-term equity compensation, in the form of stock options, restricted stock awards, and performance-based shares.

Executives also receive severance and change in control benefits, as well as retirement, health and welfare benefits under our U.S. broad-based plans.

Individual Components of Our Executive Compensation Program

Base Salary

The base salary of an executive takes into account the executive’s performance, responsibilities and experience. Base salaries are the foundation for executive compensation, since other elements such as short-term (annual) incentives and long-term incentives are determined as a percent of base salary. The base salary for an executive officer is benchmarked at the 50th percentile of companies of similar size. In administering executive salaries, the Human Resources Committee does not consider a base salary within 10% of the target amount as deviating materially from the target salary and regards any salary within that range as being competitive with comparable positions at companies of similar size. As stated above, our Human Resources Committee suspended salary increases in 2009 due to the company’s prior performance and the uncertain economic environment.

Short-Term Incentives

Our short-term (annual) incentive program is meant to award executives for achievement of corporate financial performance goals relating to a specific fiscal year. When establishing the performance goals, our Human Resources Committee reviews and discusses with both executives and the full Board of Directors our business plan and its key underlying assumptions and then establishes the performance goals for the year. The Human Resources Committee believes that the annual incentive program is an important component of executive compensation because it awards the named executive officer for achieving the company’s annual performance goals. The amount of the short-term incentive paid to each executive is based upon percentage incentive targets established by our Human Resources Committee.

Percentage Short-Term Incentive Targets

All named executive officers are eligible for annual performance-based cash incentives in amounts ranging from 50% to 100% of their base salaries. As part of the Human Resources Committee’s annual review of executive compensation, the Human Resources Committee also reviews the percentage incentive target for each executive. The short-term incentive is targeted at the 50th percentile range of companies of similar size, and the Committee may adjust an executive’s percentage target in order to bring an executive’s annual incentive within this range.

As stated above, our Human Resources Committee suspended any increases in target incentives for our executive officers in 2009 due to the company’s prior performance and the uncertain economic environment.

2009 Short-Term Incentive Plan

Our Human Resources Committee established the 2009 short-term incentive plan with the objective of rewarding achievement of annual net earnings and net sales goals. The net earnings and net sales goals were weighted equally and each represented 50% of the award opportunity. Under the plan, no payments would be made unless the threshold net earnings goals were achieved regardless of the level of net sales. Net earnings and net sales were selected as the primary measures for the plan because they are significantly influenced by the performance of the named executive officers, and these align the executive’s annual incentive opportunity with our corporate growth objectives. For 2009, our threshold net earnings goal was $0 and our threshold net sales goal was $1.26 billion. Our company’s actual performance in 2009 was a net loss of $108.7 million and net sales of $1.22 billion. As a result, the threshold performance goals were not met, the pool was not funded and no payments were made to executives.

2010 Short-Term Incentive Plan

The design of our 2010 short-term incentive plan is similar to our 2009 short-term incentive plan with the goals established by the Human Resources Committee again being net earnings and net sales. For corporate named executive officers, Messrs. Scozzafava, Rolls, Botsford and Johnson, the goals are weighted equally and each represents 50% of the award opportunity. For Edward Teplitz, President of our Thomasville and Drexel Heritage brands, the Committee included Thomasville and Drexel Heritage brand net earnings as a component of his total award amount along with the corporate net earnings and corporate net sales goals, because of the significant influence he has over the financial performance of these brands. 40% of Mr. Teplitz’s award opportunity is based on achievement of corporate net earnings goals, 35% is based on achievement of corporate net sales goals and 25% is based on Thomasville and Drexel Heritage brand net earnings goals. No payments will be made under the plan unless the target corporate net earnings goal is achieved. If the corporate net earnings goal is achieved, the plan establishes a payout range to the extent the performance goals are met or are exceeded. The threshold, target and maximum short-term incentive plan payments that may be paid to executives under the 2010 short-term incentive plan for each of the named executive officers are as follows:

		Percentage
Name	Base Salary	Incentive Target	Threshold(1)	Target	Maximum

Ralph P. Scozzafava	$750,000	100%	$562,500	$750,000	$1,500,000
Steven G. Rolls	475,000	60%	213,750	285,000	570,000
Jon D. Botsford	350,000	50%	131,250	175,000	350,000
Raymond Johnson	415,000	50%	155,625	207,500	415,000
Edward D. Teplitz	390,000	60%	163,800	234,000	468,000

(1)	Threshold amounts will not be paid to executive officers unless target corporate net earnings goals are achieved.

Even if these performance goals are achieved, the Human Resources Committee may, in its discretion, reduce (but not increase) the amount of any individual award. In addition, the performance goals may be adjusted by the Committee for unusual or infrequent items, including but not limited to, acquisitions or divestitures, tax valuation allowance reversals, impairment expense, environmental expense and expense related to the cash-settled restricted stock units, due to the volatility of the fair value of these awards and the resulting compensation expense that the company can record each quarter.

Long-Term Incentives

Our long-term incentive program is designed to motivate our executive officers to focus on long-term company performance through cash or common stock awards based on two or three-year performance periods and to reinforce accountability by linking executive compensation to the achievement of aggressive performance goals. We believe granting awards with long vesting periods creates a substantial retention incentive and also encourages the named executive officers to focus on the company’s long-term business objectives and long-term stock price.

Percentage Long-Term Incentive Targets

All named executive officers are eligible for long-term incentives in amounts ranging from 60% to 300% of their base salaries. Our Human Resources Committee sets target awards under our long-term incentive programs as a percentage of base salary based primarily upon a review of market competitors, as well as an evaluation of the importance and impact of the position within our organization. The long-term incentive opportunity for each executive is targeted at the 50th percentile range of our comparison group of companies of similar size. As stated above, our Human Resources Committee suspended granting long-term incentive awards and any increases in target incentives for our executive officers in 2009 due to the company’s prior performance and the uncertain economic environment.

Long-Term Cash Incentives

Prior to 2009 and the suspension of long-term incentive awards, the Human Resources Committee generally granted long-term cash incentive awards based on two- or three-year financial results every year to our named executive officers and others. Under these plans, named executive officers were entitled to receive their percentage long-term incentive targets in cash if the performance targets established by the Committee were achieved. As a result of the Committee’s suspension of the long-term incentive plan in 2009, the only long-term incentive plan outstanding in 2009 was our 2008 Long-Term Incentive Plan, or the 2008 LTIP, for the January 1, 2008 to December 31, 2010 performance period.

2008 LTIP.  In 2008, the Human Resources Committee determined that free cash flow, return on invested capital and market share metrics over a three-year period (weighted 45% free cash flow, 45% return on invested capital and 10% market share) were the most appropriate metrics for the plan. The Committee chose these performance measures in order to motivate executives to increase cash flow and to effectively use the increased cash flow to grow our company, as well as to motivate executives to increase our market share. The target levels for the awards were set by our Human Resources Committee and were based on our company’s

2008 budget approved by our Board of Directors and our company’s 2009 and 2010 projections. Under the 2008 LTIP, the actual amount of money available for award is based on achieving the threshold performance target for each of the three individual components over the full three-year period. As a result, if any one performance target is met, the executive would be paid at least a portion of the cash award. If all thresholds are met in 2010, the named executive officer would be entitled to receive a payout for each component based on the executive’s long-term incentive percentage target and the following percentage of goal achievement:

	Threshold		Target		Maximum
	Performance		Performance		Performance
Performance Metrics:	Target	Payout	Target	Payout	Target	Payout

Free Cash Flow	70%	50%	100%	100%	130%	200%
Return on Invested Capital	70%	50%	100%	100%	150%	200%
Market Share	85%	25%	100%	100%	105%	200%

During 2009, the company concluded that the performance targets established in connection with the 2008 LTIP were unlikely to be achieved and that it is no longer probable that payouts will be made under the plan. Accordingly, the company ceased recording expense and reversed all expenses accrued in connection with such awards.

Long-Term Equity Incentives

We consider equity-based compensation awards to be of key importance in motivating executive officers to improve financial performance and stockholder value, as well as encouraging the long-term employment of the executive officers. Prior to the suspension of long-term incentive awards in 2009, named executive officers were eligible to receive equity compensation in the form of stock option grants, restricted stock awards and performance shares in addition to the award of long-term incentive cash compensation described above.

In March 2008, the annual awards to executive officers were granted in a combination of performance-based stock options and performance-based restricted stock awards. These stock options and restricted stock awards were subject to meeting net earnings performance targets in 2009. Since we had a net loss of $108.7 million in 2009, the net earnings targets were not met and all stock options and restricted stock awards were forfeited.

In December 2008, the Human Resources Committee made a special award of restricted stock units outside the normal annual award cycle to certain executive officers, including all of our named executive officers other than Mr. Johnson, who joined the company in 2009. As stated above, the Committee made a similar award of restricted stock units to Mr. Johnson in December 2009. The awards are designed to reward executives for increases in share price as well as encouraging the long-term employment of the executive officers. The awards are payable only in cash and payment is contingent on share price appreciation objectives and the achievement of service-based retention periods. If the trailing 10 day average of our common stock reaches $6.26 per share, then 50% of the units will vest, and the executive will be entitled to receive a cash payment of $6.26 per vested unit on December 19, 2010, or if the vesting date occurs after this date, on the vesting date. The other 50% of the units will vest if the trailing 10 day average of our common stock reaches $9.39 per share, and following vesting, the executive will be entitled to receive a cash payment of $9.39 per vested unit on December 19, 2011, or if the vesting date occurs after this date, on the vesting date. Any unvested awards will expire on December 19, 2013.

2010-2012 Long-Term Incentive Compensation

In 2010, the Human Resources Committee reinstated long-term incentive compensation after suspending its award during 2009. The Committee with the assistance of its independent compensation consultant reviewed current trends in executive compensation and the company’s business strategy of being a branded consumer products company. Based on the information presented, the Committee redesigned the company’s long-term incentive compensation for 2010. The 2010 long-term incentive compensation plan includes a mix of cash and equity unlike the company’s previous long-term incentive plans that provided for cash only payments. The purpose of the mix of compensation is to focus the executives on increasing long-term organizational value, to provide retention benefits and value to the named executive officers by awarding a portion of the grant in service-based stock options, and to further align the interests of the executives with those of our stockholders by granting a significant amount of the award in equity so that the value of the award will be dependent on the value of the company’s stock price.

The value of the named executive officer’s award on the grant date is based on the percentage long-term incentive target set by the Committee, which ranges from 60% to 300% of the named executive officer’s base salary. Under this plan, named executives officers will receive 25% of their long-term incentive target compensation in the form of service-based stock options that vest equally over three years and 75% of their long-term incentive target compensation under the 2010-2012 Performance Share Plan. The 2010-2012 Performance Share Plan provides for a payout of a combination of performance shares and cash if the company achieves certain three year return on invested capital targets. Return on invested capital is defined as net operating profit after taxes divided by invested capital and may be adjusted by the Committee for unusual or infrequent items, including but not limited to, acquisitions or divestitures, tax valuation allowance reversals, impairment expense, environmental expense and expense related to the cash-settled restricted stock units, due to the volatility of the fair value of these awards and the resulting compensation expense that the company can record each quarter. The Committee chose return on invested capital as the performance metric because it believes this is an accurate measure of the overall financial performance of the company. Whether the target funding can be attained is a function of the degree of difficulty associated with the company’s long-term strategic plan. Based on the Human Resources Committee’s consideration and assessment of our performance history and the current economy, the Committee determined that the long-term strategic plan had a significant degree of difficulty and would not award executives without an increase in stockholder value. The Committee also has discretion to reduce (but not increase) the performance-based payouts under the plan. These awards are subject to stockholder approval of the company’s 2010 Omnibus Incentive Plan. Additional information on the long-term incentive awards for each of the named executive officers is provided under the heading “Proposal 2- Approval of the Furniture Brands International, Inc. 2010 Omnibus Incentive Plan.”

Termination Based Compensation

Severance

Upon an involuntary termination of employment without cause or a constructive termination of employment, our named executive officers are entitled to receive severance payments under our Executive Severance Plan or in the case of Mr. Scozzafava, under his employment agreement.

Under the Executive Severance Plan in effect on December 31, 2009, severance for involuntary termination without cause or constructive termination of employment for named executive officers, other than Mr. Scozzafava, is as follows:

•	one and one-half years of base salary plus a payment that represents one and one-half times the average award paid to the executive under the Short-Term Incentive Plan over the past three years prior to termination;

•	a prorated bonus under the Long-Term Incentive Plan in effect on the termination date payable when, and only if, it would otherwise be paid to the executive had the executive remained an employee throughout the period;

•	immediate vesting of any unvested equity awards that were outstanding on the date of termination if pursuant to the terms of the awards and our equity plans the executive is entitled to accelerated vesting;

•	payment for the value of company provided benefits for one year from the date of termination, which includes medical and dental coverage, including a tax gross up, and premiums for life insurance coverage; and

•	reimbursement for expenses associated with financial counseling, legal fees and job search costs up to $40,000.

Under Mr. Scozzafava’s employment agreement in effect on December 31, 2009, in the event Mr. Scozzafava is involuntarily terminated without cause or his employment is constructively terminated, he is entitled to the following compensation:

•	three years of base salary plus a payment that represents three times the average short-term (annual) incentive paid in the past three years prior to termination in a single lump sum payment;

•	a prorated bonus under the Long-Term Incentive Plan in effect on the termination date payable when, and only if, it would otherwise be paid to the executive had the executive remained an employee throughout the period;

•	a single lump sum payment for two years of continued medical and dental coverage, including a tax gross-up;

•	immediate vesting of certain unvested options and restricted stock awards that were awarded to him under his employment agreement and immediate vesting of any other unvested equity awards that were outstanding on the date of the termination of his employment if pursuant to the terms of the awards and our equity plans he is entitled to accelerated vesting; and

•	reimbursement for expenses associated with outplacement services, job search expenses and financial counseling costs up to $40,000.

In consideration for these severance benefits, all of our executives have agreed not to compete with our company for one year following the executive’s termination of employment.

In February 2010, the Human Resources Committee amended the terms of the Executive Severance Plan and Mr. Scozzafava’s employment agreement effective July 1, 2010, to provide the following:

•	Executives are eligible for a pro-rated bonus under the Long-Term Incentive Plan in effect on the termination date only if at least 18 months or more of the three year performance period has lapsed;

•	Executives other than Mr. Scozzafava will receive severance equal to one times base salary (or in the case of a termination in connection with the sale of a business unit, one and one-half times base salary) plus the executive’s target award under the Short-Term Incentive Plan in effect on the termination date rather than a multiple of base salary plus the average award over the past three years;

•	Mr. Scozzafava will receive severance equal to two times base salary plus his target award under the Short-Term Incentive Plan in effect on the termination date rather than a multiple of base salary plus the average award over the past three years;

•	Executives will receive a pro-rated annual bonus payable when, and only if, it would otherwise be paid to the executive had the executive remained an employee throughout the period;

•	Executives will no longer receive a tax gross-up on any health, dental or vision benefits; and

•	Executives will be subject to a non-compete with our company for a period of 18 months if employment is terminated in connection with the sale of a business unit rather than one year, and Mr. Scozzafava will be subject to a non-compete with our company for a period of two years rather than one year.

Change in Control

Upon a change in control of our company, each named executive officer is entitled under certain circumstances to severance payments similar to those described above and accelerated vesting of certain outstanding unvested equity awards. These change in control provisions are designed to promote stability and continuity of executives during a change in control. The change in control agreements are “double-trigger” agreements meaning that other than with respect to accelerated equity awards, which are governed by the terms of our equity plans, in order to receive benefits under the agreement within a specified time period following a change in control, the executive must be terminated by us or the successor company without cause, or the executive must be constructively terminated, as defined in the agreements. Additional Information regarding change in control payments for the named executive officers under the change in control agreements in effect on December 31, 2009, is provided under the heading “Potential Payments upon Termination or Change in Control.”

In February 2010, the Human Resources Committee amended the terms of Mr. Scozzafava’s employment agreement effective July 1, 2010, to provide that if Mr. Scozzafava receives any payments that are subject to the excise tax imposed on “parachute payments” under the Internal Revenue Code on account of a transaction occurring on or before December 31, 2011 (as opposed to his original employment agreement, which provided this benefit throughout the term of his employment with us), we will pay him an excise tax gross-up payment. In addition, the Committee also committed to amend the change in control agreements for each of our other executive officers as the agreements come up for renewal to eliminate excise tax gross-ups on change in control benefits by December 31, 2011.

Benefits and Perquisites

We provide a 401(k) savings plan to all U.S. employees, including our named executive officers. We match 100% of the pre-tax contributions up to 3% of compensation plus 50% of pre-tax contributions up to the next 3% of compensation. In addition, we have a Deferred Compensation Plan, which is a non-qualified (unfunded) plan offered to select executives, including the named executive officers, who are impacted by the IRS’s statutory limits on company contributions under the 401(k) plan. The Deferred Compensation Plan provides executives, including the named executive officers, with the ability to defer base salary, incentive payments and other eligible compensation. In addition, the plan allows us to provide the same matching contribution, as a percentage of eligible compensation, to impacted employees as would have been available in the absence of statutory limits. Under the plan, executives can defer up to 100% of eligible compensation and contributions immediately vest.

We provide the named executive officers with limited perquisites and other personal benefits that our Human Resources Committee deems reasonable and consistent with our overall compensation program. We do not view perquisites as a significant element of our comprehensive compensation structure, but do believe that they can be used in conjunction with other elements of compensation to attract, motivate and retain individuals in a competitive environment.

In 2009, certain named executive officers received relocation benefits and reimbursement for commuting expenses. In addition, Mr. Scozzafava was allowed to use the corporate aircraft for personal travel.

Setting Executive Compensation

Role of Human Resources Committee and Executives Officers

Our Human Resources Committee’s primary duties and responsibilities are to establish and implement our compensation policies and programs for all employees, including our executive officers. The Human Resources Committee’s charter, which can be found on our website at www.furniturebrands.com, lists the specific responsibilities of the Committee.

Under its charter, our Human Resources Committee reviews and specifically approves all compensation decisions for all executive officers, other than our Chief Executive Officer. The compensation of our Chief Executive Officer is set by the full Board of Directors, excluding our Chief Executive Officer, based on the Human Resources Committee’s review and recommendation. In performing its duties, the Committee relies on Mr. Scozzafava, our Chief Executive Officer, and Ms. Sweetman, our Senior Vice President— Human Resources, to provide information regarding the executive officers, the executive officers’ roles and responsibilities, and the general performance of our company, the executive officers and the various business units that they manage. Mr. Scozzafava and Ms. Sweetman take directions from and bring suggestions to the Human Resources Committee. Neither Mr. Scozzafava nor any other member of management votes on items before the Human Resources Committee. However, Mr. Scozzafava makes compensation recommendations for the other named executive officers and those executives reporting directly to him, and our Human Resources

Committee solicits the views of Mr. Scozzafava on compensation matters, especially as they relate to the compensation of the other named executive officers and those executives reporting directly to him.

Role of Compensation Consultants

The Human Resources Committee has engaged an outside independent executive compensation consultant, Towers Watson & Company (formerly Towers Perrin), to advise and counsel the Committee. In determining the design and the level of each element of compensation, the Human Resources Committee reviews competitive market information prepared by Towers Watson. In addition, the Committee will seek input from Towers Watson on a number of other external market factors such as trends in executive compensation.

Benchmarking

In the past prior to suspending salary and incentive compensation increases, the Committee used market data provided by Towers Watson that outlined the salary and incentive compensation targets, both short- and long-term, for comparable market positions of executive officers at companies of similar size. The companies of similar size were matched by regression formulas from the broad company database of the Towers Watson survey. Individual identities of the companies are not known. The Committee then assessed our financial performance, competitive industry compensation practices, emerging market trends, and other factors. No specific weighting is assigned to these factors. Generally, there are nominal changes both up and down in target total compensation and the mix of the compensation elements. Actual total compensation can vary widely based on total company, business unit, and individual performance.

Our Human Resources Committee targets total executive compensation at the 50th percentile of competitive market practices. The Committee believes that this will allow us to attract and retain the appropriate level of executive talent. While the Committee targets compensation at the 50th percentile of the market, this review is only one factor considered by the Committee in determining each individual named executive officer’s actual compensation. The Committee also considers factors such as the named executive officer’s experience, historical compensation, individual performance and the company’s overall performance when establishing the named executive officer’s actual compensation.

With the assistance of Towers Watson, the Human Resources Committee identified peer companies to benchmark executive compensation for 2010. In setting future compensation, the Committee will benchmark executive compensation against both the peer group identified by the Committee and the Towers Watson survey of companies of similar size. The purpose of moving to a peer group was to allow us to keep our executive compensation competitive with those companies that compete with us for talent and to provide more transparency for our stockholders. In selecting a peer group, the Human Resources Committee identified U.S.-based publicly traded companies that are in the retail or consumer durables industry, have similar revenues and market capitalization, and have similar qualitative characteristics, including multi-brand retailers with cyclical businesses and operations involving both manufacturing and sourcing. The complete list of peer companies for 2010 is as follows:

J Crew Group Inc. Children’s Place Retail Stores Inc. Brown Shoe Co. Carter’s Inc. Fossil Inc. Warnaco Group Inc. Phillips-Van Huesen Corp. Jones Apparel Group, Inc. Steelcase Inc.	Herman Miller Inc. Wolverine World Wide Inc. Ethan Allen Interiors Inc. Tempur-Pedic International Inc. La-Z-Boy Inc. Sealy Corp. Aaron’s Inc. Williams-Sonoma Inc.	JAKKS Pacific Inc. Callaway Golf Co. Polaris Industries, Inc. Big 5 Sporting Goods Corp. Jo-Ann Stores Inc. Zales Corp. Cabela’s Inc. Tiffany & Co.

Additional Information on our Executive Compensation Program

Equity Grant Practices

We do not have any program, plan, or practice to time stock grants to our executives to take advantage of the release of material, non-public information. All equity grants to executive officers are approved by the Human Resources Committee. All routine annual stock option grants generally occur in February on the date of the Human Resources Committee meeting. The exercise price of each option is the closing price of our common stock on the date of grant. In the case of newly hired executives, equity-based awards are normally granted at the next Human Resources Committee meeting following their hire date.

Recoupment Policy for Incentive Compensation

If the company restates its reported financial results, the Board shall seek the recovery of any award that was paid to an executive found to be involved in fraud or misconduct that required the company to restate its financial results. This policy applies to any restatements that are required within three years of the end of the year for which the incentive payment was paid.

In addition, under the 2008 Incentive Plan and the proposed 2010 Omnibus Incentive Plan, the Board may seek the recovery of any gain realized by a participant from an award made under these plans if the Board determines that the company has been materially harmed by such participant within one year after the gain is realized by the participant.

Tax and Accounting Implications

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1 million paid for any fiscal year to the company’s chief executive officer and three other most highly compensated executive officers (other than the chief financial officer) as of the end of the fiscal year. However, pursuant to regulations issued by the U.S. Treasury Department, certain limited exemptions to Section 162(m) apply with respect to qualified “performance-based compensation.” Neither base salary nor restricted stock that vests based solely on continued service qualify as performance-based compensation under Section 162(m). Although a significant portion of each executive officer’s compensation will satisfy the requirements for deductibility under Section 162(m), the Human Resources Committee retains the ability to evaluate the performance of our executives and to pay appropriate compensation, even if it may result in the non-deductibility of certain compensation under federal tax law.

Stock Ownership Requirements

The Committee believes that meaningful executive ownership is integral to aligning executive and stockholder interests. Effective on January 1, 2007, we implemented formal executive stock ownership guidelines. Our top executives are required to own a fixed number of shares of our stock ranging from 20,000 to 200,000 shares depending upon position. Executives will have five years to achieve targeted ownership. As of December 31, 2009, each executive had either satisfied these ownership guidelines or had time remaining to do so.

Human Resources Committee Report on Executive Compensation for 2009

We have reviewed and discussed with management the Compensation Discussion and Analysis set forth above. Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the Compensation Discussion and Analysis referred to above be included in our 2010 Proxy Statement and incorporated by reference into our 2009 Annual Report on Form 10-K.

Submitted by the Human Resources Committee,

Bob L. Martin (Chairman)
Maureen A. McGuire
Aubrey B. Patterson

Compensation Committee Interlocks and Insider Participation

Our Human Resources Committee consists of Bob L. Martin, Maureen A. McGuire and Aubrey B. Patterson. Mr. Patterson is Chairman and Chief Executive Officer of BancorpSouth, Inc., and in 2009, we paid the leasing division of BancorpSouth, Inc. approximately $773,000 in connection with certain truck and trailer and other equipment leases.

No member of our Human Resources Committee has served as one of our officers or employees at any time. None of our executive officers serve as a member of the compensation committee of any other company that has an executive officer serving as a member of our Board of Directors. None of our executive officers serve as a member of the Board of Directors of any other company that has an executive officer serving as a member of our Human Resources Committee.

SUMMARY COMPENSATION TABLE

The following table summarizes the compensation of the named executive officers for the year ended December 31, 2009, and for those executive officers named in our 2009 or 2008 Proxy Statements, for the years ended December 31, 2008 and 2007. The named executive officers are our Chief Executive Officer, Chief Financial Officer, and three other most highly compensated executive officers.

							Change in
							Pension
							Value and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
Name and Principal Position	Year	Salary	Bonus(1)	Awards(2)	Awards(3)	Compensation	Earnings	Compensation(4)	Total

Ralph P. Scozzafava	2009	$750,000	$—	$—	$—	$—	—	$92,544	$842,544
Chairman & Chief	2008	747,500	—	572,000	1,363,755	2,950,000	—	129,283	5,762,538
Executive Officer	2007	376,923	350,000	298,400	907,889	—	—	342,561	2,275,773
Steven G. Rolls	2009	475,000	—	—	—	—	—	169,110	644,110
Chief Financial Officer	2008	354,423	285,000	492,900	110,592	1,236,000	—	126,209	2,605,124
Jon D. Botsford	2009	350,000	—	—	—	—	—	63,016	413,016
Senior Vice President, General Counsel & Secretary
Raymond J. Johnson	2009	383,077	150,000	108,900	70,392	—	—	95,873	808,242
Senior Vice President — Global Supply Chain
Edward D. Teplitz	2009	390,000	—	—	—	—	—	40,722	430,722
President — Thomasville & Drexel Heritage

(1)	This column represents a one-time sign-on bonus paid to Mr. Johnson when he joined the company.

(2)	This column represents the aggregate grant date fair value for stock awards granted in the fiscal years ended December 31, 2009, December 31, 2008 and December 31, 2007, computed in accordance with FASB ASC Topic 718. For additional information, refer to Note 11 of our audited consolidated financial statements in our Form 10-K for the year ended December 31, 2009, as filed with the SEC. These amounts reflect the fair value of the stock awards on the grant date and do not correspond to the actual value that will be recognized by the named executives. For performance-based awards, the amounts in the column reflect the most probable outcome award value at the date of grant in accordance with FASB ASC Topic 718, which amount assumes that the highest level of performance conditions will be achieved.

(3)	This column represents the aggregate grant date fair value for stock options granted in the fiscal years ended December 31, 2009, December 31, 2008 and December 31, 2007, computed in accordance with FASB ASC Topic 718. For additional information, refer to Note 11 of our audited consolidated financial statements in our Form 10-K for the year ended December 31, 2009, as filed with the SEC. These amounts reflect the fair value of the options on the grant date and do not correspond to the actual value that will be recognized by the named executives. For performance-based awards, the amounts in the column reflect the most probable outcome award value at the date of grant in accordance with FASB ASC Topic 718, which amount assumes that the highest level of performance conditions will be achieved.

(4)	Detail of the amounts reported in the “All Other Compensation” column for fiscal year 2009 is provided in the table below:

	Personal Use of	401(k) Plan		Temporary	Commuting
	Airplane(a)	Match(b)	Relocation(c)	Housing(d)	Expenses(e)	Tax Payments(f)	Total

Ralph P. Scozzafava	$85,194	$7,350	$—	$—	$—	$—	$92,544
Steven G. Rolls	—	11,025	—	93,833	—	64,252	169,110
Jon D. Botsford	—	7,350	—	17,799	15,993	21,874	63,016
Raymond J. Johnson	—	8,575	56,676	—	—	30,622	95,873
Edward D. Teplitz	—	11,025	—	—	22,647	7,050	40,722

(a)	As required by SEC rules, the amount shown is the aggregate incremental cost to our company of personal use of the company’s airplane that is calculated based on the variable operating costs per mile, which includes fuel costs, maintenance, associated travel costs for the crew and certain office expenses, but does not include the tax on the disallowance (net of W-2 adjustments) of certain aircraft expenses under current Federal income tax law.

(b)	These amounts reflect company matching contributions under the company’s 401(k) Plan.

(c)	This amount reflects reimbursements paid for company relocation expenses related to Mr. Johnson’s move to St. Louis. This package contains the same elements as a standard employee relocation package, including tax gross-up.

(d)	This amount reflects temporary housing in St. Louis.

(e)	This amount reflects reimbursement for commuting expenses to St. Louis for Mr. Botsford and to North Carolina for Mr. Teplitz.

(f)	These amounts reflect tax gross-up payments for taxable portion of relocation expenses, temporary housing and commuting expenses.

GRANTS OF PLAN-BASED AWARDS TABLE IN 2009

The compensation plans under which the grants in the following table were made are generally described in the Compensation Discussion and Analysis in this Proxy Statement and include the 2009 Short-Term Incentive Plan (“2009 STIP”) and the 2008 Incentive Plan (the “2008 Plan”).

								All Other	All Other
							Estimated Future	Stock	Option
							Payouts Under	Awards:	Awards:	Exercise	Grant Date
							Equity	Number of	Number of	or Base	Fair Value
				Estimated Future Payouts Under			Incentive	Shares of	Securities	Price of	of Stock
		Grant		Non-Equity Incentive Plan Awards(1)			Plan Awards(3)	Stock or	Underlying	Option	and Option
Name and Principal Position*	Plan	Date		Threshold	Target	Maximum	Target	Units(4)	Options(5)	Awards	Awards(6)

Ralph P. Scozzafava	2009 STIP			$562,500	$750,000	$1,500,000
Chairman & Chief Executive Officer

Steven G. Rolls	2009 STIP			213,750	285,000	570,000
Chief Financial Officer

Jon D. Botsford	2009 STIP			131,250	175,000	350,000
Senior Vice President, General Counsel & Secretary

Raymond J. Johnson	2009 STIP			142,656	190,208	380,417
Senior Vice President —	2008 Plan	5/6/09						15,000			35,196
Global Supply Chain	2008 Plan	5/6/09							30,000	$3.63	108,900
	2008 Plan	5/6/09					15,000				35,196
	2008 Plan	12/21/09	(2)		212,389	318,593

Edward D. Teplitz	2009 STIP			175,500	234,000	468,000
President — Thomasville & Drexel Heritage

(1)	The amounts in these columns include the threshold, target and maximum amounts for each named executive officer under the 2009 STIP. The 2009 STIP payments are based on achieving net earnings and net sales goals for our company and the columns reflect payouts at the threshold of 75% of the award, payouts at the target of 100% of the award and payouts at the maximum of 200% of the award. Because we did not achieve the target net earnings specified in the 2009 STIP, no payments were made under the 2009 STIP.

(2)	The amounts in this row represent the target and maximum cash payouts for the 67,857 restricted stock units granted to Mr. Johnson. The awards are payable only in cash and future payout is contingent upon achieving share price appreciation objectives and service based retention periods. If the share price appreciation objectives and retention periods are met, Mr. Johnson will receive $6.26 per unit for half of his grant and $9.39 per unit for the other half of his grant.

(3)	The amount in this column represents the number of shares of common stock underlying target payout of restricted stock granted to Mr. Johnson under the 2008 Plan. Future payout of the restricted stock is subject to the achievement of target return on invested capital for the January 1, 2009 to December 31, 2011 performance period.

(4)	Restricted shares vest based on the schedules described in the footnotes to the “Outstanding Equity Awards at Fiscal Year-End” table in this Proxy Statement. All restricted shares will vest immediately upon a change in control of the company. Participants are paid dividends with respect to their unvested restricted shares.

(5)	The exercise price of the stock options is equal to the closing price of our common stock on the grant date. Stock options vest based on the schedules described in the footnotes to the “Outstanding Equity Awards at Fiscal Year-End” table in this Proxy Statement. All stock options will vest immediately upon a change in control of the company. Holders of stock options do not receive dividend equivalents or have any voting rights with respect to the shares of common stock underlying the options.

(6)	The amounts shown are the grant date fair value of the awards. The assumptions used to determine such values are described in Note 11 of our audited consolidated financial statements in our Form 10-K for the year ended December 31, 2009.

OUTSTANDING EQUITY AWARDS VALUE AT FISCAL YEAR-END TABLE

The following table provides information on the holdings of stock options and restricted stock awards by our named executive officers outstanding as of December 31, 2009. The market value of stock awards is based on the closing price of our stock on December 31, 2009, which was $5.46.

	Option Awards					Stock Awards
									Equity
									Incentive
									Plan		Equity Incentive
			Equity Incentive					Market	Awards:		Plan Awards:
			Plan Awards:					Value of	Number of		Market or
	Number of	Number of	Number of			Number of		Shares of	Unearned		Payout Value of
	Securities	Securities	Securities			Shares of		Stock or	Shares, Units		Unearned
	Underlying	Underlying	Underlying			Stock or		Units of	or Other		Shares, Units or
	Unexercised	Unexercised	Unexercised	Option	Option	Units that		Stock that	Rights that		Other Rights
	Options	Options	Unearned	Exercise	Expiration	Have Not		Have Not	Have Not		that Have Not
Name and Principal Position	(Exercisable)(1)	(Unexercisable)(1)	Options(2)	Price	Date	Vested		Vested	Vested		Vested

Ralph P. Scozzafava	108,646	108,646		14.92	06/18/2017	6,666	(3)	$36,396
Chairman & Chief	62,500	187,500		10.48	02/01/2018
Executive Officer			100,000	11.44	03/14/2018				50,000	(2)	$273,000
Steven G. Rolls			24,000	12.90	04/08/2018				12,000	(2)	65,520
Chief Financial Officer						10,000	(3)	54,600
						10,000	(3)	54,600
Jon D. Botsford			24,000	11.44	03/14/2018				12,000	(2)	65,520
Senior Vice President,						12,500	(3)	68,250
General Counsel & Secretary
Raymond J. Johnson	—	30,000		3.63	05/06/2016	15,000	(3)	81,900
Senior Vice President —									15,000	(4)	81,900
Global Supply Chain
Edward D. Teplitz			24,000	11.44	03/14/2018				12,000	(2)	65,520
President — Thomasville						2,000	(3)	10,920
& Drexel Heritage

(1)	Mr. Scozzafava’s stock options set forth in the table were granted ten years prior to the expiration date and vest in four equal annual installments on the anniversary of the grant date. Mr. Johnson’s stock options set forth in the table were granted seven years prior to the expiration date and vest in three equal annual installments on the anniversary of the grant date.

(2)	Amounts represent the target level of payout of stock options and shares of restricted stock underlying outstanding awards. Payout of the stock options and shares of restricted stock are subject to the achievement of net earnings goals for 2009. Because we did not achieve the target net earnings, all awards were forfeited in February 2010.

(3)	Shares of restricted stock vest in three equal annual installments commencing on the following dates: Mr. Scozzafava— June 18, 2008; Mr. Rolls— April 16, 2009 and April 8, 2010; Mr. Botsford — February 11, 2010; Mr. Johnson— February 2, 2010, and Mr. Teplitz— October 10, 2010.

(4)	This amount represents the target level of payout of shares of restricted stock underlying outstanding awards. Shares of restricted stock vest in full upon the attainment of three year return on invested capital during the January 1, 2009 to December 31, 2011 performance period.

OPTION EXERCISES AND STOCK VESTED IN 2009

The following table provides information on stock option exercises and the vesting of restricted stock awards for the named executive officers during 2009.

	Option Awards		Stock Awards
	Number of Shares	Value Realized on	Number of Shares	Value Realized
Name	Acquired on Exercise	Exercise	Acquired on Vesting	on Vesting(1)

Ralph P. Scozzafava	—	$—	6,667	$23,468
Steven G. Rolls	—	—	5,000	11,200
Jon D. Botsford	—	—	—	—
Raymond J. Johnson	—	—	—	—
Edward D. Teplitz	—	—	—	—

(1)	Represents the amount realized based on the fair market value of our common stock on the vesting date. The fair market value was determined using the high and low value of our common stock on the vesting date.

NONQUALIFIED DEFERRED COMPENSATION

The table below provides information on the nonqualified deferred compensation of the named executives in 2009, under our Deferred Compensation Plan. Our Deferred Compensation Plan is a nonqualified, unfunded defined contribution plan. The plan allows highly compensated employees, including executive officers, to defer up to 100% of salary and other eligible compensation. Company matching contributions are made at the same rate as provided in our qualified 401(k) plan on earnings in excess of the tax code limit of $245,000 in 2009 and are immediately vested. All contributions to the Deferred Compensation Plan are credited with Moody’s AA interest, which was 5.49% for 2009. Participants begin receiving distributions after retirement or termination of employment.

		Registrant	Aggregate
	Executive Contributions	Contributions in	Earnings in Last	Aggregate Balance at
Name	in Last Fiscal Year	Last Fiscal Year	Fiscal Year	Last Fiscal Year End

Ralph P. Scozzafava	—	—	$8,291	$134,015
Steven G. Rolls	—	—	1,693	27,367
Jon D. Botsford	—	—	—	—
Raymond J. Johnson	—	—	—	—
Edward D. Teplitz	—	—	—	—

POTENTIAL PAYMENTS UPON
TERMINATION OR CHANGE OF CONTROL

The section below describes the payments that may be made to named executive officers upon an executive’s employment with our company being terminated pursuant to individual agreements in effect on December 31, 2009. This section assumes that the named executive officer left our company on December 31, 2009, and as such, this section does not describe the subsequent amendments or new agreements that were entered into after December 31, 2009 and that are described in the Compensation Discussion and Analysis in this Proxy Statement.

Employment Agreements

We entered into an employment agreement with Ralph P. Scozzafava effective June 18, 2007, and subsequently amended it on May 1, 2008. The terms of this agreement terminate effective June 30, 2010. Under the terms of Mr. Scozzafava’s employment agreement in effect on December 31, 2009, if Mr. Scozzafava is terminated by us without cause or if he is constructively terminated at anytime, including following a change in control of our company, he is entitled to receive the following under the terms of the agreement:

•	three years of base salary payable plus a payment that represents three times the average short-term (annual) incentive paid in the past three years prior to termination payable in a single lump sum payment;

•	a prorated bonus under the Long-Term Incentive Plan in effect on the termination date and payable when, and only if, it would otherwise be payable to Mr. Scozzafava if he had remained employed;

•	a single lump sum payment for two years of continued medical and dental coverage, including a tax gross-up;

•	immediate vesting of certain unvested options and restricted stock awards that were awarded to him under his employment agreement and immediate vesting of any other unvested equity awards that were outstanding on the date of the termination of his employment if pursuant to the terms of the awards and our equity plans he is entitled to accelerated vesting; and

•	reimbursement for expenses associated with outplacement services, job search expenses and financial counseling costs up to $40,000.

In addition, if Mr. Scozzafava’s employment is terminated by us without cause or he is constructively terminated within six months prior to a change in control of our company, we will pay Mr. Scozzafava a cash payment equal to the fair market value of all unvested restricted stock awards on the date Mr. Scozzafava’s employment is terminated plus the difference of the fair market value of any unexercised stock options less the exercise price of the unexercised options. For a period of twelve months following termination of his employment, Mr. Scozzafava will be subject to a non-compete.

Constructive termination under the agreement means termination by Mr. Scozzafava due to a material diminution in Mr. Scozzafava’s authority, duties or responsibilities; a change in the geographic location of the executive’s position, or a material reduction in base pay, incentive compensation and benefits.

Executive Severance Plan

Our Executive Severance Plan covers certain executives, including our named executive officers other than Mr. Scozzafava. Under the plan in effect on December 31, 2009, if the executive’s employment is terminated by us without cause or the executive is constructively terminated, the executive is entitled to receive the following:

•	one and one-half years of base salary plus a payment that represents one and one-half times the average award paid to the executive under the Short-Term Incentive Plan over the past three years prior to termination payable in a single lump sum payment;

•	a prorated bonus under the Long-Term Incentive Plan in effect on the termination date and payable when, and only if, it would otherwise be payable to the executive had the executive remained employed;

•	immediate vesting of any other unvested equity awards that were outstanding on the date of termination if pursuant to the terms of the awards and our equity plans the executive is entitled to accelerated vesting;

•	payment for the value of company provided benefits for one year from the date of termination, which includes medical and dental coverage, including a tax gross up, and premiums for life insurance coverage; and

•	reimbursement for expenses associated with financial counseling, legal fees and job search costs up to $40,000.

For a period of twelve months following termination of employment, each executive will be subject to a non-compete. Constructive termination under the plan means termination of employment due to a material diminution in the executive’s authority, duties or responsibilities; a change in the geographic location of the executive’s position, or a material reduction in base pay, incentive compensation and benefits.

Change in Control Agreements

We entered into Change in Control Agreements with each of our named executive officers, other than Mr. Scozzafava. These agreements expire on December 31, 2010.

Pursuant to the agreements in effect on December 31, 2009, on a change in control of our company, all unvested equity grants held by an executive will immediately vest on the date of the change in control pursuant to the terms of the awards and our equity plans, and the executive will receive in a lump sum a pro-rated payment under the Long-Term Incentive Plan and Short-Term Incentive Plan in effect on the date of the change in control.

If six months prior to a change in control or two years following a change in control of our company, an executive’s employment is either terminated without cause or his or her employment is constructively terminated, the executive will be entitled to the following payments:

•	A severance payment payable in a single lump sum equal to one and one-half years of base salary plus the full year short-term (annual) incentive target for the year of termination;

•	Payment for the value of company provided benefits for one and one-half years. These benefits consist of premiums for medical and dental coverage, including a tax gross-up, company match to the 401(k) and deferred compensation plans, retirement plan accrual (if applicable), and premiums for life insurance coverage;

•	Reimbursement for expenses associated with financial counseling and associated legal fees, and job search costs up to $40,000; and

•	Job search counseling and assistance at the executive level from an out-placement provider of our choice.

Termination and Change in Control Table for 2009

The tables below outline the potential payments to our Chief Executive Officer and other named executive officers upon the occurrence of certain termination triggering events. The amounts in the tables assume that the listed officer left our company effective December 31, 2009 and that the price per share of our common stock on that date was $5.46. Amounts actually received should any of the named executive officers cease to be employed by our company will vary based on factors such as the timing during the year of any such event, our stock price, and any changes to our benefit arrangements and policies. Specifically, Mr. Scozzafava’s employment agreement was amended effective July 1, 2010 to among other things, and the Human Resources Committee has committed to amend the executives’ agreements to, eliminate excise tax gross-ups by December 31, 2011. Named executed officers will be entitled to receive all amounts accrued and vested under our 401(k) plan and deferred compensation plans in which the named executive officer participates. These amounts will be determined and paid in accordance with the applicable plans and are not included in the tables because they are not termination payments.

Ralph P. Scozzafava
Chairman of the Board & Chief Executive Officer

		Involuntary
Executive Benefits &		Termination
Payments Upon	Voluntary		Not For			Change in
Termination(1)	Termination	For Cause	Cause	Death	Disability	Control(7)

Compensation
Severance	—	—	$2,775,000	—	—	$2,775,000
Short-Term Incentive Plan(2)	—	—	—	—	—	—
Long-Term Incentive Plan(2)	—	—	—	—	—	—
Stock Options (Unvested & Accelerated)(3)	—	—	—	—	—	—
Restricted Stock (Unvested & Accelerated)(3)	—	—	36,399	—	—	309,399
Restricted Stock Units (Unvested & Accelerated)(3)	—	—	—	—	—	4,000,015
Benefits
Benefits Continuation(4)	—	—	66,691	—	—	66,691
280G Tax Gross-Up(5)	—	—	—	—	—	3,079,723
Other Benefits(6)	—	—	40,000	—	—	40,000

TOTAL	—	—	$2,918,090	—	—	$10,270,828

Steven G. Rolls
Chief Financial Officer

		Involuntary
Executive Benefits &		Termination
Payments Upon	Voluntary		Not For			Change in
Termination(1)	Termination	For Cause	Cause	Death	Disability	Control(7)

Compensation
Severance	—	—	$1,140,000	—	—	$1,140,000
Short-Term Incentive Plan(2)	—	—	—	—	—	—
Long-Term Incentive Plan(2)	—	—	—	—	—	—
Stock Options (Unvested & Accelerated)(3)	—	—	—	—	—	—
Restricted Stock (Unvested & Accelerated)(3)	—	—	—	—	—	174,720
Restricted Stock Units (Unvested & Accelerated)(3)	—	—	—	—	—	750,011
Benefits
Benefits Continuation(4)	—	—	41,723	—	—	65,731
280G Tax Gross-Up(5)	—	—	—	—	—	804,943
Other Benefits(6)	—	—	40,000	—	—	104,257

TOTAL	—	—	$1,221,723	—	—	$3,039,662

Jon D. Botsford
Senior Vice President, General Counsel & Secretary

Executive Benefits &		Involuntary Termination
Payments Upon	Voluntary		Not For			Change in
Termination(1)	Termination	For Cause	Cause	Death	Disability	Control(7)

Compensation
Severance	—	—	$525,000	—	—	$787,500
Short-Term Incentive Plan(2)	—	—	—	—	—	—
Long-Term Incentive Plan(2)	—	—	—	—	—	—
Stock Options (Unvested & Accelerated)(3)	—	—	—	—	—	—
Restricted Stock (Unvested & Accelerated)(3)	—	—	—	—	—	111,018
Restricted Stock Units (Unvested & Accelerated)(3)	—	—	—	—	—	499,986
Benefits
Benefits Continuation(4)	—	—	38,799	—	—	59,148
280G Tax Gross-Up(5)	—	—	—	—	—	506,392
Other Benefits(6)	—	—	40,000	—	—	101,351

TOTAL	—	—	$603,799	—	—	$2,065,395

Raymond J. Johnson
Senior Vice President- Global Supply Chain

		Involuntary
		Termination
Executive Benefits & Payments Upon	Voluntary		Not For			Change in
Termination(1)	Termination	For Cause	Cause	Death	Disability	Control(7)

Compensation
Severance	—	—	$847,500	—	—	$933,750
Short-Term Incentive Plan(2)	—	—	—	—	—	—
Long-Term Incentive Plan(2)	—	—	—	—	—	—
Stock Options (Unvested & Accelerated)(3)	—	—	—	—	—	—
Restricted Stock (Unvested & Accelerated)(3)	—	—	122,098	$149,349	$149,349	272,950
Restricted Stock Units (Unvested & Accelerated)(3)	—	—	—	—	—	212,392
Benefits
Benefits Continuation(4)	—	—	34,621	—	—	53,721
280G Tax Gross-Up(5)	—	—	—	—	—	—
Other Benefits(6)	—	—	40,000	—	—	107,527

TOTAL	—	—	$1,044,219	$149,349	$149,349	$1,580,340

Edward D. Teplitz
President- Thomasville & Drexel Heritage

		Involuntary
		Termination
Executive Benefits & Payments Upon	Voluntary		Not For			Change in
Termination(1)	Termination	For Cause	Cause	Death	Disability	Control(7)

Compensation
Severance	—	—	$608,438	—	—	$936,000
Short-Term Incentive Plan(2)	—	—	—	—	—	—
Long-Term Incentive Plan(2)	—	—	—	—	—	—
Stock Options (Unvested & Accelerated)(3)	—	—	—	—	—	—
Restricted Stock (Unvested & Accelerated)(3)	—	—	—	—	—	76,440
Restricted Stock Units (Unvested & Accelerated)(3)	—	—	—	—	—	499,986
Benefits
Benefits Continuation(4)	—	—	41,408	—	—	63,584
280G Tax Gross-Up(5)	—	—	—	—	—	625,008
Other Benefits(6)	—	—	40,000	—	—	107,527

TOTAL	—	—	$689,846	—	—	$2,308,545

(1)	For purposes of this analysis, we assumed the compensation of each executive is as follows: Mr. Scozzafava, current base salary is equal to $750,000 with a short-term incentive target equal to 100% of base salary; Mr. Rolls, current base salary is equal to $475,000 with a short-term incentive target equal to 60% of base salary; Mr. Botsford, current base salary is equal to $350,000 with a short-term incentive target equal to 50% of base salary; Mr. Johnson, current base salary is equal to $415,000 with a short-term incentive target equal to 50% of base salary; and Mr. Teplitz, current base salary is equal to $390,000 with a short-term incentive target equal to 60% of base salary.

(2)	The table does not include payments under the 2009 Short-Term Incentive Plan because performance targets were not met. Assumes that no payouts will be made under the 2008 Long-Term Incentive Plan because it is not probable that the performance targets will be achieved.

(3)	All unvested stock options and restricted stock awards accelerate and vest immediately on a change in control. As of December 31, 2009, the share price appreciation objectives and service based retention periods for restricted stock units have not been achieved, and as a result, the restricted stock units payout at $3.13 per share on a change in control.

(4)	Benefits continuation include the cost of continuing health, vision and dental coverage, grossed up for federal and state taxes, as well as life insurance, accidental death and dismemberment insurance, and maximum potential employer matching 401(k) contributions.

(5)	If the “parachute payment” (severance plus value of accelerated equity) is greater than 2.99 times the average W-2 reported compensation for the preceding five years, then the amount to be paid to the executive will be reduced so that the aggregate payment does not exceed such amount and is not subject to an “excise tax” on the portion of the parachute payment that exceeds one times the average W-2 reported compensation for the preceding years. This applies unless the parachute payment exceeds the product of 2.99 times the average W-2 reported compensation for the preceding five years by an amount greater than 10% of such product. If this occurs, per the agreements with each individual, an additional “gross up payment” equal to the value of the excise tax imposed will be paid.

(6)	Other benefits include cost of outplacement services, reasonable job hunting expenses, and travel expenses up to $40,000, as well as potential tax gross-ups provided for in individual agreements.

(7)	Assumes that the executive was involuntarily terminated-not for cause following a change in control.

OWNERSHIP OF SECURITIES

Ownership of Our Voting Stock

The following table provides information about the beneficial ownership of shares of our common stock as of March 15, 2010, by each person or group that, to our knowledge, beneficially owns more than 5% of the outstanding shares of common stock; by each of our current directors and each nominee for election as a director; by each of our named executive officers; and all of our directors and named executive officers as a group. The persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and unless otherwise noted in the notes that follow. Percentage of beneficial ownership is based on 48,475,055 shares of common stock outstanding as of the close of business on March 15, 2010. Each share of common stock is entitled to one vote.

Unless otherwise indicated below, the address for each listed director and executive officer is Furniture Brands International, Inc., 1 North Brentwood Boulevard, 15th Floor, St. Louis, Missouri 63105.

Name of Beneficial Owner	Number of shares	Percent

5% Stockholder
Samson Holding Ltd.(1)	7,221,373	14.90%
FMR LLC(2)	6,169,049	12.73%
BlackRock, Inc.(3)	3,926,167	8.10%
Dimensional Fund Advisors LP(4)	3,325,212	6.86%
Royce & Associates, LLC(5)	2,854,400	5.89%
Executive Officers and Directors
Ralph P. Scozzafava(6)	483,646	1.00%
Steven G. Rolls(7)	50,000	*
Jon D. Botsford(8)	32,500	*
Raymond J. Johnson(9)	25,000	*
Edward D. Teplitz(10)	22,000	*
Wilbert G. Holliman(11)	428,415	*
John R. Jordan, Jr.(12)	7,000	*
Ira D. Kaplan(13)	9,775	*
Maureen A. McGuire(14)	18,775	*
Bob L. Martin(12)	27,500	*
Aubrey B. Patterson(12)	12,000	*
Alan G. Schwartz(13)	9,775	*
James M. Zimmerman	—	*
All Directors and Executive Officers as a Group(13)	1,126,386	2.30%

*	Less than one percent.

(1)	According to a Schedule 13D/A filed by Samson Holding Ltd. with the SEC on February 22, 2008, this consists of 7,221,373 shares of common stock beneficially owned by Samson Holding Ltd., which we refer to as Samson. According to the filing, Samson has shared voting power and shared dispositive power over 7,221,373 shares of common stock. Also included as reporting persons are Advent Group Limited, Magnificent Capital Holding Limited, Mr. Shan Huei Kuo and Ms. Yi-Mei Liu, all of whom have shared voting power and shared dispositive power as to 7,211,373, all as a result of their direct or indirect ownership of a controlling interest in Samson and which or whom may be deemed to beneficially own and have shared power to vote, dispose or to direct the disposition of those shares beneficially owned by Samson. The address of Samson is Level 28, Three Pacific Place, 1 Queen’s Road East, Hong Kong.

(2)	According to a Schedule 13G/A filed by FMR LLC with the SEC on February 16, 2010, this consists of 6,169,049 shares beneficially held by FMR LLC, as a result of acting as an investment adviser or investment manager to various investment companies or institutional accounts. According to the Schedule 13G/A, FMR LLC has sole voting power over 548,100 shares of common stock and sole dispositive power over 6,169,049 shares of common stock. The address of FMR LLC is 82 Devonshire Street, Boston, Massachusetts 02109.

(3)	According to a Schedule 13G filed by BlackRock, Inc. with the SEC on January 29, 2010, this consists of 3,926,167 shares beneficially owned by BlackRock, Inc. According to the filing, BlackRock, Inc. has sole voting power and sole dispositive power over all of the shares. The address for BlackRock, Inc is.40 East 52nd Street, New York, New York 10022.

(4)	According to a Schedule 13G/A filed by Dimensional Fund Advisors LP with the SEC on February 8, 2010, this consists of 3,325,212 shares beneficially held by Dimensional Fund Advisors LP, which we refer to as DFA. The securities are owned by various investment companies, trusts and separate accounts that DFA serves as investment advisor with power to direct investments and/or sole power to vote the securities. According to the Schedule 13G/A, DFA has sole voting power over 3,254,647 shares of common stock and sole dispositive power over 3,325,212 shares of common stock. The address of DFA is Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas 78746.

(5)	According to a Schedule 13G filed by Royce & Associates, LLC with the SEC on January 25, 2010, this consists of 2,854,400 shares of common stock beneficially owned by Royce & Associates, LLC. According to the filing, Royce & Associates, LLC has sole voting power and sole dispositive power over all of the shares. The address of Royce & Associates, LLC is 745 Fifth Avenue, New York, New York 10151.

(6)	Includes 233,646 shares of common stock subject to options that are exercisable within 60 days of March 15, 2010. Also includes 6,666 shares of common stock underlying restricted stock awards with which Mr. Scozzafava has sole voting power but no current investment power and 230,000 shares held in a revocable trust.

(7)	Includes 20,000 shares of common stock underlying restricted stock awards with which Mr. Rolls has sole voting power but no current investment power.

(8)	Includes 8,333 shares of common stock underlying restricted stock awards with which Mr. Botsford has sole voting power but no current investment power.

(9)	Includes 10,000 shares of common stock subject to options that are exercisable within 60 days of March 15, 2010. Also includes 10,000 shares of common stock underlying restricted stock awards with which Mr. Johnson has sole voting power but no current investment power.

(10)	Includes 2,000 shares of common stock underlying restricted stock awards with which Mr. Teplitz has sole voting power but no current investment power.

(11)	Includes 278,000 shares of common stock subject to options that are exercisable within 60 days of March 15, 2010. Also includes 5,000 shares of common stock underlying restricted stock awards with which Mr. Holliman has sole voting power but no current investment power.

(12)	Includes 5,000 shares of common stock underlying restricted stock awards with which the director has sole voting power but no current investment power.

(13)	Includes 8,804 shares of common stock underlying restricted stock awards with which the director has sole voting power but no current investment power.

(14)	Includes 18,775 shares of common stock underlying restricted stock awards with which Ms. McGuire has sole voting power but no current investment power.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires directors and executive officers and persons who own more than ten percent of a registered class of equity securities to file with the U.S. Securities and Exchange Commission (SEC) initial reports of ownership and reports of changes in ownership of common stock and other equity securities of our company. Such reporting persons are required by rules of the SEC to furnish us with copies of all Section 16(a) reports they file. To our knowledge, based solely upon a review of Section 16(a) reports furnished to us for fiscal year 2009 and written representations that no reports on Form 5 were required, we believe that our directors, executive officers and greater than ten percent stockholders complied with all Section 16(a) filing requirements applicable to them with respect to transactions during 2009.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures

The Governance and Nominating Committee is responsible for review, approval, or ratification of “related person transactions” involving our company and related persons. A related person is a director, officer, nominee for director, or 5% stockholder of our company, and their immediate family members. We have adopted written policies and procedures that apply to any transaction or series of transactions in which we are a participant, the amount involved exceeds $120,000, and a related person has a direct or indirect material interest.

Under our Corporate Governance Guidelines, the Governance and Nominating Committee will in addition to any other factors that it deems appropriate, analyze whether the terms are fair to our company, whether the transaction is material, the role of the related person in the transaction, the structure of the transaction and the interests of all related persons in the transaction. A related person transaction will only be approved or ratified by the Governance and Nominating Committee if the transaction is beneficial to us and the terms are fair to us.

Management presents all related person transactions to the Governance and Nominating Committee for review. The Governance and Nominating Committee determines whether the related person has a material interest in a transaction and may approve, ratify, rescind, or take other action with respect to the transaction in its discretion.

Related Person Transactions

In 2007, Samson Holding Ltd., and entities affiliated with Samson Holding, acquired more than five percent of our common stock in open market transactions. Prior to their acquisition and since their acquisition of our stock, we have purchased certain case goods from entities affiliated with Samson Holding. We paid entities affiliated with Samson Holding approximately $21.1 million for goods that we purchased during 2009.

One of our subsidiaries, Action Transport, Inc., leases trucks, trailers and other equipment through a division of BancorpSouth, Inc. Aubrey B. Patterson, a director of our company, is the Chairman and Chief Executive Officer of BancorpSouth, Inc., and in 2009, we paid the leasing division of BancorpSouth approximately $773,000 pursuant to the terms of these leases.

We paid Wilbert G. Holliman, a current director of our company and our former Chief Executive Officer, $1 million on January 1, 2009, pursuant to the terms of his employment agreement dated January 1, 1999, as amended in January 2005. Under the terms of this agreement, we agreed to pay Mr. Holliman following his retirement as Chief Executive Officer, $1 million per year for four years commencing on January 1, 2009. In 2009, we also paid Mr. Holliman retirement benefits of approximately $577,000 under our Supplemental Executive Retirement and Deferred Compensation Plans, which Mr. Holliman participated in while employed by our company.

OTHER MATTERS

Stockholder Proposals

Under SEC rules, a stockholder who intends to present a proposal, including nomination of a director, at our 2011 Annual Meeting of Stockholders and who wishes the proposal to be included in the proxy statement for that meeting must submit the proposal in writing to Jon D. Botsford, our Corporate Secretary, at 1 North Brentwood Boulevard, 15th Floor, St. Louis, Missouri 63105, before November 19, 2010. SEC rules set standards for the types of stockholder proposals and the information that must be provided by the stockholder making the request.

A stockholder may also submit a proposal to be considered at our 2011 Annual Meeting of Stockholders pursuant to our Bylaws. If a stockholder wants to submit a proposal for the 2011 Annual Meeting, the stockholder must submit the proposal or nomination between January 7, 2011 and February 6, 2011. If the 2011 Annual Meeting of Stockholders is held more than 30 days before or 60 days after the anniversary of the 2010 Annual Meeting, the stockholder must submit any such proposal or nomination no earlier than the 120th day before the 2011 Annual Meeting and no later than the 90th day before the 2011 Annual Meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. The submission must include information specified in our Bylaws concerning the proposal or nominee, as the case may be, and information as to the stockholder’s ownership of our stock. We will not entertain any proposals or nominations at the annual meeting that do not meet the requirements set forth in our Bylaws. To make a submission or to request a copy of our Bylaws, stockholders should contact our Corporate Secretary. We strongly encourage stockholders to seek advice from knowledgeable counsel before submitting a proposal or a nomination.

Other Information

We do not know of any matters that may properly come before the meeting other than those referred to in the accompanying Notice of Annual Meeting of Stockholders or other matters incident to the conduct of the meeting. As to any other matter or proposal that may properly come before the meeting, including voting for the election of any person as a director in place of a nominee named herein who becomes unable or declines to serve and voting on a proposal omitted from this proxy statement pursuant to the rules of the SEC, proxies will be voted in accordance with the discretion of the proxy holders.

By Order of the Board of Directors,

Jon D. Botsford

Corporate Secretary

March 19, 2010

APPENDIX A

2010 OMNIBUS INCENTIVE PLAN

Furniture Brands International, Inc., a Delaware corporation (the “Company”), sets forth herein the terms of its 2010 Omnibus Incentive Plan (the “Plan”), as follows:

1.	PURPOSE

The Plan is intended to enhance the Company’s and its Affiliates’ (as defined herein) ability to attract and retain highly qualified officers, directors, key employees, and other persons, and to motivate such persons to serve the Company and its Affiliates and to expend maximum effort to improve the business results and earnings of the Company, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. To this end, the Plan provides for the grant of stock options, stock appreciation rights, restricted stock, stock units (including deferred stock units), unrestricted stock, dividend equivalent rights, and cash bonus awards. Any of these awards may, but need not, be made as performance incentives to reward attainment of annual or long-term performance goals in accordance with the terms hereof. Stock options granted under the Plan may be non-qualified stock options or incentive stock options, as provided herein, except that stock options granted to outside directors and any consultants or advisers providing services to the Company or an Affiliate shall in all cases be non-qualified stock options.

As of the date that the Company’s stockholders adopt this Plan, any of the shares of Stock authorized for issuance under the Furniture Brands International, Inc. 2008 Incentive Plan (the ‘‘Prior Plan”) in excess of the number of shares reserved for awards that have been made under the Prior Plan shall be transferred into this Plan and shall become available for grant under this Plan. From and after the date that the Company’s stockholders adopt this Plan, no further awards shall be made under the Prior Plan.

2.	DEFINITIONS

For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:

2.1 “Affiliate” means, with respect to the Company, any company or other trade or business that controls, is controlled by or is under common control with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including, without limitation, any Subsidiary. For purposes of granting stock options or stock appreciation rights, an entity may not be considered an Affiliate unless the Company holds a “controlling interest” in such entity, where the term “controlling interest” has the same meaning as provided in Treasury Regulation 1.414(c)-2(b)(2)(i), provided that the language “at least 50 percent” is used instead of “at least 80 percent” and, provided further, that where granting of stock options or stock appreciation rights is based upon a legitimate business criteria, the language “at least 20 percent” is used instead of “at least 80 percent” each place it appears in Treasury Regulation 1.414(c)-2(b)(2)(i).

2.2 “Applicable Laws” means the legal requirements relating to the Plan and the Awards under applicable provisions of the corporate, securities, tax and other laws, rules, regulations and government orders, and the rules of any applicable stock exchange or national market system, of any jurisdiction applicable to Awards granted to residents therein.

2.3 “Award” means a grant of an Option, Stock Appreciation Right, Restricted Stock, Unrestricted Stock, Stock Unit, Dividend Equivalent Rights, Performance Share, Performance Unit or cash award under the Plan.

2.4 “Award Agreement” means the agreement between the Company and a Grantee that evidences and sets out the terms and conditions of an Award.

2.5 “Benefit Arrangement” shall have the meaning set forth in Section 15 hereof.

2.6 “Board” means the Board of Directors of the Company.

2.7 “Cause” means, as determined by the Board and unless otherwise provided in an applicable agreement with the Company or an Affiliate, (a) a Grantee’s conviction of any crime (whether or not involving the Company) constituting a felony in the jurisdiction involved; (b) conduct of a Grantee related to the Grantee’s employment for which either criminal or civil penalties against the Grantee or the Company may be sought; (c) material violation of the Company’s policies, including the disclosure or misuse of confidential information, or those set forth in Company manuals or statements of policy; or (d) serious neglect or misconduct in the performance of a Grantee’s duties for the Company or willful or repeated failure or refusal to perform such duties.

2.8 “Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.

2.9 “Committee” means a committee of, and designated from time to time by resolution of, the Board, which shall be constituted as provided in Section 3.2.

2.10 “Company” means Furniture Brands International, Inc.

2.11 “Corporate Transaction” means (i) the dissolution or liquidation of the Company or a merger, consolidation, or reorganization of the Company with one or more other entities in which the Company is not the surviving entity, (ii) a sale of substantially all of the assets of the Company to another person or entity, or (iii) any transaction (including without limitation a merger or reorganization in which the Company is the surviving entity) which results in any person or entity (other than persons who are stockholders or affiliates immediately prior to the transaction) owning 50% or more of the combined voting power of all classes of stock of the Company.

2.12 “Covered Employee” means a Grantee who is a covered employee within the meaning of Section 162(m)(3) of the Code.

2.13 “Disability” means, as determined by the Board and unless otherwise provided in an applicable agreement with the Company or an Affiliate, the Grantee is unable to perform each of the essential duties of such Grantee’s position by reason of a medically determinable physical or mental impairment which is potentially permanent in character or which can be expected to last for a continuous period of not less than 12 months; provided, however, that, with respect to rules regarding expiration of an Incentive Stock Option following termination of the Grantee’s Service, Disability shall mean the Grantee is unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

2.14 “Dividend Equivalent Right” means a right, granted to a Grantee under Section 12 hereof, to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.

2.15 “Effective Date” means February 26, 2010, the date the Plan was approved by the Board.

2.16 “Exchange Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.

2.17 “Fair Market Value” means the value of a share of Stock, determined as follows: if on the Grant Date or other determination date the Stock is listed on an established national or regional stock exchange, or is publicly traded on an established securities market, the Fair Market Value of a share of Stock shall be the closing price of the Stock on such exchange or in such market (if there is more than one such exchange or market the Board shall determine the appropriate exchange or market) on the Grant Date or such other determination date (or if there is no such reported closing price, the Fair Market Value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading day) or, if no sale of Stock is reported for such trading day, on the next preceding day on which any sale shall have been reported. If the Stock is not listed on such an exchange or traded on such a market, Fair Market Value shall be the value of the Stock as determined by the Board by the reasonable application of a reasonable valuation method, in a manner consistent with Section 409A of the Code (“Code Section 409A”).

2.18 “Family Member” means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the Grantee, any person sharing the Grantee’s household (other than a tenant or employee), a trust in which any one or more of these persons have more than fifty percent of the beneficial interest, a foundation in which any one or more of these persons (or the Grantee) control the management of assets, and any other entity in which one or more of these persons (or the Grantee) own more than fifty percent of the voting interests.

2.19 “Grant Date” means, as determined by the Board, the latest to occur of (i) the date as of which the Board approves an Award, (ii) the date on which the recipient of an Award first becomes eligible to receive an Award under Section 6 hereof, or (iii) such other date as may be specified by the Board.

2.20 “Grantee” means a person who receives or holds an Award under the Plan.

2.21 “Incentive Stock Option” means an “incentive stock option” within the meaning of Section 422 of the Code, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.

2.22 “Long-Term Incentive Award” means an Award made subject to the attainment of performance goals (as described in Section 14.6) over a performance period of up to ten (10) years.

2.23 “Non-qualified Stock Option” means an Option that is not an Incentive Stock Option.

2.24 “Option” means an option to purchase one or more shares of Stock pursuant to the Plan.

2.25 “Option Price” means the exercise price for each share of Stock subject to an Option.

2.26 “Other Agreement” shall have the meaning set forth in Section 15 hereof.

2.27 “Outside Director” means a member of the Board who is not an officer or employee of the Company.

2.28 “Performance-Based Compensation” means compensation under an Award that is intended to satisfy the requirements of Code Section 162(m) for certain performance-based compensation paid to Covered Employees. Notwithstanding the foregoing, nothing in this Plan shall be construed to mean that an Award which does not satisfy the requirements for performance-based compensation under Code Section 162(m) does not constitute performance-based compensation for other purposes, including Code Section 409A.

2.29 “Performance Measures” means measures as described in Section 14.6 on which the performance goals are based and which are approved by the Company’s shareholders pursuant to this Plan in order to qualify Awards as Performance-Based Compensation.

2.30 “Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.

2.31 “Performance Share” means an Award under Section 14 herein and subject to the terms of this Plan, denominated in shares of Stock, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.

2.32 “Performance Unit” means an Award under Section 14 herein and subject to the terms of this Plan, denominated in units, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.

2.33 “Plan” means this Furniture Brands International, Inc. 2010 Omnibus Incentive Plan.

2.34 “Purchase Price” means the purchase price for each share of Stock pursuant to a grant of Restricted Stock, Stock Units or Unrestricted Stock.

2.35 “Reporting Person” means a person who is required to file reports under Section 16(a) of the Exchange Act.

2.36 “Restricted Stock” means shares of Stock, awarded to a Grantee pursuant to Section 10 hereof.

2.37 “SAR Exercise Price” means the per share exercise price of a SAR granted to a Grantee under Section 9 hereof.

2.38 “Securities Act” means the Securities Act of 1933, as now in effect or as hereafter amended.

2.39 “Service” means service as a Service Provider to the Company or an Affiliate. Unless otherwise stated in the applicable Award Agreement, a Grantee’s change in position or duties shall not result in interrupted or terminated Service, so long as such Grantee continues to be a Service Provider to the Company or an Affiliate. Subject to the preceding sentence, whether a termination of Service shall have occurred for purposes of the Plan shall be determined by the Board, which determination shall be final, binding and conclusive.

2.40 “Service Provider” means an employee, officer or director of the Company or an Affiliate, or a consultant or adviser (who is a natural person) currently providing services to the Company or an Affiliate.

2.41 “Short-Term Incentive Award” means an Award made subject to attainment of performance goals (as described in Section 14.6) over a performance period of up to one year (the Company’s fiscal year, unless otherwise specified by the Committee).

2.42 “Stock” means the shares of common stock, no par value, of the Company.

2.43 “Stock Appreciation Right” or “SAR” means a right granted to a Grantee under Section 9 hereof.

2.44 “Stock Unit” means a bookkeeping entry representing the equivalent of one share of Stock awarded to a Grantee pursuant to Section 10 hereof.

2.45 “Subsidiary” means any “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code.

2.46 “Substitute Awards” means Awards granted upon assumption of, or in substitution for, outstanding awards previously granted by a company or other entity acquired by the Company or any Affiliate or with which the Company or any Affiliate combines.

2.47 “Ten Percent Stockholder” means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, its parent or any of its Subsidiaries. In determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.

2.48 “Unrestricted Stock” means an Award pursuant to Section 11 hereof.

2.49 “U.S. Grantee” means any Grantee who is or becomes a taxpayer in the United States.

3.	ADMINISTRATION OF THE PLAN

3.1. Board

The Board shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s certificate of incorporation and by-laws and applicable law. The Board shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the

Plan that the Board deems to be necessary or appropriate to the administration of the Plan, any Award or any Award Agreement. All such actions and determinations shall be by the affirmative vote of a majority of the members of the Board present at a meeting or by unanimous consent of the Board executed in writing in accordance with the Company’s certificate of incorporation and by-laws and applicable law. The interpretation and construction by the Board of any provision of the Plan, any Award or any Award Agreement shall be final, binding and conclusive.

3.2. Committee

The Board from time to time may delegate to the Committee such powers and authorities related to the administration and implementation of the Plan, as set forth in Section 3.1 above and other applicable provisions, as the Board shall determine, consistent with the certificate of incorporation and by-laws of the Company and applicable law.

(i) Except as provided in Subsection (ii) and except as the Board may otherwise determine, the Committee, if any, appointed by the Board to administer the Plan shall consist of two or more Outside Directors of the Company who: (a) qualify as “outside directors” within the meaning of Section 162(m) of the Code and who (b) meet such other requirements as may be established from time to time by the Securities and Exchange Commission for plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act and who (c) comply with the independence requirements of the stock exchange on which the Common Stock is listed.

(ii) The Board may also appoint one or more separate committees of the Board, each composed of one or more directors of the Company who need not be Outside Directors, who may administer the Plan with respect to employees or other Service Providers who are not officers or directors of the Company, may grant Awards under the Plan to such employees or other Service Providers, and may determine all terms of such Awards.

In the event that the Plan, any Award or any Award Agreement entered into hereunder provides for any action to be taken by or determination to be made by the Board, such action may be taken or such determination may be made by the Committee if the power and authority to do so has been delegated to the Committee by the Board as provided for in this Section. Unless otherwise expressly determined by the Board, any such action or determination by the Committee shall be final, binding and conclusive. To the extent permitted by law, the Committee may delegate its authority under the Plan to a member of the Board. Discretionary Awards made to Outside Directors under the Plan must be approved and administered by the Committee.

3.3. Jurisdictions

In order to assure the viability of Awards granted to Grantees employed in various jurisdictions, the Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy, or custom applicable in the jurisdiction in which the Grantee resides or is employed. Moreover, the Committee may approve such supplements to, or amendments, restatements, or alternative versions of, the Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of the Plan as in effect for any other purpose; provided, however, that no such supplements, amendments, restatements, or alternative versions shall increase the share limitations contained in Section 4.1 of the Plan. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate any Applicable Laws.

3.4. Terms of Awards

Subject to the other terms and conditions of the Plan, the Board shall have full and final authority to:

(i) designate Grantees,

(ii) determine the type or types of Awards to be made to a Grantee,

(iii) determine the number of shares of Stock to be subject to an Award,

(iv) establish the terms and conditions of each Award (including, but not limited to, the exercise price of any Option, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the shares of Stock subject thereto, the treatment of an Award in the event of a change of control, and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options),

(v) prescribe the form of each Award Agreement evidencing an Award, and

(vi) amend, modify, or supplement the terms of any outstanding Award. Such authority specifically includes the authority, in order to effectuate the purposes of the Plan but without amending the Plan, to make or modify Awards to U.S. Grantees and eligible individuals who are foreign nationals or are individuals who are employed outside the United States to recognize differences in local law, tax policy, or custom. Notwithstanding the foregoing, no amendment, modification or supplement of any Award shall, without the consent of the Grantee, impair the Grantee’s rights under such Award.

Notwithstanding any other provision of this Plan or any provision of any Award Agreement, if the Company is required to prepare a material accounting restatement, then the Board shall have the discretion to determine whether any Grantee shall forfeit any Award, in whole or in part, including any cash or shares of Stock received in connection with such Award (or an amount equal to the fair market value of such Stock on the date of delivery if the Grantee no longer holds the shares of Stock) if: (1) the Board or Committee, in their sole discretion, determines that the Grantee engaged in misconduct relating to such accounting restatement, (2) pursuant to the terms of the Award Agreement for such Award, the amount of the Award earned or the vesting in the Award was explicitly based on the achievement of pre-established performance goals set forth in the Award Agreement (including earnings, gains, or other criteria) that are later determined, as a result of the accounting restatement, not to have been achieved, and (3) the Award was earned within the three (3) years following the date of the first public issuance or filing with the Securities and Exchange Commission of the financial statements that subsequently required restatement. In determining the amount of forfeiture, the Company shall credit the Grantee with any taxes already paid in connection with such Award.

In addition, if, at any time within one (1) year after the date on which a Grantee exercises an Option or SAR, or receives payment of a Short-Term Incentive Award, Long-Term Incentive Award, or on which Restricted Shares or Stock Units vest or on which income is realized by a Grantee in connection with any other Award (each of which events shall be a “realization event”), the Board determines in its discretion that the Company has been materially harmed by the Grantee, whether such harm (a) results in the Grantee’s termination or deemed termination of employment for Cause or (b) results from any activity of the Grantee determined by the Board to be in competition with any activity of the Company, or otherwise prejudicial, contrary or harmful to the interests of the Company (including, but not limited to, accepting employment with or serving as a consultant, adviser or in any other capacity to an entity that is in competition with or acting against the interests of the Company), then any gain realized by the Grantee from the realization event shall be paid by the Grantee to the Company upon notice from the Company. Such gain shall be determined as of the date of the realization event, without regard to any subsequent change in the Fair Market Value of the Stock. The Company shall have the right to offset such gain against any amounts otherwise owed to the Grantee by the Company (whether as wages, vacation pay, or pursuant to any benefit plan or other compensatory arrangement).

3.5. No Repricing

Notwithstanding anything in this Plan to the contrary, no amendment or modification may be made to an outstanding Option or SAR, including, without limitation, by replacement of Options or SARs with cash or other award type, that would be treated as a repricing under the rules of the stock exchange on which the Stock is listed, in each case, without the approval of the stockholders of the Company, provided, that, appropriate adjustments may be made to outstanding Options and SARs pursuant to Section 17 or Section 5.3 and may be made to make changes to achieve compliance with applicable law, including Code Section 409A.

3.6. Deferral Arrangement

The Board may permit or require the deferral of any award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred Stock equivalents. Any such deferrals shall be made in a manner that complies with Code Section 409A.

3.7. No Liability

No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award or Award Agreement.

3.8. Share Issuance/Book-Entry

Notwithstanding any provision of this Plan to the contrary, the issuance of the Stock under the Plan may be evidenced in such a manner as the Board, in its discretion, deems appropriate, including, without limitation, book-entry registration or issuance of one or more Stock certificates.

4.	STOCK SUBJECT TO THE PLAN

4.1. Number of Shares Available for Awards

Subject to adjustment as provided in Section 17 hereof, the number of shares of Stock available for issuance under the Plan shall be the sum of (i) up to two million (2,000,000) shares and (ii) the number of shares remaining as of the date that this Plan is approved by the Company’s stockholders under the Prior Plan and increased by shares of Stock covered by awards granted under the Prior Plan that are not purchased or are forfeited or expire, or otherwise terminate without delivery of any Stock subject thereto, to the extent such shares would again be available for issuance under such Prior Plan. Subject to adjustment as provided in Section 17 hereof, the number of shares of Stock available for issuance as Incentive Stock Options shall be two million (2,000,000). Stock issued or to be issued under the Plan shall be authorized but unissued shares; or, to the extent permitted by applicable law, issued shares that have been reacquired by the Company.

4.2. Adjustments in Authorized Shares

The Board shall have the right to substitute or assume Awards in connection with mergers, reorganizations, separations, or other transactions to which Section 424(a) of the Code applies. The number of shares of Stock reserved pursuant to Section 4 shall be increased by the corresponding number of Awards assumed and, in the case of a substitution, by the net increase in the number of shares of Stock subject to Awards before and after the substitution.

4.3. Share Usage

Shares covered by an Award shall be counted as used as of the Grant Date. Any shares of Stock that are subject to Awards shall be counted against the limit set forth in Section 4.1 as one (1) share for every one (1) share subject to an Award. With respect to SARs, the number of shares subject to an award of SARs will be counted against the aggregate number of shares available for issuance under the Plan regardless of the number of shares actually issued to settle the SAR upon exercise. If any shares covered by an Award granted under the Plan or the Prior Plan are not purchased or are forfeited or expire, or if an Award otherwise terminates without delivery of any Stock subject thereto or is settled in cash in lieu of shares, then the number of shares of Stock counted against the aggregate number of shares available under the Plan with respect to such Award shall, to the extent of any such forfeiture, termination or expiration, again be available for making Awards under the Plan in the same amount as such shares were counted against the limit set forth in Section 4.1. The number of shares of Stock available for issuance under the Plan shall not be increased by (i) any shares of Stock tendered or withheld or Award surrendered in connection with the purchase of shares of Stock upon exercise of an Option as described in Section 13, (ii) any shares of Stock deducted or delivered from an Award payment in connection with the Company’s tax withholding obligations as described in

Section 18.3, or (iii) any shares of Stock repurchased by the Company using proceeds from the purchase of shares of Stock upon exercise of an Option as described in Section 13.

5.	EFFECTIVE DATE, DURATION AND AMENDMENTS

5.1. Effective Date

The Plan shall be effective as of the Effective Date, subject to approval of the Plan by the Company’s stockholders within one year of the Effective Date. Upon approval of the Plan by the stockholders of the Company as set forth above, all Awards made under the Plan on or after the Effective Date shall be fully effective as if the stockholders of the Company had approved the Plan on the Effective Date. If the stockholders fail to approve the Plan within one year of the Effective Date, any Awards made hereunder shall be null and void and of no effect. Following the date the Plan is approved by the Company’s stockholders, no awards will be made under the Prior Plan.

5.2. Term

The Plan shall terminate automatically ten (10) years after the Effective Date and may be terminated on any earlier date as provided in Section 5.3.

5.3. Amendment and Termination of the Plan

The Board may, at any time and from time to time, amend, suspend, or terminate the Plan as to any shares of Stock as to which Awards have not been made; provided however, that the Company shall submit for stockholder approval any amendment required to be submitted for stockholder approval by Applicable Law or applicable stock exchange listing requirements, or that would otherwise materially: (i) increase the benefits accrued to Participants under the Plan, (ii) increase the numbers of securities which may be issued under the Plan (other than an increase pursuant to the adjustment provisions of Section 17), or (iii) modify the requirements for participation in the Plan. No amendment, suspension, or termination of the Plan shall, without the consent of the Grantee, impair rights or obligations under any Award theretofore awarded under the Plan.

6.	AWARD ELIGIBILITY AND LIMITATIONS

6.1. Service Providers and Other Persons

Subject to this Section 6, Awards may be made under the Plan to: (i) any Service Provider to the Company or of any Affiliate, including any Service Provider who is an officer or director of the Company, or of any Affiliate, as the Board shall determine and designate from time to time and (ii) any other individual whose participation in the Plan is determined to be in the best interests of the Company by the Board.

6.2. Adjustments in Authorized Shares

An eligible person may receive more than one Award, subject to such restrictions as are provided herein. The Board shall have the right to substitute or assume Awards in connection with mergers, reorganizations, separations, or other transactions to which Section 424(a) of the Code applies. The number of shares of Stock reserved pursuant to Section 4 shall be increased by the corresponding number of Substitute Awards.

6.3. Limitation on Shares of Stock Subject to Awards and Cash Awards.

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act and the transition period under Treasury Reg. section 1.162-27(f)(2) has lapsed or does not apply:

(i) the maximum number of shares of Stock subject to Options or SARs that can be awarded under the Plan to any person eligible for an Award under Section 6 hereof is four hundred thousand (400,000) per calendar year;

(ii) the maximum number of shares that can be awarded under the Plan, other than pursuant to an Option or SARs, to any person eligible for an Award under Section 6 hereof is four hundred thousand (400,000) per calendar year; and

(iii) the maximum amount that may be earned as an Short-Term Incentive Award or other cash Award in any calendar year by any one Grantee shall be four million dollars ($4,000,000) and the maximum amount that may be earned as a Long-Term Incentive Award or other cash Award in respect of a performance period by any one Grantee shall be seven millions dollars ($7,000,000).

The preceding limitations in this Section 6.3 are subject to adjustment as provided in Section 17 hereof.

7.	AWARD AGREEMENT

Each Award granted pursuant to the Plan shall be evidenced by an Award Agreement, in such form or forms as the Board shall from time to time determine. Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing an Award of Options shall specify whether such Options are intended to be Non-qualified Stock Options or Incentive Stock Options, and in the absence of such specification such options shall be deemed Non-qualified Stock Options.

8.	TERMS AND CONDITIONS OF OPTIONS

8.1. Option Price

The Option Price of each Option shall be fixed by the Board and stated in the Award Agreement evidencing such Option. Except in the case of Substitute Awards, the Option Price of each Option shall be at least the Fair Market Value on the Grant Date of a share of Stock; provided, however, that in the event that a Grantee is a Ten Percent Stockholder, the Option Price of an Option granted to such Grantee that is intended to be an Incentive Stock Option shall be not less than 110 percent of the Fair Market Value of a share of Stock on the Grant Date. In no case shall the Option Price of any Option be less than the par value of a share of Stock.

8.2. Vesting

Subject to Sections 8.3 and 17.3 hereof, each Option granted under the Plan shall become exercisable at such times and under such conditions as shall be determined by the Board and stated in the Award Agreement. For purposes of this Section 8.2, fractional numbers of shares of Stock subject to an Option shall be rounded down to the next nearest whole number.

8.3. Term

Each Option granted under the Plan shall terminate, and all rights to purchase shares of Stock thereunder shall cease, upon the expiration of ten years from the date such Option is granted, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Board and stated in the Award Agreement relating to such Option; provided, however, that in the event that the Grantee is a Ten Percent Stockholder, an Option granted to such Grantee that is intended to be an Incentive Stock Option shall not be exercisable after the expiration of five years from its Grant Date. If on the day preceding the date on which a Grantee’s Options would otherwise terminate, the Fair Market Value of shares of Stock underlying a Grantee’s Options is greater than the Option Price of such Options, the Company shall, prior to the termination of such Options and without any action being taken on the part of the Grantee, consider such Options to have been exercised by the Grantee. The Company shall deduct from the shares of Stock deliverable to the Grantee upon such exercise the number of shares of Stock necessary to satisfy payment of the Option Price and all withholding obligations.

8.4. Termination of Service

Unless otherwise stated in the applicable Award Agreement, the Grantee shall have the right to exercise the Option for ninety (90) days following termination of the Grantee’s Service, unless terminated for Cause, in which case there shall be no post-termination exercise period. Unless otherwise stated in the applicable Award Agreement, the Option shall remain exercisable for twelve (12) months after termination of the Grantee’s Service due to death or Disability. The post-termination provisions shall be determined in the sole discretion of the Board, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

8.5. Limitations on Exercise of Option

Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, prior to the date the Plan is approved by the stockholders of the Company as provided herein or after the occurrence of an event referred to in Section 17 hereof which results in termination of the Option.

8.6. Method of Exercise

Subject to the terms of Section 13 and Section 18.3, an Option that is exercisable may be exercised by the Grantee’s delivery to the Company of notice of exercise on any business day, at the Company’s principal office, on the form specified by the Company. Such notice shall specify the number of shares of Stock with respect to which the Option is being exercised and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised plus the amount (if any) of federal and/or other taxes which the Company may, in its judgment, be required to withhold with respect to an Award.

8.7. Rights of Holders of Options

Unless otherwise stated in the applicable Award Agreement, an individual holding or exercising an Option shall have none of the rights of a stockholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject shares of Stock or to direct the voting of the subject shares of Stock) until the shares of Stock covered thereby are fully paid and issued to him. Except as provided in Section 17 hereof, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance.

8.8. Delivery of Stock Certificates

Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price, such Grantee shall be entitled to the issuance of a stock certificate or certificates evidencing his or her ownership of the shares of Stock subject to the Option.

8.9. Transferability of Options

Except as provided in Section 8.10, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee’s guardian or legal representative) may exercise an Option. Except as provided in Section 8.10, no Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

8.10. Family Transfers

If authorized in the applicable Award Agreement, a Grantee may transfer, not for value, all or part of an Option which is not an Incentive Stock Option to any Family Member. For the purpose of this Section 8.10, a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) unless applicable law does not permit such transfers, a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity. Following a transfer under this Section 8.10, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, and shares of Stock acquired pursuant to the Option shall be subject to the same restrictions on transfer of shares as would have applied to the Grantee. Subsequent transfers of transferred Options are prohibited except to Family Members of the original Grantee in accordance with this Section 8.10 or by will or the laws of descent and distribution. The events of termination of Service of Section 8.4 hereof shall continue to be applied with respect to the original Grantee, following which the Option shall be exercisable by the transferee only to the extent, and for the periods specified, in Section 8.4.

8.11. Limitations on Incentive Stock Options

An Option shall constitute an Incentive Stock Option only (i) if the Grantee of such Option is an employee of the Company or any Subsidiary of the Company; (ii) to the extent specifically provided in the related Award Agreement; and (iii) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the shares of Stock with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Grantee’s employer and its Affiliates) does not exceed $100,000. This limitation shall be applied by taking Options into account in the order in which they were granted.

8.12. Notice of Disqualifying Disposition

If any Grantee shall make any disposition of shares of Stock issued pursuant to the exercise of an Incentive Stock Option under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), such Grantee shall notify the Company of such disposition within ten (10) days thereof.

9.	TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

9.1. Right to Payment and Grant Price

A SAR shall confer on the Grantee to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR as determined by the Board. The Award Agreement for a SAR shall specify the grant price of the SAR, which shall be at least the Fair Market Value of a share of Stock on the date of grant. SARs may be granted in conjunction with all or part of an Option granted under the Plan or at any subsequent time during the term of such Option, in conjunction with all or part of any other Award or without regard to any Option or other Award; provided that a SAR that is granted subsequent to the Grant Date of a related Option must have a SAR Price that is no less than the Fair Market Value of one share of Stock on the SAR Grant Date.

9.2. Other Terms

The Board shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which SARs shall cease to be or become exercisable following termination of Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Grantees, whether or not a SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR.

9.3. Term

Each SAR granted under the Plan shall terminate, and all rights thereunder shall cease, upon the expiration of ten years from the date such SAR is granted, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Board and stated in the Award Agreement relating to such SAR.

9.4. Transferability of SARS

Except as provided in Section 9.5, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee’s guardian or legal representative) may exercise a SAR. Except as provided in Section 9.5, no SAR shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

9.5. Family Transfers

If authorized in the applicable Award Agreement, a Grantee may transfer, not for value, all or part of a SAR to any Family Member. For the purpose of this Section 9.5, a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) unless applicable law does not permit such transfers, a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity. Following a transfer under this Section 9.5, any such SAR shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, and shares of Stock acquired pursuant to a SAR shall be subject to the same restrictions on transfer or shares as would have applied to the Grantee. Subsequent transfers of transferred SARs are prohibited except to Family Members of the original Grantee in accordance with this Section 9.5 or by will or the laws of descent and distribution.

10.	TERMS AND CONDITIONS OF RESTRICTED STOCK AND STOCK UNITS

10.1. Grant of Restricted Stock or Stock Units

Awards of Restricted Stock or Stock Units may be made for no consideration (other than par value of the shares which is deemed paid by Services already rendered).

10.2. Restrictions

At the time a grant of Restricted Stock or Stock Units is made, the Board may, in its sole discretion, establish a period of time (a “restricted period”) applicable to such Restricted Stock or Stock Units. Each Award of Restricted Stock or Stock Units may be subject to a different restricted period. The Board may in its sole discretion, at the time a grant of Restricted Stock or Stock Units is made, prescribe restrictions in addition to or other than the expiration of the restricted period, including the satisfaction of corporate or individual performance objectives, which may be applicable to all or any portion of the Restricted Stock or Stock Units. Notwithstanding the foregoing, (i) Restricted Stock and Stock Units that vest solely by the passage of time shall not vest in full in less than three (3) years from the grant date (provided, however, Restricted Stock and Stock Units may vest pro-rata during that period and vesting may accelerate on death, Disability or a Corporate Transaction), and (ii) Restricted Stock and Stock Units for which vesting may be accelerated by achieving performance targets shall not vest in full in less than one (1) year from the grant date (provided, however, vesting may accelerate on death, Disability or a Corporate Transaction); provided, however, up to ten percent of the shares reserved for issuance under this Plan may be granted pursuant to this Section 10 or the other provisions of this Plan without being subject to the foregoing restrictions. Neither Restricted Stock nor Stock Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the restricted period or prior to the satisfaction of any other restrictions prescribed by the Board with respect to such Restricted Stock or Stock Units.

10.3. Restricted Stock Certificates

The Company shall issue, in the name of each Grantee to whom Restricted Stock has been granted, stock certificates representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the Grant Date. The Board may provide in an Award Agreement that either (i) the Secretary of the Company shall hold such certificates for the Grantee’s benefit until such time as the Restricted Stock is forfeited to the Company or the restrictions lapse, or (ii) such certificates shall be delivered to the Grantee, provided, however, that such certificates shall bear a legend or legends that comply with the applicable securities laws and regulations and makes appropriate reference to the restrictions imposed under the Plan and the Award Agreement.

10.4. Rights of Holders of Restricted Stock

Unless the Board otherwise provides in an Award Agreement, holders of Restricted Stock shall have the right to vote such Stock and the right to receive any dividends declared or paid with respect to such Stock. The Board may provide that any dividends paid on Restricted Stock must be reinvested in shares of Stock, which may or may not be subject to the same vesting conditions and restrictions applicable to such Restricted Stock. All distributions, if any, received by a Grantee with respect to Restricted Stock as a result of any stock split, stock dividend, combination of shares, or other similar transaction shall be subject to the restrictions applicable to the original Grant.

10.5. Rights of Holders of Stock Units

10.5.1. Voting and Dividend Rights

Holders of Stock Units shall have no rights as stockholders of the Company. The Board may provide in an Award Agreement evidencing a grant of Stock Units that the holder of such Stock Units shall be entitled to receive, upon the Company’s payment of a cash dividend on its outstanding Stock, a cash payment for each Stock Unit held equal to the per-share dividend paid on the Stock. Such Award Agreement may also provide that such cash payment will be deemed reinvested in additional Stock Units at a price per unit equal to the Fair Market Value of a share of Stock on the date that such dividend is paid.

10.5.2. Creditor’s Rights

A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.

10.6. Termination of Service

Unless the Board otherwise provides in an Award Agreement or in writing after the Award Agreement is issued, upon the termination of a Grantee’s Service, any Restricted Stock or Stock Units held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of Restricted Stock or Stock Units, the Grantee shall have no further rights with respect to such Award, including but not limited to any right to vote Restricted Stock or any right to receive dividends with respect to shares of Restricted Stock or Stock Units. Notwithstanding the terms of this Section 10.6, but subject to the ten percent limitation set forth in Section 10.2, the Board may not waive restrictions or conditions applicable to Restricted Stock or Stock Units except in the case of a Grantee’s death, Disability or a Corporate Transaction or as specified in Section 18.3. If the Board waives restrictions or conditions applicable to Restricted Stock or Stock Units, the shares subject to such Restricted Stock or Stock Units shall be deducted from the ten percent limitation set forth in Section 10.2.

10.7. Purchase of Restricted Stock and Shares Subject to Stock Units

The Grantee shall be required, to the extent required by applicable law, to purchase the Restricted Stock or shares of Stock subject to vested Stock Units from the Company at a Purchase Price equal to the greater of (i) the aggregate par value of the shares of Stock represented by such Restricted Stock or Stock Units and (ii) the Purchase Price, if any, specified in the Award Agreement relating to such Restricted Stock or Stock Units. The Purchase Price shall be payable in a form described in Section 13 or, in the discretion of the Board, in consideration for past or future Services rendered to the Company or an Affiliate.

10.8. Delivery of Stock

Upon the expiration or termination of any restricted period and the satisfaction of any other conditions prescribed by the Board, the restrictions applicable to shares of Restricted Stock or Stock Units settled in Stock shall lapse, and, unless otherwise provided in the Award Agreement, a stock certificate for such shares shall be delivered, free of all such restrictions, to the Grantee or the Grantee’s beneficiary or estate, as the case may be. Neither the Grantee, nor the Grantee’s beneficiary or estate, shall have any further rights with regard to a Stock Unit once the share of Stock represented by the Stock Unit has been delivered.

11.	TERMS AND CONDITIONS OF UNRESTRICTED STOCK AWARDS

The Board may, in its sole discretion, grant (or sell at par value or such other higher purchase price determined by the Board) an Unrestricted Stock Award to any Grantee pursuant to which such Grantee may receive shares of Stock free of any restrictions (“Unrestricted Stock”) under the Plan; provided, however, that in the aggregate, no more than ten percent of the shares reserved for issuance under this Plan may be granted pursuant to this Section 11 and the exceptions set forth in Section 10.2 and Section 10.6. Unrestricted Stock Awards may be granted or sold as described in the preceding sentence in respect of past services and other valid consideration, or in lieu of, or in addition to, any cash compensation due to such Grantee.

12.	TERMS AND CONDITIONS OF DIVIDEND EQUIVALENT RIGHTS

12.1. Dividend Equivalent Rights

A Dividend Equivalent Right is an Award entitling the recipient to receive credits based on cash distributions that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the recipient. A Dividend Equivalent Right may be granted hereunder to any Grantee. The terms and conditions of Dividend Equivalent Rights shall be specified in the grant. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment. Dividend Equivalent Rights may be settled in cash or Stock or a combination thereof, in a single installment or installments, all determined in the sole discretion of the Board. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other award. A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other award. Notwithstanding the foregoing, a Dividend Equivalent Right granted as a component of a Performance Share or Performance Unit award shall not settle prior to payment of such Performance Share or Performance Unit award and shall expire or be forfeited and annulled under the same conditions as such Performance Share or Performance Unit award.

12.2. Termination of Service

Except as may otherwise be provided by the Board either in the Award Agreement or in writing after the Award Agreement is issued, a Grantee’s rights in all Dividend Equivalent Rights or interest equivalents shall automatically terminate upon the Grantee’s termination of Service for any reason.

13.	PAYMENT

13.1. General Rule.

Payment of the Option Price for the shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock shall be made in cash or in cash equivalents acceptable to the Company.

13.2. Surrender of Stock.

To the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock may be made all or in part through the tender or attestation to the Company of shares of Stock, which shall be valued, for purposes of determining the extent to which the Option Price or Purchase Price has been paid thereby, at their Fair Market Value on the date of exercise or surrender.

13.3. Cashless Exercise.

With respect to an Option only (and not with respect to Restricted Stock), to the extent permitted by law and to the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to the exercise of an Option may be made all or in part by delivery (on a form acceptable to the Board) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of Stock and to deliver all or part of the sales proceeds to the Company in payment of the Option Price and any withholding taxes described in Section 18.3, or, with the consent of the Company, by issuing the number of shares equal in value to the difference between the Option Price and the Fair Market Value of the shares subject to the portion of the Option being exercised.

13.4. Other Forms of Payment.

To the extent the Award Agreement so provides and/or unless otherwise specified in an Award Agreement, payment of the Option Price for shares purchased pursuant to exercise of an Option or the Purchase Price for Restricted Stock may be made in any other form that is consistent with applicable laws, regulations and rules, including, without limitation, Service.

14.	TERMS AND CONDITIONS OF PERFORMANCE SHARES, PERFORMANCE UNITS, LONG-TERM INCENTIVE AWARDS AND SHORT-TERM INCENTIVE AWARDS

14.1. Grant of Performance Units/Performance Shares.

Subject to the terms and provisions of this Plan, the Board, at any time and from time to time, may grant Performance Units and/or Performance Shares to Grantees in such amounts and upon such terms as the Committee shall determine.

14.2. Value of Performance Units/Performance Shares.

Each Performance Unit shall have an initial value that is established by the Board at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Board shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or number of Performance Units/Performance Shares that will be paid out to the Grantee.

14.3. Earning of Performance Units/Performance Shares.

Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units/Performance Shares shall be entitled to receive payout on the value and number of Performance Units/Performance Shares earned by the Grantee over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

14.4. Form and Timing of Payment of Performance Units/Performance Shares.

Payment of earned Performance Units/Performance Shares shall be as determined by the Board and as evidenced in the Award Agreement. Subject to the terms of this Plan, the Board, in its sole discretion, may pay earned Performance Units/Performance Shares in the form of cash or in shares (or in a combination thereof) equal to the value of the earned Performance Units/Performance Shares at the close of the applicable Performance Period, or as soon as practicable after the end of the Performance Period. Any shares of Stock may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

14.5. Performance Conditions.

The right of a Grantee to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Board. The Board may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions. If and to the extent required under Code Section 162(m), any power or authority relating to an Award intended to qualify under Code Section 162(m), shall be exercised by the Committee and not the Board.

14.6. Long-Term Incentive Awards or Short-Term Incentive Awards Granted to Designated Covered Employees.

If and to the extent that the Board determines that an Award to be granted to a Grantee who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 14.6.

14.6.1. Performance Goals Generally.

The performance goals for such Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 14.6. Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Awards. Performance goals may differ for Awards granted to any one Grantee or to different Grantees.

14.6.2. Timing For Establishing Performance Goals.

Performance goals shall be established not later than 90 days after the beginning of any performance period applicable to such Awards, or at such other date as may be required or permitted for “performance-based compensation” under Code Section 162(m).

14.6.3. Settlement of Awards; Other Terms.

Settlement of such Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Awards. The Committee shall specify the circumstances in which such Long-Term or Short-Term Incentive Awards shall be paid or forfeited in the event of termination of Service by the Grantee prior to the end of a performance period or settlement of Awards.

14.6.4. Performance Measures.

The performance goals upon which the payment or vesting of an Award to a Covered Employee that is intended to qualify as Performance-Based Compensation shall be limited to the following Performance Measures:

(a) net earnings or net income;

(b) operating earnings;

(c) pretax earnings;

(d) earnings per share;

(e) share price, including growth measures and total stockholder return;

(f) earnings before interest and taxes;

(g) earnings before interest, taxes, depreciation and/or amortization;

(h) sales or revenue growth, whether in general, by type of product or service, or by type of customer;

(i) gross or operating margins;

(j) return measures, including return on assets, capital, investment, equity, sales or revenue;

(k) cash flow, including operating cash flow, free cash flow, cash flow return on equity and cash flow return on investment;

(l) productivity ratios;

(m) expense targets;

(n) market share;

(o) financial ratios as provided in credit agreements of the Company and its subsidiaries;

(p) working capital targets;

(q) completion of acquisitions of business or companies.

(r) completion of divestitures and asset sales; and

(s) any combination of any of the foregoing business criteria.

Any Performance Measure(s) may be used to measure the performance of the Company, Subsidiary, and/or Affiliate as a whole or any business unit of the Company, Subsidiary, and/or Affiliate or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select Performance Measure (f) above as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Section 14.

14.6.5. Evaluation of Performance.

The Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occur during a Performance Period: (a) asset write-downs; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (d) any reorganization and restructuring programs; (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year; (f) acquisitions or divestitures; (g) foreign exchange gains and losses; (h) award expense related to the restricted stock units awarded in December 2008 pursuant to the Prior Plan; (i) tax valuation allowance reversals; (j) impairment expense; and (k) environmental expense. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

14.6.6. Adjustment of Performance-Based Compensation.

Awards that are intended to qualify as Performance-Based Compensation may not be adjusted upward. The Board shall retain the discretion to adjust such Awards downward, either on a formula or discretionary basis, or any combination as the Committee determines.

14.6.7. Board Discretion.

In the event that applicable tax and/or securities laws change to permit Board discretion to alter the governing Performance Measures without obtaining shareholder approval of such changes, the Board shall have sole discretion to make such changes without obtaining shareholder approval provided the exercise of such discretion does not violate Code Section 409A. In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and base vesting on Performance Measures other than those set forth in Section 14.6.4.

14.7. Status of Section Awards Under Code Section 162(m).

It is the intent of the Company that Awards under Section 14.6 hereof granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Code Section 162(m) and regulations thereunder shall, if so designated by the Committee, constitute “qualified performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder. Accordingly, the terms of Section 14.6, including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Grantee will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of an Award, as likely to be a Covered Employee with respect to that fiscal year. If any provision of the Plan or any agreement relating to such Awards does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

15.	PARACHUTE LIMITATIONS

Notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a U.S. Grantee with the Company or any Affiliate, except an agreement, contract, or understanding that expressly addresses Section 280G or Section 4999 of the Code (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the U.S. Grantee (including groups or classes of U.S. Grantees or beneficiaries of which the U.S. Grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the U.S. Grantee (a “Benefit Arrangement”), if the U.S. Grantee is a “disqualified individual,” as defined in Section 280G(c) of the Code, any Option, Restricted Stock, Stock Unit, Performance Share or Performance Unit held by that U.S. Grantee and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested (i) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the U.S. Grantee under this Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the U.S. Grantee under this Plan to be considered a “parachute payment” within the meaning of Section 280G(b)(2) of the Code as then in effect (a “Parachute Payment”) and (ii) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the U.S. Grantee from the Company under this Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the U.S. Grantee without causing any such payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such right to exercise, vesting, payment, or benefit under this Plan, in conjunction with all other rights, payments, or benefits to or for the U.S. Grantee under any Other Agreement or any Benefit Arrangement would cause the U.S. Grantee to be considered to have received a Parachute Payment under this Plan that would have the effect of decreasing the after-tax amount received by the U.S. Grantee as described in clause (ii) of the preceding sentence, then the U.S. Grantee shall have the right, in the U.S. Grantee’s sole discretion, to designate those rights, payments, or benefits under this Plan, any Other Agreements, and any Benefit Arrangements that should be reduced or eliminated so as to avoid having the payment or benefit to the U.S. Grantee under this Plan be deemed to be a Parachute Payment; provided, however, that in order to comply with Code Section 409A, the reduction or elimination will be performed in the order in which each dollar of value subject to an Award reduces the Parachute Payment to the greatest extent.

16.	REQUIREMENTS OF LAW

16.1. General

The Company shall not be required to sell or issue any shares of Stock under any Award if the sale or issuance of such shares would constitute a violation by the Grantee, any other individual exercising an Option, or the Company of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares hereunder, no shares of Stock may be issued or sold to the Grantee or any other individual exercising an Option pursuant to such Award unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Award. Without limiting the generality of the foregoing, in connection with the Securities Act, upon the exercise of any Option or any SAR that may be settled in shares of Stock or the delivery of any shares of Stock underlying an Award, unless a registration statement under such Act is in effect with respect to the shares of Stock covered by such Award, the Company shall not be required to sell or issue such shares unless the Board has received evidence satisfactory to it that the Grantee or any other individual exercising an Option may acquire such shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Board shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or a SAR or the issuance of shares of Stock pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option (or SAR that may be settled in shares of Stock) shall not be exercisable until the shares of Stock covered by such Option (or SAR) are registered or are exempt from registration, the exercise of such Option (or SAR) under circumstances in which the laws of such jurisdiction apply shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

16.2. Rule 16b-3

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Awards pursuant to the Plan and the exercise of Options and SARs granted hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Board does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Board, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

17.	EFFECT OF CHANGES IN CAPITALIZATION

17.1. Changes in Stock

If the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares for which grants of Options and other Awards may be made under the Plan, shall be adjusted proportionately and accordingly by the Company. In addition, the number and kind of shares for which Awards are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the Grantee immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Options or SARs shall not change the aggregate Option Price or SAR Exercise Price payable with respect to shares that are subject to the unexercised portion of an outstanding Option or SAR, as applicable, but shall include a corresponding proportionate adjustment in the Option Price or SAR Exercise Price per share. The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration. Notwithstanding the foregoing, in the event of any distribution to the Company’s stockholders of securities of any other entity or other assets (including an extraordinary dividend but excluding a non-extraordinary dividend of the Company) without receipt of consideration by the Company, the Company shall, in such manner as the Company deems appropriate, adjust (i) the number and kind of shares subject to outstanding Awards and/or (ii) the exercise price of outstanding Options and Stock Appreciation Rights to reflect such distribution.

17.2. Reorganization in Which the Company Is the Surviving Entity Which does not Constitute a Corporate Transaction

Subject to Section 17.3 hereof, if the Company shall be the surviving entity in any reorganization, merger, or consolidation of the Company with one or more other entities which does not constitute a Corporate Transaction, any Option or SAR theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Option or SAR would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the Option Price or SAR Exercise Price per share so that the aggregate Option Price or SAR Exercise Price thereafter shall be the same as the aggregate Option Price or SAR Exercise Price of the shares remaining subject to the Option or SAR immediately prior to such reorganization, merger, or consolidation. Subject to any contrary language in an Award Agreement evidencing an Award, any restrictions applicable to such Award shall apply as well to any replacement shares received by the Grantee as a result of the reorganization, merger or consolidation. In the event of a transaction described in this Section 17.2, Stock Units shall be adjusted so as to apply to the securities that a holder of the number of shares of Stock subject to the Stock Units would have been entitled to receive immediately following such transaction.

17.3. Corporate Transaction in which Awards are not Assumed

Upon the occurrence of a Corporate Transaction in which outstanding Options, SARs, Stock Units and Restricted Stock are not being assumed or continued:

(i) all outstanding shares of Restricted Stock shall be deemed to have vested, and all Stock Units shall be deemed to have vested and the shares of Stock subject thereto shall be delivered, immediately prior to the occurrence of such Corporate Transaction, and

(ii) either of the following two actions shall be taken:

(A) fifteen days prior to the scheduled consummation of a Corporate Transaction, all Options and SARs outstanding hereunder shall become immediately exercisable and shall remain exercisable for a period of fifteen days, or

(B) the Board may elect, in its sole discretion, to cancel any outstanding Awards of Options, Restricted Stock, Stock Units, and/or SARs and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Board acting in good faith), in the case of Restricted Stock or Stock Units, equal to the formula or fixed price per share paid to holders of shares of Stock and, in the case of Options or SARs, equal to the product of the number of shares of Stock subject to the Option or SAR (the “Award Shares”) multiplied by the amount, if any, by which (I) the formula or fixed price per share paid to holders of shares of Stock pursuant to such transaction exceeds (II) the Option Price or SAR Exercise Price applicable to such Award Shares.

(iii) Long-Term Incentive Awards shall be treated as though target performance has been achieved and will be paid in cash or converted into Unrestricted Stock.

With respect to the Company’s establishment of an exercise window, (i) any exercise of an Option or SAR during such fifteen-day period shall be conditioned upon the consummation of the event and shall be effective only immediately before the consummation of the event, and (ii) upon consummation of any Corporate Transaction, the Plan and all outstanding but unexercised Options and SARs shall terminate. The Board shall send notice of an event that will result in such a termination to all individuals who hold Options and SARs not later than the time at which the Company gives notice thereof to its stockholders.

17.4. Corporation Transaction in which Awards are Assumed

The Plan, Options, SARs, Stock Units and Restricted Stock theretofore granted shall continue in the manner and under the terms so provided in the event of any Corporate Transaction to the extent that provision is made in writing in connection with such Corporate Transaction for the assumption or continuation of the Options, SARs, Stock Units and Restricted Stock theretofore granted, or for the substitution for such Options, SARs, Stock Units and Restricted Stock for new common stock options and stock appreciation rights and new common stock units and restricted stock relating to the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of shares (disregarding any consideration that is not common stock) and option and stock appreciation right exercise prices. In the event a Grantee’s Award is assumed, continued or substituted upon the consummation of any Corporate Transaction and his employment is terminated without Cause within one year following the consummation of such Corporate Transaction, the Grantee’s Award will be fully vested and may be exercised in full, to the extent applicable, beginning on the date of such termination and for the one-year period immediately following such termination or for such longer period as the Committee shall determine.

17.5. Adjustments

Adjustments under this Section 17 related to shares of Stock or securities of the Company shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share. The Board shall determine the effect of a Corporate Transaction upon Awards other than Options, SARs, Stock Units and Restricted Stock, and such effect shall be set forth in the appropriate Award Agreement. The Board may provide in the Award Agreements at the time of grant, or any time thereafter with the consent of the Grantee, for different provisions to apply to an Award in place of those described in Sections 17.1, 17.2, 17.3 and 17.4. This Section 17.5 does not limit the Company’s ability to provide for alternative treatment of Awards outstanding under the Plan in the event of change of control events that are not Corporate Transactions.

17.6. No Limitations on Company

The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

18.	GENERAL PROVISIONS

18.1. Disclaimer of Rights

No provision in the Plan or in any Award or Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any Affiliate, or to interfere in any way with any contractual or other right or authority of the Company either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, no Award granted under the Plan shall be affected by any change of duties or position of the Grantee, so long as such Grantee continues to be a director, officer, consultant or employee of the Company or an Affiliate. The obligation of the Company to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms of the Plan.

18.2. Nonexclusivity of the Plan

Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of stock options otherwise than under the Plan.

18.3. Withholding Taxes

No shares of Stock shall be delivered under the Plan to any Grantee until such Grantee has made arrangements acceptable to the Committee for the satisfaction of any income and employment tax withholding obligations under Applicable Laws. The Company or any Affiliate shall have the authority and the right to deduct or withhold, or require a Grantee to remit to the Company, an amount sufficient to satisfy federal, state, local or foreign taxes (including the Grantee’s payroll tax obligations) required or permitted by law to be withheld with respect to any taxable event concerning a Grantee arising as a result of this Plan. The Committee may in its discretion and in satisfaction of the foregoing requirement allow a Grantee to elect to have the Company withhold shares of Stock otherwise issuable under an Award or allow the return of shares of Stock having a Fair Market Value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan, the number of shares which may be withheld with respect to the issuance, vesting, exercise or payment of any Award (or which may be repurchased from the Grantee of such Award after such shares of Stock were acquired by the Grantee from the Company) in order to satisfy the Grantee’s federal, state, local and foreign income and payroll tax liabilities with respect to the issuance, vesting, exercise or payment of the Award shall, unless specifically approved by the Committee, be limited to the number of shares of Stock which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income.

18.4. Captions

The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.

18.5. Other Provisions

Each Award granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Board, in its sole discretion.

18.6. Number and Gender

With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.

18.7. Severability

If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

18.8. Governing Law

The validity and construction of this Plan and the instruments evidencing the Awards hereunder shall be governed by the laws of the state of Delaware, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan and the instruments evidencing the Awards granted hereunder to the substantive laws of any other jurisdiction.

18.9. Code Section 409A

The Board intends to comply with Code Section 409A, or an exemption to Code Section 409A, with regard to Awards hereunder that constitute nonqualified deferred compensation within the meaning of Code Section 409A. To the extent that the Board determines that a Grantee would be subject to the additional 20% tax imposed on certain nonqualified deferred compensation plans pursuant to Code Section 409A as a result of any provision of any Award granted under this Plan, such provision shall be deemed amended to the minimum extent necessary to avoid application of such additional tax. The nature of any such amendment shall be determined by the Board.

To record adoption of the Plan by the Board as of February 26, 2010, and approval of the Plan by the stockholders on          , 2010, the Company has caused its authorized officer to execute the Plan.

FURNITURE BRANDS INTERNATIONAL, INC.

By:
Title:

APPENDIX B

2010 EMPLOYEE STOCK PURCHASE PLAN

The Board of Directors of the Company has adopted this 2010 Employee Stock Purchase Plan to enable eligible employees of the Company and its Participating Affiliates, through payroll deductions or other cash contributions, to purchase shares of the Company’s Common Stock. The Plan is for the benefit of the employees of the Company and any Participating Affiliates. The Plan is intended to benefit the Company by increasing the employees’ interest in the Company’s growth and success and encouraging employees to remain in the employ of the Company or its participating Affiliates. The provisions of the Plan are set forth below:

1.	DEFINITIONS

1.1 “Board” means the Board of Directors of the Company.

1.2 “Code” means the Internal Revenue Code of 1986, as amended.

1.3 “Committee” means a committee of, and designated from time to time by resolution of, the Board.

1.4. “Common Stock” means the Company’s common stock, no par value.

1.5 “Company” means Furniture Brands International, Inc.

1.6 “Effective Date” means February 26, 2010, the date the Plan is approved by the Board.

1.7 “Fair Market Value” means the value of each share of Common Stock subject to the Plan on a given date determined as follows: if on such date the shares of Common Stock are listed on an established national or regional stock exchange, or are publicly traded on an established securities market, the fair market value of the shares of Common Stock shall be the closing price of the shares of Common Stock on such exchange or in such market (the exchange or market selected by the Board if there is more than one such exchange or market) on such date or, if such date is not a trading day, on the trading day immediately preceding such date (or if there is no such reported closing price, the fair market value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading day) or, if no sale of the shares of Common Stock is reported for such trading day, on the next preceding day on which any sale shall have been reported. If the shares of Common Stock are not listed on such an exchange, quoted on such System or traded on such a market, fair market value shall be determined by the Board in good faith.

1.8 “Offering Period” means the period determined by the Committee pursuant to Section 8 during which payroll deductions or other cash payments are accumulated for the purpose of purchasing Common Stock under the Plan.

1.9 “Participating Affiliate” means any company or other trade or business that is a subsidiary of the Company (determined in accordance with the principles of Sections 424(e) and (f) of the Code and the regulations thereunder).

1.10 “Plan” means the Furniture Brands International, Inc. 2010 Employee Stock Purchase Plan.

1.11 “Purchase Period” means the period designated by the Committee on the last trading day of which purchases of Common Stock are made under the Plan.

1.12 “Purchase Price” means the purchase price of each share of Common Stock purchased under the Plan.

2.	SHARES SUBJECT TO THE PLAN.

Subject to adjustment as provided in Section 28 below, the aggregate number of shares of Common Stock that may be made available for purchase by participating employees under the Plan is one million five hundred thousand (1,500,000) shares. The shares issuable under the Plan may, in the discretion of the Board, be authorized but unissued shares, treasury shares, or shares purchased on the open market.

3.	ADMINISTRATION.

The Plan shall be administered under the direction of the Committee. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan.

4.	INTERPRETATION.

It is intended that the Plan will meet the requirements for an “employee stock purchase plan” under Section 423 of the Code, and it is to be so applied and interpreted. Subject to the express provisions of the Plan, the Committee shall have authority to interpret the Plan, to prescribe, amend and rescind rules relating to it, and to make all other determinations necessary or advisable in administering the Plan, all of which determinations will be final and binding upon all persons.

5.	ELIGIBLE EMPLOYEES.

Any employee of the Company or any of its Participating Affiliates may participate in the Plan, except the following, who are ineligible to participate: (a) an employee whose customary employment is less than 20 hours per week; and (b) an employee who, after exercising his or her rights to purchase shares under the Plan, would own shares of Common Stock (including shares that may be acquired under any outstanding options) representing five percent or more of the total combined voting power of all classes of stock of the Company. The Board may at any time in its sole discretion, if it deems it advisable to do so, terminate the participation of the employees of a particular Participating Affiliate.

6.	PARTICIPATION IN THE PLAN.

An eligible employee may become a participating employee in the Plan by completing an election to participate in the Plan on a form provided by the Company and submitting that form to the Payroll Department of the Company. The form will authorize: (i) payment of the Purchase Price by payroll deductions, and if authorized by the Committee, payment of the Purchase Price by means of periodic cash payments from participating employees, and (ii) the purchase of shares of Common Stock for the employee’s account in accordance with the terms of the Plan. Enrollment will become effective upon the first day of an Offering Period.

7.	OFFERINGS.

At the time an eligible employee submits his or her election to participate in the Plan (as provided in Section 6 above), the employee shall elect to have deductions made from his or her pay on each pay day following his or her enrollment in the Plan, and for as long as he or she shall participate in the Plan. The deductions will be credited to the participating employee’s account under the Plan. Pursuant to Section 6 above, the Committee shall also have the authority to authorize in the election form the payment for shares of Common Stock through cash payments from participating employees. An employee may not during any Offering Period change his or her percentage of payroll deduction for that Offering Period, nor may an employee withdraw any contributed funds, other than in accordance with Section 16 through 22 below.

8.	OFFERING PERIODS AND PURCHASE PERIODS.

The Offering Periods and Purchase Periods shall be determined by the Committee. The first Offering Period under the Plan shall commence on the date determined by the Committee. Each Offering Period shall consist of one or more Purchase Periods, as determined by the Committee.

9.	RIGHTS TO PURCHASE COMMON STOCK; PURCHASE PRICE.

Rights to purchase shares of Common Stock will be deemed granted to participating employees as of the first trading day of each Offering Period. The Purchase Price of each share of Common Stock shall be determined by the Committee; provided, however, that the Purchase Price shall not be less than the lesser of 85 percent of the Fair Market Value of the Common Stock (i) on the first trading day of the Offering Period or (ii) on the last trading day of the Purchase Period; provided, further, that in no event shall the Purchase Price be less than the par value of the Common Stock.

10.	TIMING OF PURCHASE

Unless a participating employee has given prior written notice terminating such employee’s participation in the Plan, or the employee’s participation in the Plan has otherwise been terminated as provided in Sections 17 through 22 below, such employee will be deemed to have exercised automatically his or her right to purchase Common Stock on the last trading day of the Purchase Period (except as provided in Section 16 below) for the number of shares of Common Stock which the accumulated funds in the employee’s account at that time will purchase at the Purchase Price, subject to the participation adjustment provided for in Section 15 below and subject to adjustment under Section 28 below.

11.	PURCHASE LIMITATION

Notwithstanding any other provision of the Plan, no employee may purchase in any Offering Period or in any one calendar year under the Plan and all other “employee stock purchase plans” of the Company and its Participating Affiliates shares of Common Stock having an aggregate Fair Market Value in excess of $25,000, determined as of the first trading date of the Offering Period as to shares purchased during such period; provided, further, that the Committee may in its discretion, prior to the start of an Offering Period, set a limit on the number or value of shares of Common Stock an employee may purchase during the Offering Period. Effective upon the last trading day of the Purchase Period, a participating employee will become a stockholder with respect to the shares purchased during such period, and will thereupon have all dividend, voting and other ownership rights incident thereto except as otherwise provided in Section 12 below. Notwithstanding the foregoing, no shares shall be sold pursuant to the Plan unless the Plan is approved by the Company’s stockholders in accordance with Section 27 below.

12.	ISSUANCE OF STOCK CERTIFICATES AND SALE OF PLAN SHARES.

On the last trading day of the Purchase Period, a participating employee will be credited with the number of shares of Common Stock purchased for his or her account under the Plan during such Purchase Period. Shares purchased under the Plan will be held in the custody of an agent (the “Agent”) appointed by the Board of Directors. The Agent may hold the shares purchased under the Plan in stock certificates in nominee names and may commingle shares held in its custody in a single account or stock certificate without identification as to individual participating employees. The Committee shall have the right to require any or all of the following with respect to shares of Common Stock purchased under the Plan:

(i) that a participating employee may not request that all or part of the shares of Common Stock be reissued in the employee’s own name and the stock certificates delivered to the employee until two years (or such shorter period of time as the Committee may designate) have elapsed since the first day of the Offering Period in which the shares were purchased and one year has elapsed since the day the shares were purchased (the “Holding Period”);

(ii) that all sales of shares during the Holding Period applicable to such shares be performed through a licensed broker acceptable to the Company; and

(iii) that participating employees abstain from selling or otherwise transferring shares of Common Stock purchased pursuant to the Plan for a period lasting up to two years from the date the shares were purchased pursuant to the Plan.

13.	WITHHOLDING OF TAXES.

To the extent that a participating employee realizes ordinary income in connection with a sale or other transfer of any shares of Common Stock purchased under the Plan, the Company may withhold amounts needed to cover such taxes from any payments otherwise due and owing to the participating employee or from shares that would otherwise be issued to the participating employee hereunder. Any participating employee who sells or otherwise transfers shares purchased under the Plan within two years after the beginning of the Offering Period in which the shares were purchased must within 30 days of such transfer notify the Payroll Department of the Company in writing of such transfer.

14.	ACCOUNT STATEMENTS.

The Company will cause the Agent to deliver to each participating employee a statement for each Purchase Period during which the employee purchases Common Stock under the Plan, reflecting the amount of payroll deductions during the Purchase Period, the number of shares purchased for the employee’s account, the price per share of the shares purchased for the employee’s account and the number of shares held for the employee’s account at the end of the Purchase Period.

15.	PARTICIPATION ADJUSTMENT.

If in any Purchase Period the number of unsold shares that may be made available for purchase under the Plan pursuant to Section 1 above is insufficient to permit exercise of all rights deemed exercised by all participating employees pursuant to Section 10 above, a participation adjustment will be made, and the number of shares purchasable by all participating employees will be reduced proportionately. Any funds then remaining in a participating employee’s account after such exercise will be refunded to the employee.

16.	CHANGES IN ELECTIONS TO PURCHASE.

a.	Ceasing Payroll Deductions or Periodic Payments

A participating employee may, at any time prior to the last trading day of the Purchase Period, by written notice to the Company, direct the Company to cease payroll deductions (or, if the payment for shares is being made through periodic cash payments, notify the Company that such payments will be terminated), in accordance with the following alternatives:

(i) The employee’s option to purchase shall be reduced to the number of shares which may be purchased, as of the last day of the Purchase Period, with the amount then credited to the employee’s account; or

(ii) Withdraw the amount in such employee’s account and terminate such employee’s option to purchase.

b.	Decreasing Payroll Deductions During a Purchase Period

A participating employee may decrease his or her rate of contribution once during a Purchase Period (but not below $10.00 per pay period) by delivering to the Company a new form regarding election to participate in the Plan under Section 6 above.

c.	Modifying Payroll Deductions or Periodic Payments at the Start of an Offering Period

Any participating employee may increase or decrease his or her payroll deduction or periodic cash payments, to take effect on the first day of the next Offering Period, by delivering to the Company a new form regarding election to participate in the Plan under Section 6 above.

17.	VOLUNTARY TERMINATION OF EMPLOYMENT OR DISCHARGE.

In the event a participating employee voluntarily leaves the employ of the Company or a Participating Affiliate, otherwise than by retirement under a plan of the Company or a Participating Affiliate, or is discharged for cause prior to the last day of the Purchase Period, the amount in the employee’s account will be distributed and the employee’s option to purchase will terminate.

18.	RETIREMENT OR SEVERANCE.

In the event a participating employee who has an option to purchase shares leaves the employ of the Company or a Participating Affiliate because of retirement under a plan of the Company or a Participating Affiliate, or because of termination of the employee’s employment by the Company or a Participating Affiliate for any reason except discharge for cause, the participating employee may elect, within 10 days after the date of such retirement or termination, one of the following alternatives:

(a) The employee’s option to purchase shall be reduced to the number of shares which may be purchased, as of the last day of the Purchase Period, with the amount then credited to the employee’s account; or

(b) Withdraw the amount in such employee’s account and terminate such employee’s option to purchase.

In the event the participating employee does not make an election within the aforesaid 10-day period, he or she will be deemed to have elected subsection 18(b) above.

19.	LAY-OFF, AUTHORIZED LEAVE OF ABSENCE OR DISABILITY.

Payroll deductions for shares for which a participating employee has an option to purchase may be suspended during any period of absence of the employee from work due to lay-off, authorized leave of absence or disability or, if the employee so elects, periodic payments for such shares may continue to be made in cash.

If such employee returns to active service prior to the last day of the Purchase Period, the employee’s payroll deductions will be resumed and if said employee did not make periodic cash payments during the employee’s period of absence, the employee shall, by written notice to the Company’s Payroll Department within 10 days after the employee’s return to active service, but not later than the last day of the Purchase Period, elect:

(a) To make up any deficiency in the employee’s account resulting from a suspension of payroll deductions by an immediate cash payment;

(b) Not to make up such deficiency, in which event the number of shares to be purchased by the employee shall be reduced to the number of whole shares which may be purchased with the amount, if any, then credited to the employee’s account plus the aggregate amount, if any, of all payroll deductions to be made thereafter; or

(c) Withdraw the amount in the employee’s account and terminate the employee’s option to purchase.

A participating employee on lay-off, authorized leave of absence or disability on the last day of the Purchase Period shall deliver written notice to his or her employer on or before the last day of the Purchase Period, electing one of the alternatives provided in the foregoing clauses (a), (b) and (c) of this Section 19. If any employee fails to deliver such written notice within 10 days after the employee’s return to active service or by the last day of the Purchase Period, whichever is earlier, the employee shall be deemed to have elected subsection 19(c) above.

If the period of a participating employee’s lay-off, authorized leave of absence or disability shall terminate on or before the last day of the Purchase Period, and the employee shall not resume active employment with the Company or a Participating Affiliate, the employee shall receive a distribution in accordance with the provisions of Section 18 of this Plan.

20.	DEATH.

In the event of the death of a participating employee while the employee’s option to purchase shares is in effect, the legal representatives of such employee may, within three months after the employee’s death (but no later than the last day of the Purchase Period) by written notice to the Company or Participating Affiliate, elect one of the following alternatives:

(a) The employee’s option to purchase shall be reduced to the number of shares which may be purchased, as of the last day of the Purchase Period, with the amount then credited to the employee’s account; or

(b) Withdraw the amount in such employee’s account and terminate such employee’s option to purchase.

In the event the legal representatives of such employee fail to deliver such written notice to the Company or Participating Affiliate within the prescribed period, the election to purchase shares shall terminate and the amount, then credited to the employee’s account shall be paid to such legal representatives.

21.	FAILURE TO MAKE PERIODIC CASH PAYMENTS.

Under any of the circumstances contemplated by this Plan, where the purchase of shares is to be made through periodic cash payments in lieu of payroll deductions, the failure to make any such payments shall reduce, to the extent of the deficiency in such payments, the number of shares purchasable under this Plan by the participating employee.

22.	TERMINATION OF PARTICIPATION.

A participating employee will be refunded all moneys in his or her account, and his or her participation in the Plan will be terminated if either (a) the Board elects to terminate the Plan as provided in Section 27 below, or (b) the employee ceases to be eligible to participate in the Plan under Section 5 above. As soon as practicable following termination of an employee’s participation in the Plan, the Company will deliver to the employee a check representing the amount in the employee’s account and a stock certificate representing the number of whole shares held in the employee’s account. Once terminated, participation may not be reinstated for the then current Offering Period, but, if otherwise eligible, the employee may elect to participate in any subsequent Offering Period.

23.	ASSIGNMENT.

No participating employee may assign his or her rights to purchase shares of Common Stock under the Plan, whether voluntarily, by operation of law or otherwise. Any payment of cash or issuance of shares of Common Stock under the Plan may be made only to the participating employee (or, in the event of the employee’s death, to the employee’s estate). Once a stock certificate has been issued to the employee or for his or her account, such certificate may be assigned the same as any other stock certificate.

24.	APPLICATION OF FUNDS.

All funds received or held by the Company under the Plan may be used for any corporate purpose until applied to the purchase of Common Stock and/or refunded to participating employees. Participating employees’ accounts will not be segregated.

25.	NO RIGHT TO CONTINUED EMPLOYMENT.

Neither the Plan nor any right to purchase Common Stock under the Plan confers upon any employee any right to continued employment with the Company or any of its Participating Affiliates, nor will an employee’s participation in the Plan restrict or interfere in any way with the right of the Company or any of its Participating Affiliates to terminate the employee’s employment at any time.

26.	AMENDMENT OF PLAN.

The Board may, at any time, amend the Plan in any respect (including an increase in the percentage specified in Section 9 above used in calculating the Purchase Price); provided, however, that without approval of the stockholders of the Company no amendment shall be made (a) increasing the number of shares specified in Section 1 above that may be made available for purchase under the Plan (except as provided in Section 28 below) or (b) changing the eligibility requirements for participating in the Plan. No amendment may be made that impairs the vested rights of participating employees.

27.	TERM AND TERMINATION OF THE PLAN.

The Plan shall be effective as of the Effective Date, subject to approval of the Plan within one year of such Effective Date by the affirmative vote of stockholders who hold more than fifty percent of the combined voting power of the outstanding shares of voting stock present or represented, and entitled to vote thereon at a duly constituted stockholders’ meeting, or by consent as permitted by law; provided, however, that upon approval of the Plan by the stockholders of the Company, all rights to purchase shares granted under the Plan on or after the Effective Date shall be fully effective as if the stockholders of the Company had approved the Plan on the Effective Date. If the stockholders fail to approve the Plan on or before one year after the Effective Date, the Plan shall terminate, any rights to purchase shares granted hereunder shall be null and void and of no effect, and all contributed funds shall be refunded to participating employees. The Board may terminate the Plan at any time and for any reason or for no reason, provided that such termination shall not impair any rights of participating employees that have vested at the time of termination. In any event, the Plan shall, without further action of the Board, terminate ten (10) years after the date of adoption of the Plan by the Board or, if earlier, at such time as all shares of Common Stock that may be made available for purchase under the Plan pursuant to Section 2 above have been issued.

28.	EFFECT OF CHANGES IN CAPITALIZATION.

a.	Changes in Stock.

If the number of outstanding shares of Common Stock is increased or decreased or the shares of Common Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend, or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares that may be purchased under the Plan shall be adjusted proportionately and accordingly by the Company. In addition, the number and kind of shares for which rights are outstanding shall be similarly adjusted so that the proportionate interest of a participating employee immediately following such event shall, to the extent practicable, be the same as immediately prior to such event. Any such adjustment in outstanding rights shall not change the aggregate Purchase Price payable by a participating employee with respect to shares subject to such rights, but shall include a corresponding proportionate adjustment in the Purchase Price per share. Notwithstanding the foregoing, in the event of a spin-off that results in no change in the number of outstanding shares of the Common Stock of the Company, the Company may, in such manner as the Company deems appropriate, adjust (i) the number and kind of shares for which rights are outstanding under the Plan, and (ii) the Purchase Price per share.

b.	Reorganization in Which the Company Is the Surviving Corporation.

Subject to Section 28(c), if the Company shall be the surviving corporation in any reorganization, merger or consolidation of the Company with one or more other corporations, all outstanding rights under the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Common Stock subject to such rights would have been entitled immediately following such reorganization, merger or consolidation, with a corresponding proportionate adjustment of the Purchase Price per share so that the aggregate Purchase Price thereafter shall be the same as the aggregate Purchase Price of the shares subject to such rights immediately prior to such reorganization, merger or consolidation.

c.	Reorganization in Which the Company Is Not the Surviving Corporation, Sale of Assets or Stock, and Other Corporate Transactions.

Upon any dissolution or liquidation of the Company, or upon a merger, consolidation or reorganization of the Company with one or more other corporations in which the Company is not the surviving corporation, or upon a sale of all or substantially all of the assets of the Company to another corporation, or upon any transaction (including, without limitation, a merger or reorganization in which the Company is the surviving corporation) approved by the Board that results in any person or entity owning more than 80 percent of the combined voting power of all classes of stock of the Company, the Plan and all rights outstanding hereunder shall terminate, except to the extent provision is made in writing in connection with such transaction for the continuation of the Plan and/or the assumption of the rights theretofore granted, or for the substitution for such rights of new rights covering the stock of a successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and exercise prices, in which event the Plan and rights theretofore granted shall continue in the manner and under the terms so provided. In the event of any such termination of the Plan, the Offering Period and the Purchase Period shall be deemed to have ended on the last trading day prior to such termination, and in accordance with Section 12 above the rights of each participating employee then outstanding shall be deemed to be automatically exercised on such last trading day. The Board shall send written notice of an event that will result in such a termination to all participating employees at least ten (10) days prior to the date upon which the Plan will be terminated.

d.	Adjustments.

Adjustments under this Section 28 related to stock or securities of the Company shall be made by the Committee, whose determination in that respect shall be final, binding, and conclusive.

e.	No Limitations on Company.

The grant of a right pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

29.	GOVERNMENTAL REGULATION.

The Company’s obligation to issue, sell and deliver shares of Common Stock pursuant to the Plan is subject to such approval of any governmental authority and any national securities exchange or other market quotation system as may be required in connection with the authorization, issuance or sale of such shares.

30.	STOCKHOLDER RIGHTS.

Any dividends paid on shares held by the Company for a participating employee’s account will be transmitted to the employee. The Company will deliver to each participating employee who purchases shares of Common Stock under the Plan, as promptly as practicable by mail or otherwise, all notices of meetings, proxy statements, proxies and other materials distributed by the Company to its stockholders. Any shares of Common Stock held by the Agent for an employee’s account will be voted in accordance with the employee’s duly delivered and signed proxy instructions. There will be no charge to participating employees in connection with such notices, proxies and other materials.

31.	RULE 16b-3.

Transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or any successor provision under the Securities Exchange Act of 1934, as amended. If any provision of the Plan or action by the Board fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Board. Moreover, in the event the Plan does not include a provision required by Rule 16b-3 to be stated herein, such provision (other than one relating to eligibility requirements, or the price and amount of awards) shall be deemed automatically to be incorporated by reference into the Plan.

32.	PAYMENT OF PLAN EXPENSES.

The Company will bear all costs of administering and carrying out the Plan.

* * *

APPENDIX C

AMENDED AND RESTATED STOCKHOLDERS RIGHTS AGREEMENT
FURNITURE BRANDS INTERNATIONAL, INC.
and
AMERICAN STOCK TRANSFER AND TRUST COMPANY, LLC
as Rights Agent

AMENDED AND RESTATED
STOCKHOLDERS
RIGHTS AGREEMENT
Dated as of
February 26, 2010

This AMENDED AND RESTATED STOCKHOLDERS RIGHTS AGREEMENT, dated as of February 26, 2010 (this “Agreement”) by and between Furniture Brands International, Inc., a Delaware corporation (the “Company”), and American Stock Transfer and Trust Company, LLC, a New York limited liability trust company (the “Rights Agent”).

WHEREAS, the Company previously entered the Stockholders Rights Agreement, dated as of August 3, 2009 (the “Original Rights Agreement”).

WHEREAS, in connection with the Original Agreement, effective August 3, 2009 (the “Rights Dividend Declaration Date”), the Board of Directors of the Company authorized and declared a distribution of one right for each share of Common Stock, no par value, of the Company (the “Common Stock”) outstanding at the Close of Business (as such term is defined herein) on August 13, 2009 (the “Record Date”), and authorized the issuance of one such right (as such number may hereafter be adjusted pursuant hereto) for each share of Common Stock that shall become outstanding (whether originally issued or delivered from the Company’s treasury) between the Record Date and, except as otherwise provided in Section 23 herein, the Distribution Date, each such right (a “Right” and together with all other such rights distributed or issued pursuant hereto, the “Rights”) initially representing the right to purchase, upon the terms and subject to the conditions hereinafter set forth, one Unit of Series B Preferred Stock (as defined herein).

WHEREAS, as of the date hereof, the Rights are redeemable under the Original Rights Agreement, and the Company desires to amend and restate the terms of the Original Rights Agreement.

WHEREAS, effective as of 4:00 p.m. New York time, on February 26, 2010, this Agreement amends and restates, and supersedes in its entirety, the Original Rights Agreement, and from and after such time, each outstanding Right and each Right hereafter issued shall be exercisable in accordance with and subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

Section 1.  Certain Definitions.  For purposes of this Agreement, the following terms have the meanings indicated:

(a) “Acquiring Person” shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 4.75% or more of the shares of Common Stock then outstanding, but shall not include the Company, any Related Person, or any Exempt Person. Notwithstanding the foregoing:

(i) No Person shall become an “Acquiring Person” as the result of: (A) an acquisition of Common Stock by the Company, which, by reducing the number of shares of Common Stock outstanding, increases the percentage of the shares of Common Stock Beneficially Owned by such Person, together with all Affiliates and Associates of such Person, to 4.75% or more of the shares of Common Stock then outstanding, (B) the grant of any equity compensation award (including, without limitation, an equity compensation award in the form of options, warrants, rights, restricted stock, or similar securities) by the Company to such Person if such person is a director, officer, employee, or agent of the Company, or any adjustment to the number of shares of Common Stock represented by such equity compensation award pursuant to the terms thereof, (C) any unilateral grant of any security by the Company to such Person, or (D) an Exempt Transaction; provided, however, that a Person who or which, together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of shares of Common Stock representing 4.75% or more of the shares of Common Stock then outstanding by reason of any of the transactions described in (A) through (D) of this Section 1(a)(i) shall nevertheless be deemed to be an “Acquiring Person” if, subject to Section 1(a)(ii), such Person, together with all Affiliates and Associates of such Person, thereafter (and while such Person, together with the Affiliates and Associates of such Person, continues to be the Beneficial Owner of 4.75% or more of the then outstanding shares of Common Stock) becomes the Beneficial Owner of any additional shares of Common Stock, except as a result of (w) a dividend or distribution of shares by the Company made on a pro rata basis to all holders of Common Stock, (x) the issuance of shares by the Company pursuant to a split or subdivision of the outstanding

Common Stock, (y) the grant of any equity compensation award (including, without limitation, an equity compensation award in the form of options, warrants, rights, restricted stock, or similar securities) by the Company to such Person if such person is a director, officer, employee, or agent of the Company, or any adjustment to the number of shares of Common Stock represented by such equity compensation award pursuant to the terms thereof, or (z) any unilateral grant of any security by the Company to such Person; and

(ii) If the Board of Directors determines that a Person who would otherwise be an “Acquiring Person,” as defined pursuant to this Section 1(a), has become such inadvertently (including, without limitation, because (A) such Person was unaware that it Beneficially Owned a percentage of the then-outstanding Common Stock that would otherwise cause such Person to be an “Acquiring Person” or (B) such Person was aware of the extent of its Beneficial Ownership of Common Stock but had no actual knowledge of the consequences of such Beneficial Ownership under this Agreement), and such Person divests as promptly as practicable a sufficient number of shares of Common Stock so that such Person would no longer be an “Acquiring Person,” as defined pursuant to this Section 1(a), then such Person shall not be deemed to be or to have become an “Acquiring Person” for any purposes of this Agreement.

(b) “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the Exchange Act Regulations, as in effect on the date of this Agreement, and to the extent not included within the foregoing clause of this Section 1(b), shall also include, with respect to any Person, any other Person (whether or not a Related Person or an Exempt Person) whose shares of Common Stock would be deemed constructively owned by such first Person, owned by a single “entity” as defined in Section 1.382-3(a)(1) of the Treasury Regulations, or otherwise aggregated with shares owned by such first Person pursuant to the provisions of the Code, or any successor provision or replacement provision, and the Treasury Regulations thereunder, provided, however, that a Person shall not be deemed to be the Affiliate or Associate of another Person solely because either or both Persons are or were directors or officers of the Company.

(c) A Person shall be deemed the “Beneficial Owner” of and shall be deemed to “Beneficially Own” and to have “Beneficial Ownership” of any securities:

(i) that such Person or any of such Person’s Affiliates or Associates beneficially owns, directly or indirectly (as determined pursuant to Rule 13d-3 of the Exchange Act Regulations as in effect on the date of this Agreement); provided, however, that a Person shall not be deemed the Beneficial Owner of, or to Beneficially Own or to have Beneficial Ownership of, any security if the agreement, arrangement, or understanding to vote such security that would otherwise render such Person the Beneficial Owner of such security (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the Exchange Act and the Exchange Act Regulations, and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report);

(ii) that such Person or any of such Person’s Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement, or understanding, whether or not in writing (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights, warrants, or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to Beneficially Own or to have Beneficial Ownership of (x) securities tendered pursuant to a tender or exchange offer made in accordance with the Exchange Act Regulations by or on behalf of such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange, or (y) securities issuable upon exercise of Rights at any time prior to the occurrence of a Triggering Event, or (z) securities issuable upon exercise of Rights from and after the occurrence of a Triggering Event if such Rights were acquired by such Person or any of such Person’s Affiliates or Associates prior to the Distribution Date or pursuant to Section 3(a) or Section 22 hereof (the “Original Rights”) or pursuant to Section 11(a) hereof in connection with an adjustment made with respect to any

Original Rights; or (B) the right to vote pursuant to any agreement, arrangement, or understanding (except to the extent contemplated by the proviso to subparagraph (i) of this paragraph (c));

(iii) that are Beneficially Owned, directly or indirectly, by any other Person (or any Affiliate or Associate of such Person) with which such Person (or any of such Person’s Affiliates or Associates) has any agreement, arrangement, or understanding, whether or not in writing (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except to the extent contemplated by the proviso to subparagraph (i) of this paragraph (c)), or disposing of any such securities; or

(iv) to the extent not included within the foregoing subparts (i), (ii), or (iii) of this Section 1(c), and notwithstanding anything in this Section 1(c) to the contrary, that such Person would be deemed to constructively own or that otherwise would be aggregated with shares owned by such Person pursuant to Section 382 of the Code, or any successor provision or replacement provision and the Treasury Regulations thereunder.

Notwithstanding anything in this definition of Beneficial Ownership to the contrary, the phrase “then outstanding,” when used with reference to a Person’s Beneficial Ownership of securities of the Company, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding that such Person would be deemed to Beneficially Own hereunder.

(d) “Board of Directors” shall mean the Board of Directors of the Company or any duly authorized committee thereof.

(e) “Book Entry” shall mean an uncertificated book entry for the Common Stock.

(f) “Business Day” shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in New York City, New York are authorized or obligated by law or executive order to close.

(g) “Certificate of Incorporation” shall mean the Restated Certificate of Incorporation of the Company, as filed with the Office of the Secretary of State of the State of Delaware (the “Secretary of State”) on August 3, 1992, as amended by the Certificate of Amendment filed with the Secretary of State on May 5, 1993, the Certificate of Ownership and Merger filed with the Secretary of State on February 26, 1996, the Certificate of Amendment filed with the Secretary of State on April 26, 2002, and the Certificate of Elimination filed with the Secretary of State on August 3, 2009, and together with the Certificate of Designation of the Series B Preferred Stock of the Company adopted contemporaneously with the approval of the Original Rights Agreement and attached hereto as Exhibit C (the ‘‘Certificate of Designation”), as the same may hereafter be amended or restated.

(h) “Close of Business” on any given date shall mean 5:00 P.M., New York City time, on such date; provided, however, that if such date is not a Business Day, it shall mean 5:00 P.M., New York City time, on the next succeeding Business Day.

(i) “Closing Price” shall mean, with respect to any security on any given day, the last sale price, regular way, of such security or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, on the principal trading market on which such security is then traded.

(j) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(k) “Common Stock” shall have the meaning set forth in the Preamble to this Agreement.

(l) “Common Equity Interest” when used with reference to any Person other than the Company shall mean the class or series of capital stock (or equity interest) with the greatest voting power (in relation to any other classes or series of capital stock (or equity interest)) of such other Person.

(m) “Definitive Acquisition Agreement” shall mean any agreement entered into by the Company that is conditioned on the approval by the holders of not less than a majority of the voting power of the outstanding shares of Common Shock, at a meeting of stockholders with respect to (A) a merger, consolidation, recapitalization, reorganization, share exchange, business combination or similar transaction involving the

Company or (B) the acquisition in any manner, directly or indirectly, of more than 50% of the consolidated total assets (including, without limitation, equity securities of its subsidiaries) of the Company)

(n) “Distribution Date” shall have the meaning set forth in Section 3(a).

(o) “Equivalent Preferred Stock” shall have the meaning set forth in Section 11(b).

(p) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(q) “Exchange Act Regulations” shall mean the General Rules and Regulations under the Exchange Act.

(r) “Exchange Ratio” shall have the meaning set forth in Section 24(a).

(s) “Exempt Person” shall mean any Person who or which, together with all Affiliates and Associates of such Person:

(i) is the Beneficial Owner of securities on the Rights Dividend Declaration Date representing 4.75% or more of the shares of Common Stock outstanding on the Rights Dividend Declaration Date, provided, however, that any such Person described in this clause (i) shall no longer be deemed to be an Exempt Person and shall be deemed an Acquiring Person if such Person, together with all Affiliates and Associates of such Person (and while such Person, together with the Affiliates and Associates of such Person, continues to be the Beneficial Owner of 4.75% or more of the then outstanding shares of Common Stock) either (A) becomes the Beneficial Owner of additional securities representing one-half of one percent (0.5%) or more of the shares of Common Stock then outstanding or (B) becomes the Beneficial Owner of additional securities and upon acquiring such Beneficial Ownership is, together with such Person’s Affiliates and Associates, the Beneficial Owner of 20% or more of the shares of Common Stock then outstanding, except in each case when Beneficial Ownership of such additional securities is a result of (w) a dividend or distribution of shares by the Company made on a pro rata basis to all holders of Common Stock, (x) the issuance of shares by the Company pursuant to a split or subdivision of the outstanding Common Stock, (y) the grant of any equity compensation award (including, without limitation, an equity compensation award in the form of options, warrants, rights, restricted stock, or similar securities) by the Company to such Person if such person is a director, officer, employee, or agent of the Company, or any adjustment to the number of shares of Common Stock represented by such equity compensation award pursuant to the terms thereof, or (z) any unilateral grant of any security by the Company to such Person; or

(ii) is a Beneficial Owner of 4.75% or more of the shares of Common Stock outstanding (but less than 20% of the shares of Common Stock outstanding) and whose Beneficial Ownership the Board of Directors has determined, in its sole discretion before the time such Person otherwise would have become an Acquiring Person, would not jeopardize or endanger the availability to the Company of its NOLs; provided, however, that if a Person is an Exempt Person solely by reason of this clause (ii), then such Person shall cease to be an Exempt Person if (A) such Person, together with the Affiliates and Associates of such Person, ceases to Beneficially Own 4.75% or more of the shares of the then outstanding Common Stock or (B) the Board of Directors, in its sole discretion, makes a contrary determination about the effect of such Person’s Beneficial Ownership on the availability to the Company of its NOLs.

A purchaser, assignee, or transferee of the shares of Common Stock (or options, rights, or warrants exercisable for Common Stock) from an Exempt Person shall not thereby become an Exempt Person, except that a transferee from the estate of an Exempt Person who receives Common Stock as a bequest or inheritance from an Exempt Person shall be an Exempt Person so long as such Person continues to be the Beneficial Owner of 4.75% or more of the then outstanding shares of Common Stock. For the avoidance of doubt, nothing in this definition of ‘‘Exempt Person” is intended to limit the authority of the Board of Directors to redeem the Rights in accordance with Section 23 of this Agreement, to exchange all or part of the then outstanding and exercisable Rights in accordance with Section 24 of this Agreement, to supplement or amend this Agreement in accordance with Section 27 of this Agreement, or to interpret and administer this Agreement in accordance with Section 29 of this Agreement.

(t) “Exempt Transaction” shall mean any transaction that the Board of Directors determines, in its sole discretion and before the consummation of such transaction, is exempt, which determination shall be irrevocable; provided, however, that the Board of Directors may not exempt any transaction that results in any Person (other than the Company or a Related Person), together with the Affiliates and Associates of such Person, beneficially owning 20% or more of the shares of Common Stock then outstanding. For the avoidance of doubt, nothing in this definition of “Exempt Transaction” is intended to limit the authority of the Board of Directors to redeem the Rights in accordance with Section 23 of this Agreement, to exchange all or part of the then outstanding and exercisable Rights in accordance with Section 24 of this Agreement, to supplement or amend this Agreement in accordance with Section 27 of this Agreement, or to interpret and administer this Agreement in accordance with Section 29 of this Agreement.

(u) “Expiration Date” has the meaning set forth in Section 7(a).

(v) “Final Expiration Date” has the meaning set forth in Section 7(a).

(w) “NOLs” shall mean the Company’s net operating loss carryforwards and shall also include any other tax benefits or attributes that may potentially be subject to the limitations imposed by Section 382 or 383 of the Code and the Treasury Regulations thereunder.

(x) “Original Rights Agreement” shall have the meaning set forth in the Preamble to this Agreement.

(y) “Outside Meeting Date” shall have the meaning set forth in Section 23(b).

(z) “Person” shall mean any individual, firm, corporation, partnership (general or limited), limited liability company, limited liability partnership, association, unincorporated organization, trust, or other legal entity, and also (i) any syndicate or group deemed to be a Person under Section 13(d)(5)(b) of the Exchange Act, (ii) any other legal entity, group, or person making a “coordinated acquisition” of shares or otherwise treated as an entity within the meaning of Section 1.382-3(a)(1) of the Treasury Regulations or otherwise, and (iii) any successor (by merger or otherwise) of any such firm, corporation, partnership (general or limited), limited liability company, limited liability partnership, association, unincorporated organization, trust, or other group or entity.

(aa) “Principal Party” shall have the meaning set forth in Section 13(b).

(bb) “Purchase Price” shall have the meaning set forth in Section 7(b).

(cc) “Qualified Offer” shall mean an offer determined by a majority of the independent members of the Board of Directors of the Company to have each of the following characteristics:

(i) A fully financed all-cash tender offer, or an exchange offer offering shares of common stock of the offeror, or a combination thereof, in each such case for any and all of the outstanding shares of Common Stock at the same per-share consideration;

(ii) An offer that has commenced within the meaning of Rule 14d-2(a) of the Exchange Act Regulations;

(iii) An offer whose per-share offer price exceeds the greater of (A) a reasonable premium above the highest reported market price for the Common Stock during the immediately preceding twenty-four (24) months (determined as of the Trading Day immediately preceding the commencement of such offer within the meaning of Rule 14d-2(a) of the Exchange Act Regulations), and (B) represents a reasonable premium above the average of the Closing Prices for the ten (10) Trading Days immediately preceding the commencement of the offer within the meaning of Rule 14d-2(a) of the Exchange Act Regulations; provided, however, that, if, at the time any offer is commenced within the meaning of Rule 14d-2(a) of the Exchange Act Regulations, any other offer that is a Qualified Offer has been commenced and remains open, the per share offer price with respect to such subsequent offer must equal or exceed the per share price with respect to such earlier Qualified Offer (in lieu of exceeding the thresholds set forth in clauses (A) and (B) above); provided, further, that, to the extent that an offer includes shares of common stock of the offeror or any subsidiary or Affiliate of the offeror, such per-share offer price with respect to such common stock of the offeror or a subsidiary or Affiliate of the offeror will be determined for purposes of the foregoing provision to be the average of the daily Closing Prices per share for such common stock for the thirty (30) Trading Days immediately preceding the commencement of such offer within the meaning of Rule 14d-2(a) under the Exchange Act Regulations;

(iv) An offer that, within twenty (20) Business Days after the commencement date of the offer (or within ten (10) Business Days after any increase in the offer consideration), does not result in a nationally recognized investment banking firm retained by the Board of Directors rendering an opinion to the Board of Directors that the consideration being offered to the stockholders of the Company is either inadequate or unfair;

(v) If the offer includes shares of common stock of the offeror, an offer pursuant to which (A) the offeror shall permit representatives of the Company (including a nationally recognized investment banking firm retained by the Board of Directors of the Company and legal counsel and an accounting firm designated by the Company) to have access to such offeror’s books, records, management, accountants, financial advisors, counsel and any other appropriate outside advisers for the purposes of permitting such representatives to conduct a due diligence review of the offeror in order to permit the Board of Directors of the Company to evaluate the offer and make an informed decision and, if requested by the Board of Directors of the Company, to permit such investment banking firm (relying as appropriate on the advice of such legal counsel) to be able to render an opinion to the Board of Directors of the Company with respect to whether the consideration being offered to the stockholders of the Company is fair from a financial point of view, and (B) within ten (10) Business Days after such representatives of the Company (including a nationally-recognized investment banking firm retained by the Board of Directors of the Company and legal counsel and an accounting firm designated by the Company) shall have notified the Company and the offeror that it had completed such due diligence review to its satisfaction (or, following completion of such due diligence review, within ten (10) Business Days after any increase in the consideration being offered), such investment banking firm does not render an opinion to the Board of Directors of the Company that the consideration being offered to the stockholders of the Company is either unfair or inadequate and such investment banking firm does not, after the expiration of such ten (10) Business Day period, render an opinion to the Board of Directors of the Company that the consideration being offered to the stockholders of the Company has become either unfair or inadequate based on a subsequent disclosure or discovery of a development or developments that have had or are reasonably likely to have an adverse effect on the value of the common stock of the offeror;

(vi) An offer that is subject only to the minimum tender condition described below in Section 1(cc)(ix) and other customary terms and conditions, which conditions shall not include any financing, funding or similar conditions or any requirements with respect to the offeror or its agents being permitted any due diligence with respect to the books, records, management, accountants or other outside advisers of the Company;

(vii) An offer pursuant to which the Company has received an irrevocable written commitment of the offeror that the offer will remain open for at least one hundred twenty (120) Business Days and, if a Special Meeting is duly requested in accordance with Section 23(b), for, at least ten (10) Business Days after the date of the Special Meeting or, if no Special Meeting is held within ninety (90) Business Days following receipt of the Special Meeting Notice in accordance with Section 23(b), for at least ten (10) Business Days following such ninety (90) Business Day Period;

(viii) An offer pursuant to which the Company has received an irrevocable written commitment of the offeror that, in addition to the minimum time periods specified above in Section 1(cc)(vii), the offer, if it is otherwise to expire prior thereto, will be extended for at least twenty (20) Business Days after any increase in the consideration being offered or after any bona fide alternative offer is commenced within the meaning of Rule 14d-2(a) of the Exchange Act Regulations; provided, however, that such offer need not remain open, as a result of Section 1(cc)(vii) and this Section 1(cc)(viii), beyond (A) the time that any other offer satisfying the criteria for a Qualified Offer is then required to be kept open under such Section 1(cc)(vii) and this Section 1(cc)(viii), or (B) the expiration date, as such date may be extended by public announcement (with prompt written notice to the Rights Agent) in compliance with Rule 14e-1 of the Exchange Act Regulations, of any other tender offer for the Common Stock with respect to which the Board of Directors of the Company has agreed to redeem the Rights immediately prior to acceptance for payment of Common Stock thereunder (unless such other offer is terminated prior to its expiration without any Common Stock having been purchased thereunder), or (C) one Business Day after the stockholder vote with respect to approval of any Definitive Acquisition Agreement has been officially determined and certified by the inspectors of elections;

(ix) An offer that is conditioned on a minimum of at least two-thirds of the outstanding shares of the Common Stock not held by the Person making such offer (and such Person’s Affiliates and Associates) being tendered and not withdrawn as of the offer’s expiration date, which condition shall not be waivable;

(x) An offer pursuant to which the Company has received an irrevocable written commitment by the offeror to consummate, as promptly as practicable upon successful completion of the offer, a second step transaction whereby all shares of the Common Stock not tendered into the offer will be acquired at the same consideration per share actually paid pursuant to the offer, subject to stockholders’ statutory appraisal rights, if any;

(xi) An offer pursuant to which the Company and its stockholders have received an irrevocable written commitment of the offeror that no amendments will be made to the offer to reduce the consideration being offered or to otherwise change the terms of the offer in a way that is adverse to a tendering stockholder;

(xii) An offer (other than an offer consisting solely of cash consideration) pursuant to which the Company has received the written representation and certification of the offeror and the written representations and certifications of the offeror’s Chief Executive Officer and Chief Financial Officer, acting in such capacities, that (A) all facts about the offeror that would be material to making an investor’s decision to accept the offer have been fully and accurately disclosed as of the date of the commencement of the offer within the meaning of Rule 14d-2(a) of the Exchange Act Regulations, (B) all such new facts will be fully and accurately disclosed on a prompt basis during the entire period during which the offer remains open, and (C) all required Exchange Act reports will be filed by the offeror in a timely manner during such period; and

(xiii) If the offer includes non-cash consideration (A) the non-cash portion of the consideration offered must consist solely of common stock of a Person that is a publicly-owned United States corporation, (B) such common stock must be freely tradable and listed or admitted to trading on either the NYSE or the Nasdaq Global Market or the Nasdaq Global Select Market, (C) no stockholder approval of the issuer of such common stock is required to issue such common stock, or, if such approval is required, such approval has already been obtained, (D) no Person (including such Person’s Affiliates and Associates) beneficially owns 20% or more of the shares of common stock of the issuer then outstanding at the time of commencement of the offer or at any time during the term of the offer, (E) the issuer of such common stock has no other class of voting stock or other voting securities, and (F) the issuer of such common stock meets the registrant eligibility requirements for use of Form S-3 for registering securities under the Securities Act, including the filing of all required Exchange Act reports in a timely manner during the twelve calendar months prior to the date of commencement of such offer.

For the purposes of this definition of “Qualified Offer,” “fully financed” shall mean that the offeror has sufficient funds for the offer and related expenses which shall be evidenced by (i) firm, unqualified, legally binding, written commitments from responsible financial institutions having the necessary financial capacity, accepted by the offeror, to provide funds for such offer subject only to customary terms and conditions, (ii) cash or cash equivalents then available to the offeror, set apart and maintained solely for the purpose of funding the offer with an irrevocable written commitment being provided by the offeror to the Board of Directors of the Company to maintain such availability until the offer is consummated or withdrawn, or (iii) a combination of the foregoing; which evidence has been provided to the Company prior to, or upon, commencement of the offer within the meaning of Rule 14d-2(a) of the Exchange Act Regulations. If an offer becomes a Qualified Offer in accordance with this definition, but subsequently ceases to be a Qualified Offer as a result of the failure at a later date to continue to satisfy any of the requirements of this definition, such offer shall cease to be a Qualified Offer and the provisions of Section 23(b) shall no longer be applicable to such offer, provided the actual redemption of the Rights pursuant to Section 23(b) shall not have already occurred.

(dd) “Record Date” shall have the meaning set forth in the Preamble to this Agreement.

(ee) “Redemption Resolution” shall have the meaning set forth in Section 23(b).

(ff) “Related Person” shall mean (i) any Subsidiary of the Company or (ii) any employee benefit or stock ownership plan of the Company or of any Subsidiary of the Company or any trust or fiduciary holding shares of Common Stock for or pursuant to the terms of any such plan, acting in such capacity.

(gg) “Right” and “Rights” shall have the meaning set forth in the Preamble to this Agreement.

(hh) “Rights Certificates” shall have the meaning set forth in Section 3(a).

(ii) “Rights Dividend Declaration Date” shall have the meaning set forth in the Preamble to this Agreement.

(jj) “Section 11(a)(ii) Event” shall mean the event described in Section 11(a)(ii) hereof that triggers the adjustment provided in Section 11(a)(ii).

(kk) “Section 13 Event” shall mean any event described in clause (x), (y), or (z) of Section 13(a) hereof.

(ll) “Securities Act” shall mean the Securities Act of 1933, as amended.

(mm) “Series B Preferred Stock” shall mean the Series B Junior Participating Preferred Stock of the Company, no par value, having the voting rights, powers, designations, preferences, and relative, participating, optional, or other special rights and qualifications, limitations, and restrictions set forth in the Certificate of Designation.

(nn) “Special Meeting” shall have the meaning set forth in Section 23(b).

(oo) “Special Meeting Notice” shall have the meaning set forth in Section 23(b).

(pp) “Special Meeting Period” shall have the meaning set forth in Section 23(b).

(qq) “Stock Acquisition Date” shall mean the first date of public announcement (including, without limitation, the filing of any report pursuant to Section 13(d) of the Exchange Act) by the Company or an Acquiring Person that an Acquiring Person has become such.

(rr) “Subsidiary” shall mean, with reference to any Person, any other Person of which (1) a majority of the voting power of the voting securities or equity interests is Beneficially Owned, directly or indirectly, by such first-mentioned Person or otherwise controlled by such first-mentioned Person, or (2) an amount of voting securities or equity interests sufficient to elect at least a majority of the directors or equivalent governing body of such other Person is Beneficially Owned, directly or indirectly, by such first-mentioned Person, or otherwise controlled by such first-mentioned Person.

(ss) “Trading Day” shall mean, with respect to any security, a day on which the principal national securities exchange on which the security is listed or admitted to trading is open for the transaction of business.

(tt) “Treasury Regulations” shall mean final, temporary, and proposed income tax regulations promulgated under the Code, as amended.

(uu) “Triggering Event” shall mean any Section 11(a)(ii) Event or any Section 13 Event.

(vv) “Trust” has the meaning set forth in Section 24(d).

(ww) “Trust Agreement” has the meaning set forth in Section 24(d).

(xx) “Unit” has the meaning set forth in Section 7(b).

(yy) “Voting Securities” when used in reference to any Person, shall mean the outstanding capital stock, equity interest, or other voting securities of such Person, in each case entitling the holder thereof (1) to cast votes, in person or by proxy, or to act by written consent, in the election of directors or members of the governing body of such Person (if such person is a corporation or is managed by or under the direction of a governing body performing functions and having obligations similar to those of a corporate board of directors) or (2) to participate in the management and control of such Person (if such Person is not a corporation and is not managed by or under the direction of a governing body performing functions and having obligations similar to those of a corporate board of directors).

Section 2.  Appointment of Rights Agent.  The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 4 hereof, shall prior to the Distribution Date also be holders of Common Stock) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. With the consent of the Rights Agent, the Company may from time to time appoint such Co-Rights Agents as it may deem necessary or desirable. The Rights Agent shall have no duty to supervise, and in no event shall it be liable for, the acts or omissions of any such co-Rights Agent.

Section 3.  Issue of Rights Certificates.  (a) Until the earlier of (i) the Close of Business on the tenth Business Day after the Stock Acquisition Date and (ii) the Close of Business on the tenth Business Day (or such later date as may be determined by action of a majority of the Board of Directors before such time as any Person becomes an Acquiring Person and of which later date the Company will give the Rights Agent prompt written notice) after the date that a tender or exchange offer by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan maintained by the Company or any of its Subsidiaries or any trustee or fiduciary holding Common Stock for, or pursuant to the terms of, any such plan, acting in such capacity) is first published or sent or given within the meaning of Rule 14d-4(a) of the Exchange Act Regulations or any successor rule, if upon consummation thereof such Person, together with the Affiliates and Associates of such Person, would be the Beneficial Owner of shares of Common Stock representing 4.75% or more of the shares of Common Stock then outstanding (including any such date that is after the Rights Dividend Declaration Date and prior to the issuance of the Rights) (the earlier of (i) and (ii) above being the “Distribution Date”):

(x) the Rights will be evidenced (subject to the provisions of paragraph (b) of this Section 3) by the balances indicated in the Book Entry account system of the transfer agent for the Common Stock registered in the names of the holders thereof (which Common Stock will also be deemed to represent certificates for Rights) or, in the case of certificated shares, by the certificates for shares of Common Stock registered in the names of the holders of shares of Common Stock as of and subsequent to the Record Date (which certificates for shares of Common Stock shall be deemed also to be certificates for Rights) and not by separate rights certificates; and

(y) the Rights will be transferable only in connection with the transfer of the underlying shares of Common Stock (including a transfer to the Company).

As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign, and the Company will send or cause to be sent (and the Rights Agent, if so requested, will send) by first-class, insured, postage prepaid mail, to each record holder of shares of Common Stock as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Company, one or more rights certificates, in substantially the form of Exhibit A (the “Rights Certificates”), evidencing one Right for each share of Common Stock so held, subject to adjustment as provided herein. If an adjustment in the number of Rights per share of Common Stock has been made pursuant to Section 11(i) or Section 11(p) hereof, at the time of distribution of the Rights Certificates, the Company may make the necessary and appropriate rounding adjustments (in accordance with Section 14(a) hereof) so that Rights Certificates representing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Rights. As of and after the Distribution Date, the Rights will be evidenced solely by such Rights Certificates.

(b) As promptly as practicable following the Record Date, the Company will send a copy of a Summary of Rights to Purchase Series B Preferred Stock in substantially the form attached hereto as Exhibit B and which may be appended to certificates that represent shares of Common Stock (hereinafter referred to as the “Summary of Rights”), by first-class, postage prepaid mail, to each record holder of Common Stock as of the Close of Business on the Record Date, at the address of such holder shown on the records of the Company. With respect to Common Stock outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced by the balances indicated in the Book Entry account system of the transfer agent for the Common Stock, or in the case of certificated shares, by such certificates registered in the names of the holders thereof. Until the earlier of the Distribution Date or the Expiration Date, the transfer of any shares of Common Stock outstanding on the Record Date (whether represented by certificate(s) or evidenced by the balances indicated in the Book Entry account system of the transfer agent for the Common Stock, and in either case regardless of whether a copy of the Summary of Rights is submitted with the surrender or request for transfer), shall also constitute the transfer of the Rights associated with such shares of Common Stock.

(c) Rights shall, without any further action, be issued in respect of all shares of Common Stock that become outstanding (whether originally issued or delivered from the Company’s treasury) after the Record Date but prior to the earlier of the Distribution Date and the Expiration Date; provided, however, that Rights shall also be issued to the extent provided in Section 22 hereof. Confirmation and account statements sent to holders of Common Stock for Book Entry form or, in the case of certificated shares, certificates, representing such shares of Common Stock, issued after the Record Date shall bear a legend substantially in the following form:

“This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Amended and Restated Stockholders Rights Agreement between Furniture Brands International, Inc. (the “Company”) and American Stock Transfer and Trust Company, LLC (the “Rights Agent”) dated as of February 26, 2010 as the same may be amended from time to time (the ‘‘Rights Agreement”), the terms of which are incorporated herein by reference and a copy of which is on file at the principal office of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge after receipt of a written request therefor. Under certain circumstances, as set forth in the Rights Agreement, Rights that are Beneficially Owned by any Person who is, was, or becomes an Acquiring Person or any Affiliate or Associate thereof (as such capitalized terms are defined in the Rights Agreement), or specified transferees of such Acquiring Person (or Affiliate or Associate thereof) may become null and void.”

With respect to Common Stock in Book Entry form for which there has been sent a confirmation or account statement containing the foregoing legend, until the earliest of the Distribution Date, the Redemption Date, or the Final Expiration Date, the Rights associated with the Common Stock shall be evidenced by such Common Stock alone and registered holders of Common Stock shall also be the registered holders of the associated Rights, and the transfer of any such Common Stock shall also constitute the transfer of the Rights associated with such shares of Common Stock.

After the Record Date but before the earlier of the Distribution Date and the Expiration Date, if, in the case of certificated shares, new certificate(s) representing shares of Common Stock are issued in connection with the transfer, split up, combination, or exchange of certificate(s) representing shares of Common Stock or if new certificate(s) representing shares of Common Stock are issued to replace any certificate(s) that have been mutilated, destroyed, lost, or stolen, then such new certificate(s) shall bear the foregoing legend. With respect to all certificates containing the foregoing legend, until the earlier of the Distribution Date or the Expiration Date, the Rights associated with the shares of Common Stock represented by such certificates shall be evidenced by such certificates alone and registered holders of the shares of Common Stock shall also be the registered holders of the associated Rights, and the transfer of any of such certificates shall also constitute the transfer of the Rights associated with the shares of Common Stock represented by such certificates. If the Company purchases or acquires any shares of Common Stock after the Record Date but prior to the Distribution Date, any Rights associated with such shares of Common Stock shall be deemed cancelled and retired so that the Company shall not be entitled to exercise any Rights associated with the shares of Common Stock that are no longer outstanding.

Section 4.  Form of Rights Certificate.  (a) The Rights Certificates (and the forms of election to purchase and of assignment and the certificate to be printed on the reverse thereof) shall be substantially in the form set forth in Exhibit A hereto and may have such marks of identification or designation and such legends, summaries, or endorsements printed thereon as the Company may deem appropriate (but which do not affect the rights, duties, or responsibilities of the Rights Agent) and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or any rule or regulation thereunder or with any rule or regulation of any stock exchange upon which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Sections 7, 11, 13, 22, 23, 24, and 27 hereof, the Rights Certificates, whenever distributed, shall be dated as of the Distribution Date and on their face shall entitle the holders thereof to purchase such number of Units of Series B Preferred Stock as shall be set forth therein at the price set forth therein, but the amount and type of securities, cash, or other assets that may be acquired upon the exercise of each Right and the Purchase Price thereof shall be subject to adjustment as provided herein.

(b) Any Rights Certificate issued pursuant hereto that represents Rights Beneficially Owned by: (i) an Acquiring Person or any Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) that becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) that becomes a transferee prior to or concurrently with the Acquiring Person becoming such and that receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person (or any such Associate or Affiliate) to holders of equity interests in such Acquiring Person (or such Associate or Affiliate) or to any Person with whom such Acquiring Person (or such Associate or Affiliate) has any continuing written or oral agreement, arrangement, or understanding regarding either the transferred Rights, shares of Common Stock, or the Company, or (B) a transfer that the Board of Directors has determined in good faith to be part of a plan, agreement, arrangement, or understanding that has as a primary purpose or effect the avoidance of Section 7(e) hereof shall, upon the written direction of the Board of Directors, contain (to the extent feasible), the following legend:

“The Rights represented by this Rights Certificate are or were Beneficially Owned by a Person who was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such capitalized terms are defined in the Amended and Restated Stockholders Rights Agreement, dated as of February 26, 2010 as the same may be amended from time to time (the “Rights Agreement”), by and between Furniture Brands International, Inc. and American Stock Transfer and Trust Company, LLC, as Rights Agent). Accordingly, this Rights Certificate and the Rights represented hereby may become null and void in the circumstances specified in Section 7(e) of the Rights Agreement.”

Section 5.  Countersignature and Registration.  (a) Rights Certificates shall be executed on behalf of the Company by its Chairman of the Board, its Chief Executive Officer, or its Treasurer, shall have affixed thereto the Company’s corporate seal (or a facsimile thereof), and shall be attested by the Company’s Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Rights Certificates may be manual or by facsimile.

Rights Certificates bearing the manual or facsimile signatures of the individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the countersigning of such Rights Certificates by the Rights Agent or did not hold such offices at the date of such Rights Certificates. No Rights Certificate shall be entitled to any benefit under this Agreement or be valid for any purpose unless there appears on such Rights Certificate a countersignature duly executed by the Rights Agent by manual or facsimile signature of an authorized officer, and such countersignature upon any Rights Certificate shall be conclusive evidence, and the only evidence, that such Rights Certificate has been duly countersigned as required hereunder.

(b) Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its office designated for surrender of Rights Certificates upon exercise or transfer, books for registration and transfer of the Rights Certificates issued hereunder. Such books shall show the name and address of each holder of the

Rights Certificates, the number of Rights evidenced on its face by each Rights Certificate, and the date of each Rights Certificate.

Section 6.  Transfer, Split Up, Combination, and Exchange of Rights Certificates; Mutilated, Destroyed, Lost, or Stolen Rights Certificates.  (a) Subject to the provisions of Sections 4(b), 7(e), and 14 hereof, at any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the Expiration Date, any Rights Certificate or Certificates (other than Rights Certificates representing Rights that have become null and void pursuant to Section 7(e) hereof, that have been redeemed pursuant to Section 23 hereof, or that have been exchanged pursuant to Section 24 hereof) may be transferred, split up, combined, or exchanged for another Rights Certificate or Certificates, entitling the registered holder to purchase a like number of Units of Series B Preferred Stock (or, following a Triggering Event, other securities, cash or other assets, as the case may be) as the Rights Certificate or Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine, or exchange any Rights Certificate or Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Rights Certificate or Certificates to be transferred, split up, combined, or exchanged at the office of the Rights Agent designated for such purpose. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Rights Certificate until the registered holder shall have completed and executed the certificate set forth in the form of assignment on the reverse side of such Rights Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) of the Rights represented by such Rights Certificate or Affiliates or Associates thereof as the Company shall reasonably request; whereupon the Rights Agent shall, subject to the provisions of Section 4(b), Section 7(e) and Section 14 hereof, countersign and deliver to the Person entitled thereto a Rights Certificate or Rights Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination, or exchange of Rights Certificates.

(b) If a Rights Certificate shall be mutilated, lost, stolen, or destroyed, upon request by the registered holder of the Rights represented thereby and upon payment to the Company and the Rights Agent of all reasonable expenses incident thereto, there shall be issued, in exchange for and upon cancellation of the mutilated Rights Certificate, or in substitution for the lost, stolen, or destroyed Rights Certificate, a new Rights Certificate, in substantially the form of the prior Rights Certificate, of like tenor and representing the equivalent number of Rights, but, in the case of loss, theft, or destruction, only upon receipt of evidence satisfactory to the Company and the Rights Agent of such loss, theft or destruction of such Rights Certificate and, if requested by the Company or the Rights Agent, indemnity also satisfactory to it.

Section 7.  Exercise of Rights; Purchase Price; Expiration Date of Rights.  (a) Prior to the earlier of (i) the Close of Business on July 30, 2012 (the “Final Expiration Date”), or (ii) the time at which the Rights are redeemed as provided in Section 23 hereof or (iii) the time at which the Rights are exchanged as provided in Section 24 hereof (the earlier of (i), (ii), and (iii) being the “Expiration Date”), the registered holder of any Rights Certificate may, subject to the provisions of Sections 7(e), 9(c), and 9(f) hereof, exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Rights Certificate, with the form of election to purchase and the certificate on the reverse side thereof duly executed, to the Rights Agent at the office of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price (as hereinafter defined) for the number of Units of Series B Preferred Stock (or, following a Triggering Event, other securities, cash or other assets, as the case may be) for which such surrendered Rights are then exercisable.

(b) The purchase price for each one one-thousandth of a share of Series B Preferred Stock purchasable upon exercise of a Right shall be $20.00 (as adjusted from time to time as provided in Sections 11 and 13(a) hereof) (the ‘‘Purchase Price”). The Purchase Price shall be subject to adjustment from time to time as provided in Sections 11 and 13(a) hereof and shall be payable in lawful money of the United States of America in accordance with paragraph (c)(2) below. Each one one-thousandth of a share of Series B Preferred Stock shall be referred to herein as a “Unit” of Series B Preferred Stock.

(c) (1) Subject to Section 14(b) hereof, following the Distribution Date, the Company may (at the direction of the Board of Directors) deposit with a corporation in good standing organized under the laws of the United States or any State of the United States, which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority (the “Depositary Agent”) certificates representing the shares of Series B Preferred Stock that may be acquired upon exercise of the Rights and may cause such Depositary Agent to enter into an agreement pursuant to which the Depositary Agent shall issue receipts representing interests in the shares of Series B Preferred Stock so deposited.

(2) Upon receipt of a Rights Certificate representing exercisable Rights, with the form of election to purchase and the certificate duly executed, accompanied by payment, with respect to each Right so exercised, of the Purchase Price for the Units of Series B Preferred Stock (or, following a Triggering Event, other securities, cash, or other assets, as the case may be) to be purchased thereby as set forth below and an amount equal to any applicable tax or charge required to be paid by the holder of such Rights Certificate in accordance with Section 9 hereof, or evidence satisfactory to the Company of payment of such tax or charge, the Rights Agent shall, subject to Section 20(k) hereof, thereupon promptly (i)(A) requisition from any transfer agent of the Series B Preferred Stock certificates representing such number of shares of Series B Preferred Stock (or fractions of shares that are integral multiples of one one-thousandth of a share of Series B Preferred Stock) as are to be purchased and the Company will direct its transfer agent to comply with all such requests, and/or (B) requisition from the Depositary Agent depositary receipts representing such number of Units of Series B Preferred Stock as are to be purchased and the Company will direct the Depositary Agent to comply with all such requests, (ii) requisition from the Company the amount of cash, if any, to be paid in lieu of fractional shares in accordance with Section 14 hereof, (iii) after receipt of such certificates or such depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, and (iv) after receipt thereof, deliver such cash, if any, to or upon the order of the registered holder of such Rights Certificate. In the event that the Company is obligated to issue Common Stock or other securities of the Company, pay cash, and/or distribute other property pursuant to Section 11(a) hereof, the Company will make all arrangements necessary so that such Common Stock, other securities, cash, and/or other property is available for distribution by the Rights Agent, if and when necessary to comply with this Agreement. The payment of the Purchase Price (as such amount may be reduced pursuant to Section 11(a)(iii) hereof) may be made in cash or by certified or bank check or money order payable to the order of the Company.

(d) In case the registered holder of any Rights Certificate shall exercise less than all the Rights evidenced thereby, a new Rights Certificate evidencing the Rights remaining unexercised shall be issued by the Rights Agent and delivered to, or upon the order of, the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, subject to the provisions of Sections 6 and 14 hereof.

(e) Notwithstanding anything in this Agreement to the contrary, from and after the time that any Person becomes an Acquiring Person, any Rights Beneficially Owned by (i) an Acquiring Person or an Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and who receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person (or any such Associate or Affiliate) to holders of equity interests in such Acquiring Person (or any such Associate or Affiliate) or to any Person with whom the Acquiring Person (or such Associate or Affiliate) has any continuing written or oral agreement, arrangement, or understanding regarding the transferred Rights, shares of Common Stock, or the Company or (B) a transfer that the Board of Directors has determined in good faith to be part of a plan, agreement, arrangement, or understanding that has as a primary purpose or effect the avoidance of this Section 7(e), shall be null and void without any further action, and any holder of such Rights thereafter shall have no rights or preferences whatsoever with respect to such Rights, whether under any provision of this Agreement, the Rights Certificates, or otherwise (including, without limitation, rights and preferences pursuant to Sections 7, 11, 13,

23, and 24 hereof). The Company shall use reasonable efforts to ensure compliance with the provisions of this Section 7(e) and Section 4(b), but neither the Company nor the Rights Agent shall have any liability to any holder of Rights or any other Person as a result of the Company’s failure to make any determination under this Section 7(e) or such Section 4(b) with respect to an Acquiring Person or its Affiliates, Associates, or transferees.

(f) Notwithstanding anything in this Agreement or any Rights Certificate to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 by such registered holder unless such registered holder shall have (i) completed and executed the certificate following the form of election to purchase set forth on the reverse side of the Rights Certificate surrendered for such exercise, and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) of the Rights represented by such Rights Certificate or Affiliates or Associates thereof as the Company shall reasonably request.

Section 8.  Cancellation and Destruction of Rights Certificates.  All Rights Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any Rights Certificates acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Rights Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Rights Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

Section 9.  Reservation and Availability of Capital Stock.  (a) The Company shall at all times prior to the Expiration Date cause to be reserved and kept available out of its authorized but unissued shares of Series B Preferred Stock and/or out of any shares of Series B Preferred Stock held in its treasury (and following the occurrence of a Triggering Event, out of the authorized but unissued shares of such other equity securities of the Company as may be issuable upon exercise of the Rights and/or out of any shares of such securities held in its treasury), the number of shares of Series B Preferred Stock (and following the occurrence of a Triggering Event, the number of shares of such other equity securities of the Company) that, as provided in this Agreement, will be sufficient to permit the full exercise of all outstanding Rights. Upon the occurrence of any events resulting in an increase in the aggregate number of shares of Series B Preferred Stock (or other equity securities of the Company) issuable upon exercise of all outstanding Rights above the number then reserved, the Company shall make appropriate increases in the number of shares so reserved.

(b) So long as the shares of Series B Preferred Stock (and following the occurrence of a Triggering Event, any other equity securities of the Company) to be issued and delivered upon the exercise of the Rights may be listed on any stock exchange, the Company shall during the period from the Distribution Date through the Expiration Date use its best efforts to cause all securities reserved for such issuance to be listed on such exchange upon official notice of issuance upon such exercise.

(c) The Company shall use its reasonable best efforts (i) either (A) as soon as practicable following the first occurrence of a Section 11(a)(ii) Event and a determination by the Company in accordance with Section 11(a)(iii) hereof, if applicable, of the consideration to be delivered by the Company upon exercise of the Rights, or (B) if so required by law, as soon as required following the Distribution Date (the earliest of (A) and (B) being the ‘‘Registration Date”), to file a registration statement on an appropriate form under the Securities Act, with respect to the securities that may be acquired upon exercise of the Rights (the “Registration Statement”); (ii) to cause the Registration Statement to become effective as soon as practicable after such filing; (iii) to cause the Registration Statement to remain effective (and to include a prospectus at all times complying with the requirements of the Securities Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for the securities covered by the Registration Statement and (B) the Expiration Date; and (iv) to take as soon as practicable following the Registration Date such action as may be required to ensure that any acquisition of securities upon exercise of the Rights complies with any applicable state securities or “Blue Sky” laws. The Company may temporarily suspend, for a period of time not to exceed 90 days after the date set forth in clause (i) of the first sentence of this Section 9(c), the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective. Upon any such suspension, the Company shall notify the Rights Agent thereof in writing and shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement (with written notice thereof to the Rights Agent) at such time as the suspension is no longer in effect, stating that the suspension on the exercisability of the Rights is no longer in effect. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction (x) if the requisite qualification in such jurisdiction shall not have been obtained and until a registration statement has been declared effective or (y) if the exercise thereof shall not be permitted under applicable law.

(d) The Company shall take such action as may be necessary to ensure that all shares of Series B Preferred Stock (and, following the occurrence of a Triggering Event, any other securities that may be delivered upon exercise of Rights) shall be, at the time of delivery of the certificates or depositary receipts for such securities (subject to payment of the Purchase Price), duly and validly authorized and issued, fully paid and non-assessable.

(e) The Company shall pay when due and payable any and all documentary, stamp, or transfer tax, or other tax or charge, that is payable in respect of the issuance and delivery of the Rights Certificates or the issuance and delivery of any certificates or depository receipts for Series B Preferred Stock (or other equity securities of the Company that may be delivered upon exercise of the Rights) upon the exercise of Rights; provided, however, the Company shall not be required to pay any such tax or charge that may be payable in connection with the issuance or delivery of Units of Series B Preferred Stock, or any certificates or depositary receipts or entries in the Book Entry account system of the transfer agent for such Units of Series B Preferred Stock (or, following the occurrence of a Triggering Event, any other securities, cash or other assets, as the case may be) to any Person other than the registered holder of the Rights Certificates evidencing the Rights surrendered for exercise. The Company shall not be required to issue or deliver any certificates or depositary receipts or entries in the Book Entry account system of the transfer agent for Units of Series B Preferred Stock (or, following the occurrence of a Triggering Event, any other securities, cash or other assets, as the case may be) to, or in a name other than that of, the registered holder upon the exercise of any Rights until any such tax or charge shall have been paid (any such tax or charge being payable by the holder of such Rights Certificate at the time of surrender) or until it has been established to the Company’s satisfaction that no such tax or charge is due.

(f) The Company shall use its reasonable best efforts, on or prior to the date that is either (A) as soon as practicable following the first occurrence of a Section 11(a)(ii) Event and a determination by the Company in accordance with Section 11(a)(iii) hereof, if applicable, of the consideration to be delivered by the Company upon exercise of the Rights, or (B) if so required by law, as soon as required following the Distribution Date, to obtain any and all regulatory approvals that may be required with respect to the securities purchasable upon exercise of the Rights. The Company may temporarily suspend, for a period of time not to exceed 90 days after the date set forth in the first sentence of this Section 9(f), the exercise of the Rights in order to permit the Company to obtain the necessary regulatory approvals. Upon any such suspension, the Company shall notify the Rights Agent thereof in writing and issue a public announcement stating that the exercise of the Rights has been temporarily suspended, as well as a public announcement (with written notice thereof to the Rights Agent) at such time as the suspension is no longer in effect stating that the suspension on the exercise of the Rights is no longer in effect. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable unless and until all required regulatory approvals have been obtained with respect to the securities purchasable upon exercise of the Rights.

Section 10.  Series B Preferred Stock Record Date.  Each Person in whose name any certificate or entry in the Book Entry account system of the transfer agent for Units of Series B Preferred Stock (or, following the occurrence of a Triggering Event, other securities) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Units of Series B Preferred Stock (or, following the occurrence of a Triggering Event, other securities) represented thereby on, and such certificate or entry in the Book Entry account system of the transfer agent shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the Series B Preferred Stock (or, following the occurrence of a Triggering Event, other securities) transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such securities on, and such certificate or entry in the Book Entry account system of the transfer agent shall be dated, the next succeeding Business Day on which the Series B Preferred Stock (or, following the occurrence of a Triggering Event, other securities) transfer books of the Company are open and, provided further, that if delivery of Units of Series B Preferred Stock is delayed pursuant to Section 9(c) hereof, such Persons shall be deemed to have become the record holders of such Units of Series B Preferred Stock only when such Units first become deliverable. Prior to the exercise of the Rights evidenced thereby, the holder of a Rights Certificate shall not be entitled to any rights of a shareholder of the Company with respect to securities for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

Section 11.  Adjustment of Purchase Price, Number and Kind of Shares or Number of Rights.  The Purchase Price, the number and kind of securities covered by each Right, and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

(a) (i) In the event the Company shall at any time after the Rights Dividend Declaration Date (A) declare a dividend on the Series B Preferred Stock payable in shares of Series B Preferred Stock, (B) subdivide the outstanding Series B Preferred Stock, (C) combine the outstanding Series B Preferred Stock into a smaller number of shares, or (D) issue any shares of its capital stock in a reclassification of the Series B Preferred Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares (or fractions thereof) of Series B Preferred Stock or capital stock, as the case may be, issuable on such date upon exercise of the Rights, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive, upon payment of the Purchase Price then in effect, the aggregate number and kind of shares (or fractions thereof) of Series B Preferred Stock or capital stock, as the case may be, which, if such Right had been exercised immediately prior to such date, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares (or fractions thereof) of capital stock of the Company issuable upon exercise of one Right. If an event occurs that would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii) hereof, the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii) hereof.

(ii) In the event any Person becomes an Acquiring Person, provision shall be made so that each holder of a Right (except as provided below in Section 11(a)(iii) and in Sections 7(e), 13, and 24 hereof) shall thereafter have the right to receive, upon exercise thereof, at a price equal to the then current Purchase Price multiplied by the number of Units of Series B Preferred Stock for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event (such product thereafter being, for all purposes of this Agreement other than Section 13 hereof, the “Purchase Price”), in accordance with the terms of this Agreement, in lieu of the number of Units of Series B Preferred Stock for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event, such number of shares of Common Stock as shall equal the result obtained by dividing (x) the Purchase Price (as the same has been adjusted pursuant to the foregoing provisions of this Section 11(a)(ii)), by (y) 50% of the then current market price (determined pursuant to Section 11(d) hereof) per share of Common Stock on the date of such first occurrence (such shares of Common Stock being the ‘‘Adjustment Shares”).

(iii) In the event that the number of shares of Common Stock that are authorized by the Company’s Certificate of Incorporation but are not outstanding or reserved for issuance for purposes other than upon exercise of the Rights is insufficient to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii) of this Section 11(a), the Company shall take all such action as may be necessary to authorize additional shares of Common Stock for issuance upon exercise of the Rights. In the event that the Company shall, after good faith effort, be unable to take all such actions as may be necessary to authorize such additional shares of Common Stock, then the Company shall issue Common Stock to the extent shares thereof are available in connection with exercise of the Rights and to the extent sufficient shares of Common Stock are not available therefor shall substitute, for each share of Common Stock that would otherwise be issuable upon exercise of a Right, a number of Units of Series B Preferred Shares such that the current per share market price of one Unit of Series B Preferred Stock multiplied by such number of Units is equal (as nearly as possible) to the current per share market price of one share of Common Stock as of the date of issuance of such Units of Series B Preferred Stock. In the event that the number of shares of Common Stock, together with the number of Units of Series B Preferred Stock, that are authorized by the Company’s Certificate of Incorporation but are not outstanding or reserved for issuance for purposes other than upon exercise of the Rights is insufficient to permit the exercise in full of the Rights in accordance with the foregoing provisions of this subparagraph (iii) and subparagraph (ii) of this Section 11(a), then the Company shall take all such action as may be necessary to authorize additional shares of Series B Preferred Stock for issuance upon exercise of the Rights. In the event that the Company shall, after good faith effort, be unable to take all such actions as may be necessary to authorize such additional shares of Common Stock and/or Units of Series B Preferred Stock, then the Company, by the vote of a majority of the Board of Directors, shall: (A) determine the excess of (1) the value of the Adjustment Shares issuable upon the exercise of each such Right (the “Current Value”) over (2) the Purchase Price (such excess being the “Spread”), and (B) with respect to each such Right, make adequate provision to substitute for such Adjustment Shares, upon exercise of such Rights and payment of the applicable Purchase Price, (1) cash, (2) a reduction in the Purchase Price, (3) Common Stock, Units of Series B Preferred Stock, and/or other equity securities of the Company, each to the extent permitted by the Company’s Certificate of Incorporation (including, without limitation, shares, or units of shares, of preferred stock that the Board of Directors has deemed to have the same value as shares of Common Stock (the “Preferred Stock Equivalents”)), (4) debt securities of the Company, (5) other assets, or (6) any combination of the foregoing, having an aggregate value equal to the Current Value, where such aggregate value has been determined by a majority of the Board of Directors, after receiving advice from a nationally recognized investment banking firm; provided, however, that if the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within thirty days following the first occurrence of a Section 11(a)(ii) Event (for purposes hereof, the “Section 11(a)(iii) Trigger Date”), then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, shares of Common Stock (to the extent available) and then, if necessary, Units of Series B Preferred Stock (to the extent available) and then, if necessary, cash, which shares of Common Stock, Units of Series B Preferred Stock and/or cash shall have an aggregate value equal to the Spread. To the extent that the Company determines that some action need be taken pursuant to this Section 11(a)(iii), the Company shall provide, subject to Section 7(e) hereof, that such action shall apply uniformly to all outstanding Rights. For purposes of this Section 11(a)(iii), the value of a share of Common Stock shall be the current market price (as determined pursuant to Section 11(d) hereof) per share of Common Stock on the Section 11(a)(iii) Trigger Date, the value of a Unit of Series B Preferred Stock shall be the current market price (as determined pursuant to Section 11(d) hereof) per Unit of Series B Preferred Stock on the Section 11(a)(iii) Trigger Date, and the value of a unit or share, as applicable, of any Preferred Stock Equivalent shall be deemed to have the same value as the Common Stock on such date.

(b) If the Company shall fix a record date for the issuance of rights, options, or warrants to all holders of any Series B Preferred Stock entitling them to subscribe for or purchase (for a period expiring within forty-five calendar days after such record date) shares of Series B Preferred Stock (or shares having substantially the same rights, privileges, and preferences as shares of Series B Preferred Stock (“Equivalent Preferred Stock”)) or securities convertible into Series B Preferred Stock or Equivalent Preferred Stock at a price per share of Series B Preferred Stock or per share of Equivalent Preferred Stock (or having a conversion price per share, if a security convertible into Series B Preferred Stock or Equivalent Preferred Stock) less than the current market price (as determined pursuant to Section 11(d) hereof) per share of Series B Preferred Stock on such record date, then the Purchase Price with respect to the Series B Preferred Stock to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the sum of the number of shares of Series B Preferred Stock outstanding on such record date plus the number of shares of Series B Preferred Stock that the aggregate offering price of the total number of shares of Series B Preferred Stock and/or Equivalent Preferred Stock so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price, and the denominator of which shall be the number of shares of Series B Preferred Stock outstanding on such record date plus the number of additional shares of Series B Preferred Stock and/or Equivalent Preferred Stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid by delivery of consideration all or part of which may be in a form other than cash, the value of such consideration shall be as determined by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights. Shares of Series B Preferred Stock owned by or held for the account of the Company or any Subsidiary shall not be deemed outstanding for the purpose of such computation. Such adjustment shall be made successively whenever such a record date is fixed, and in the event that such rights or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price that would then be in effect if such record date had not been fixed.

(c) If the Company shall fix a record date for a distribution to all holders of shares of Series B Preferred Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation), evidences of indebtedness, cash (other than a regular quarterly cash dividend out of the earnings or retained earnings of the Company), assets (other than a dividend payable in shares of Series B Preferred Stock, but including any dividend payable in stock other than Series B Preferred Stock), or subscription rights, options, or warrants (excluding those referred to in Section 11(b) hereof), then, in each case, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the current market price (as determined pursuant to Section 11(d) hereof) per share of Series B Preferred Stock on such record date minus the fair market value (as determined in good faith by a majority of the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be binding and conclusive for all purposes on the Rights Agent and the holder of the Rights) of the cash, assets, or evidences of indebtedness so to be distributed or of such subscription rights or warrants distributable in respect of a share of Series B Preferred Stock and the denominator of which shall be such current market price (as determined pursuant to Section 11(d) hereof) per share of Series B Preferred Stock on such record date. Such adjustments shall be made successively whenever such a record date is fixed, and in the event that such distribution is not so made, the Purchase Price shall be adjusted to be the Purchase Price that would have been in effect if such record date had not been fixed.

(d)(i) For the purpose of any computation hereunder, the “current market price” per share of any security, including the Common Stock or any Common Equity Interest, on any date shall be deemed to be the average of the daily closing prices per share of such security for the ten consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; provided, however, if prior to the expiration of such requisite ten Trading Day period, the issuer announces either (A) a dividend or distribution on such security payable in shares of such security or securities convertible into such shares (other than the Rights), or (B) any subdivision, combination, or reclassification of such shares, then, following the ex-dividend date for such dividend or the record date for such subdivision, as the case may be, the “current market price” for such security shall be properly adjusted to take into account such event. The closing price for each day shall be, if the shares of such security are listed and admitted to trading on a national securities exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such shares of such security are listed or admitted to trading or, if such shares are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System (“NASDAQ”) or such other system then in use, or, if on any such date such shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such shares selected by a majority of the Board of Directors. If on any such date no market maker is making a market in such shares, the fair value of such shares on such date as determined in good faith by a majority of the Board of Directors shall be used. If such shares are not publicly held or not so listed or traded, “current market price” per share shall mean the fair value per share as determined in good faith by a majority of the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes. The term “Trading Day” shall mean, if such shares of such security are listed or admitted to trading on any national securities exchange, a day on which the principal national securities exchange on which such shares are listed or admitted to trading is open for the transaction of business or, if such shares are not so listed or admitted, a Business Day.

(ii) For the purpose of any computation hereunder, the “current market price” per share of Series B Preferred Stock shall be determined in the same manner as set forth above for Common Stock in clause (i) of this Section 11(d) (other than the fourth sentence thereof). If the current market price per share of Series B Preferred Stock cannot be determined in the manner provided above or if the Series B Preferred Stock is not publicly held or listed or traded in a manner described in clause (i) of this Section 11(d), the “current market price” per share of Series B Preferred Stock shall be conclusively deemed to be the “current market price” per share of the Common Stock multiplied by 1000 (as such amount may be appropriately adjusted to reflect any stock split, reverse stock split, stock dividend, or any similar transaction with respect to Common Stock occurring after the date of this Agreement). If neither the Common Stock nor the Series B Preferred Stock is publicly held or so listed or traded, “current market price” per share of Series B Preferred Stock shall mean the fair value per share as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights. For all purposes of this Agreement, the “current market price” of a Unit of Series B Preferred Stock shall be equal to the “current market price” of one share of Series B Preferred Stock divided by 1000.

(e) Anything herein to the contrary notwithstanding, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least one percent in the Purchase Price; provided, however, that any adjustments that by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest ten-thousandth of a share of Common Stock or Common Equity Interest or other share or one-millionth of a share of Series B Preferred Stock, as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction that mandates such adjustment or (ii) the Expiration Date.

(f) If, as a result of an adjustment made pursuant to Sections 11(a)(ii) or 13(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock other than Series B Preferred Stock, thereafter the number of such other shares so receivable upon exercise of any Right and the Purchase Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Series B Preferred Stock contained in Sections 11(a), (b), (c), (d), (e), (g), (h), (i), (j), (k), (1), and (m), and the provisions of Sections 7, 9, 10, 13, and 14 hereof with respect to the Series B Preferred Stock shall apply on like terms to any such other shares.

(g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of Units of Series B Preferred Stock (or other securities or amount of cash or combination thereof) that may be acquired from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

(h) Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of Units of Series B Preferred Stock (calculated to the nearest one ten-thousandth of a Unit) obtained by (i) multiplying (x) the number of Units of Series B Preferred Stock covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

(i) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in lieu of any adjustment in the number of Units of Series B Preferred Stock that may be acquired upon the exercise of a Right. Each of the Rights outstanding after the adjustment in the number of Rights shall be exercisable for the number of Units of Series B Preferred Stock for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one ten-thousandth of a Right) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement, and notify the Rights Agent in writing, of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, shall be at least ten days later than the date of such public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date Rights Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Rights Certificates to be so distributed shall be issued, executed, and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.

(j) Irrespective of any adjustment or change in the Purchase Price or the number of Units of Series B Preferred Stock issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Purchase Price per Unit and the number of Units of Series B Preferred Stock that was expressed in the initial Rights Certificates issued hereunder.

(k) Before taking any action that would cause an adjustment reducing the Purchase Price below the then par value of the number of Units of Series B Preferred Stock issuable upon exercise of the Rights, the Company shall take any corporate action that may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue such fully paid and non-assessable number of Units of Series B Preferred Stock at such adjusted Purchase Price.

(l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer (and shall notify the Rights Agent in writing of any such election) until the occurrence of such event the issuance to the holder of any Right exercised after such record date of that number of Units of Series B Preferred Stock and shares of other capital stock or securities of the Company, if any, issuable upon such exercise over and above the number of Units of Series B Preferred Stock and shares of other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares (fractional or otherwise) or securities upon the occurrence of the event requiring such adjustment.

(m) Anything in this Section 11 to the contrary notwithstanding, prior to the Distribution Date, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that the Board of Directors shall determine that any (i) consolidation or subdivision of the Series B Preferred Stock, (ii) issuance wholly for cash of any shares of Series B Preferred Stock at less than the current market price, (iii) issuance wholly for cash of shares of Series B Preferred Stock or securities that by their terms are convertible into or exchangeable for shares of

Series B Preferred Stock, (iv) stock dividends, or (v) issuance of rights, options, or warrants referred to in this Section 11, hereafter made by the Company to holders of its Series B Preferred Stock, shall not be taxable to such holders or shall reduce the taxes payable by such holders.

(n) The Company shall not, at any time after the Distribution Date, (i) consolidate with any other Person (other than a direct or indirect, wholly-owned Subsidiary of the Company in a transaction that complies with Section 11(o) hereof), (ii) merge with or into any other Person (other than a direct or indirect, wholly-owned Subsidiary of the Company in a transaction that complies with Section 11(o) hereof), or (iii) sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction, or a series of transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its direct or indirect, wholly-owned Subsidiaries in one or more transactions, each of which complies with Section 11(o) hereof), if (x) at the time of or immediately after such consolidation, merger, or sale there are any rights, warrants, or other instruments or securities outstanding or agreements in effect that would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights or (y) prior to, simultaneously with, or immediately after such consolidation, merger, or sale, the Person that constitutes, or would constitute, the “Principal Party” for purposes of Section 13(a) hereof shall have distributed or otherwise transferred to its shareholders or other persons holding an equity interest in such Person Rights previously owned by such Person or any of its Affiliates and Associates; provided, however, this Section 11(n) shall not affect the ability of any Subsidiary of the Company to consolidate with, merge with or into, or sell or transfer assets or earning power to, any other Subsidiary of the Company.

(o) After the Distribution Date and so long as any Rights shall then be outstanding (other than Rights that have become null and void pursuant to Section 7(e) hereof), the Company shall not, except as permitted by Sections 23, 24, and 27 hereof, take (or permit any Subsidiary of the Company to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

(p) Anything in this Agreement to the contrary notwithstanding, in the event that the Company shall at any time after the Rights Dividend Distribution Date and prior to the Distribution Date (i) declare a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide any outstanding shares of Common Stock, (iii) combine any of the outstanding shares of Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), the number of Rights associated with each share of Common Stock then outstanding, or issued or delivered thereafter but prior to the Distribution Date, shall be proportionately adjusted so that the number of Rights thereafter associated with each share of Common Stock following any such event shall equal the result obtained by multiplying the number of Rights associated with each share of Common Stock immediately prior to such event by a fraction the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of shares of Common Stock outstanding immediately following the occurrence of such event. The adjustments provided for in this Section 11(p) shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination, or reclassification is effected. If an event occurs that would require an adjustment under Section 11(a)(ii) and this Section 11(p), the adjustments provided for in this Section 11(p) shall be in addition and prior to any adjustment required pursuant to Section 11(a)(ii).

Section 12.  Certificate of Adjusted Purchase Price or Number of Shares.  Whenever an adjustment is made as provided in Section 11 or Section 13 hereof, the Company shall (a) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts and computations accounting for such adjustment, (b) promptly file with the Rights Agent, and with each transfer agent for the Series B Preferred Stock and the Common Stock, a copy of such certificate and (c) mail a brief summary thereof to each holder of a Rights Certificate (or, if prior to the Distribution Date, each registered holder of shares of Common Stock) in accordance with Section 26 hereof. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment or statement therein contained and shall have no duty or liability with respect to, and shall not be deemed to have knowledge of, any adjustment or any such event unless and until it shall have received such a certificate.

Section 13.  Consolidation, Merger or Sale or Transfer of Assets or Earning Power.

(a) At any time after a Person has become an Acquiring Person (provided that such Person, together with all Affiliates or Associates of such Person, shall be the Beneficial Owner of 20% or more of the shares of Common Stock then outstanding), in the event that, directly or indirectly, either (x) the Company shall consolidate with, or merge with and into, any other Person (other than a direct or indirect, wholly-owned Subsidiary of the Company in a transaction that complies with Section 11(o) hereof), and the Company shall not be the continuing or surviving entity of such consolidation or merger, (y) any Person (other than a direct or indirect, wholly-owned Subsidiary of the Company in a transaction that complies with Section 11(o) hereof) shall consolidate with, or merge with or into, the Company, and the Company shall be the continuing or surviving entity of such consolidation or merger and, in connection with such consolidation or merger, all or part of the outstanding shares of Common Stock shall be converted into or exchanged for stock or other securities of any other Person (or the Company) or cash or any other property or (z) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer) to any Person or Persons (other than the Company or any of its direct or indirect, wholly-owned Subsidiaries in one or more transactions, each of which complies with Section 11(o) hereof), in one or more transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) (any such event described in (x), (y), or (z) being herein referred to as a “Section 13 Event”); then, and in each such case, proper provision shall be made so that:

(i) each holder of a Right, except as provided in Section 7(e) hereof, shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price multiplied by the number of Units of Series B Preferred Stock for which a Right is then exercisable, in accordance with the terms of this Agreement and in lieu of Units of Series B Preferred Stock, such number of validly authorized and issued, fully paid, and non-assessable shares of Common Equity Interest of the Principal Party (which shares shall not be subject to any liens, encumbrances, rights of first refusal, transfer restrictions, or other adverse claims) as shall be equal to the result obtained by (1) multiplying such then current Purchase Price by the number of Units of Series B Preferred Stock for which such Right is exercisable immediately prior to the first occurrence of a Section 13 Event (or, if a Section 11(a)(ii) Event has occurred prior to the first occurrence of a Section 13 Event, multiplying the number of such Units of Series B Preferred Stock for which a Right would be exercisable hereunder but for the occurrence of such Section 11(a)(ii) Event by the Purchase Price that would be in effect hereunder but for such first occurrence) and (2) dividing that product (which, following the first occurrence of a Section 13 Event, shall be the “Purchase Price” for all purposes of this Agreement) by 50% of the then current market price (determined pursuant to Section 11(d) hereof) per share of the Common Equity Interest of such Principal Party on the date of consummation of such Section 13 Event.;

(ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such Section 13 Event, all the obligations and duties of the Company pursuant to this Agreement;

(iii) the term “Company” shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 hereof shall apply only to such Principal Party following the first occurrence of a Section 13 Event;

(iv) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its Common Equity Interest) in connection with the consummation of any such transaction as may be necessary to ensure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be possible, to its shares of Common Equity Interest thereafter deliverable upon the exercise of the Rights; and

(v) the provisions of Section 11(a)(ii) hereof shall be of no further effect following the first occurrence of any Section 13 Event, and the Rights that have not theretofore been exercised shall thereafter become exercisable in the manner described in this Section 13.

(b) “Principal Party” shall mean:

(i) in the case of any transaction described in clause (x) or (y) of the first sentence of Section 13(a), (A) the Person (including the Company as successor thereto or as the surviving entity) that is the issuer of any securities or other equity interests into which shares of Common Stock are converted in such merger or consolidation, or, if there is more than one such issuer, the issuer of Common Equity Interest that has the highest aggregate current market price (determined pursuant to Section 11(d) hereof) and (B) if no securities or other equity interests are so issued, the Person (including the Company as successor thereto or as the surviving entity) that is the other constituent party to such merger or consolidation, or, if there is more than one such Person, the Person that is a constituent party to such merger or consolidation, the Common Equity Interest of which has the highest aggregate current market price (determined pursuant to Section 11(d) hereof); and

(ii) in the case of any transaction described in clause (z) of the first sentence of Section 13(a), the Person that is the party receiving the largest portion of the assets or earning power transferred pursuant to such transaction or transactions, or, if each Person that is a party to such transaction or transactions receives the same portion of the assets or earning power transferred pursuant to such transaction or transactions or if the Person receiving the largest portion of the assets or earning power cannot be determined, whichever Person that has received assets or earning power pursuant to such transaction or transactions, the Common Equity Interest of which has the highest aggregate current market price (determined pursuant to Section 11(d) hereof);

provided, however, that in any such case, (1) if the Common Equity Interest of such Person is not at such time and has not been continuously over the preceding twelve-month period registered under Section 12 of the Exchange Act (“Registered Common Equity Interest”), and such Person is a direct or indirect Subsidiary of another Person that has Registered Common Equity Interest outstanding, “Principal Party” shall refer to such other Person; (2) if the Common Equity Interest of such Person is not Registered Common Equity Interest, and such Person is a direct or indirect Subsidiary of another Person (other than an individual), but is not a direct or indirect Subsidiary of another Person that has Registered Common Equity Interest outstanding, “Principal Party” shall refer to the ultimate parent entity of such first-mentioned Person; (3) if the Common Equity Interest of such Person is not Registered Common Equity Interest, and such Person is directly or indirectly controlled by more than one Person, and one or more of such other Persons has Registered Common Equity Interest outstanding, “Principal Party” shall refer to whichever of such other Persons is the issuer of the Registered Common Equity Interest having the highest aggregate current market price (determined pursuant to Section 11(d) hereof); and (4) if the Common Equity Interest of such Person is not Registered Common Equity Interest, and such Person is directly or indirectly controlled by more than one Person (one or more of which is a Person other than an individual), and none of such other Persons has Registered Common Equity Interest outstanding, “Principal Party” shall refer to whichever ultimate parent entity is the corporation having the greatest stockholders’ equity or, if no such ultimate parent entity is a corporation, shall refer to whichever ultimate parent entity is the entity having the greatest net assets.

(c) The Company shall not consummate any Section 13 Event unless the Principal Party shall have a sufficient number of authorized shares of its Common Equity Interest that have not been issued (or reserved for issuance) or that are held in its treasury to permit the exercise in full of the Rights in accordance with this Section 13, and unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in paragraphs (a) and (b) of this Section 13 and further providing that the Principal Party shall use its best efforts to:

(i) (A) prepare and file on an appropriate form, as soon as practicable following the execution of such agreement, a registration statement under the Securities Act with respect to the shares of Common Equity Interest that may be acquired upon exercise of the Rights, (B) cause such registration statement to remain effective (and to include a prospectus at all times complying with the requirements of the Securities Act) until the Expiration Date, and (C) take such action as may be required to ensure that any acquisition of such shares of Common Equity Interest upon the exercise of the Rights complies with any applicable state security or “Blue Sky” laws as soon as practicable following the execution of such agreement;

(ii) as soon as practicable after the execution of such agreement, deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates that comply in all respects with the requirements for registration on Form 10 (or any successor form) under the Exchange Act; and

(iii) obtain any and all regulatory approvals as may be required with respect to the shares of Common Equity Interest securities that may be acquired upon exercise of the Rights.

(d) In case the Principal Party that is to be a party to a transaction referred to in this Section 13 has at the time of such transaction, or immediately following such transaction will have, a provision in any of its authorized securities or in its certificate of incorporation or by-laws or other instrument governing its affairs, or any other agreements or arrangements, which provision would have the effect of (i) causing such Principal Party to issue, in connection with, or as a consequence of, the consummation of a transaction referred to in this Section 13, shares of Common Equity Interest of such Principal Party at less than the then current market price per share (determined pursuant to Section 11(d) hereof) or securities exercisable for, or convertible into, Common Equity Interest of such Principal Party at less than such then current market price (other than to holders of Rights pursuant to this Section 13); (ii) providing for any special payment, tax, or similar provisions in connection with the issuance of the Common Equity Interest of such Principal Party pursuant to the provisions of Section 13; or (iii) otherwise eliminating or substantially diminishing the benefits intended to be afforded by the Rights in connection with, or as a consequence of, the consummation of a transaction referred to in this Section 13; then, in such event, the Company shall not consummate any such transaction unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing that the provision in question of such Principal Party shall have been cancelled, waived, or amended, or that the authorized securities shall be redeemed, so that the applicable provision will have no effect in connection with, or as a consequence of, the consummation of the proposed transaction.

(e) The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers. In the event that a Section 13 Event shall occur at any time after the occurrence of a Section 11(a)(ii) Event, the Rights that have not theretofore been exercised shall thereafter become exercisable in the manner described in Section 13(a).

Section 14.  Fractional Rights; Fractional Shares; Waiver.  (a) The Company shall not be required to issue fractions of Rights or to distribute Rights Certificates that evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the Persons to which such fractional Rights would otherwise be issuable, an amount in cash equal to such fraction of the market value of a whole Right. For purposes of this Section 14(a), the market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date that such fractional Rights would have been otherwise issuable. The closing price of the Rights for any day shall be, if the Rights are listed or admitted to trading on a national securities exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors. If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Board of Directors shall be used and such determination shall be described in a statement filed with the Rights Agent and delivered to the holders of the Rights, which shall be conclusive for all purposes.

(b) The Company shall not be required to issue fractions of shares of Series B Preferred Stock (other than fractions that are integral multiples of one one-thousandth of a share of Series B Preferred Stock) upon exercise of the Rights or to distribute certificates or make any entries in the Book Entry account system of the transfer agent that evidence such fractional shares of Series B Preferred Stock (other than fractions that are integral multiples of one one-thousandth of a share of Series B Preferred Stock). Subject to Section 7(c)(1) hereof, fractions of shares of Series B Preferred Stock in integral multiples of one one-thousandth of a share of Series B Preferred Stock may, at the election of the Company, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a Depositary Agent selected by it; provided, however, that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges, and preferences to which they are entitled as Beneficial Owners of the shares of Series B Preferred Stock represented by such depositary receipts. In lieu of such fractional shares of Series B Preferred Stock that are not integral multiples of one one-thousandth of a share, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the then current market price of a share of Series B Preferred Stock on the day of exercise, determined in accordance with Section 11(d) hereof.

(c) The holder of a Right, by the acceptance of the Right, expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right, except as permitted by this Section 14.

Section 15.  Rights of Action.  All rights of action in respect of this Agreement, other than rights of action vested in the Rights Agent pursuant to Section 18 hereof, are vested in the respective registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of shares of Common Stock); and any registered holder of a Rights Certificate (or, prior to the Distribution Date, any registered holder of shares of Common Stock), without the consent of the Rights Agent or of the holder of any other Rights Certificate (or, prior to the Distribution Date, any registered holder of shares of Common Stock), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company or any other Person to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Rights Certificate in the manner provided in such Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and shall be entitled to specific performance of the obligations hereunder and injunctive relief against actual or threatened violations of the obligations hereunder of any Person subject to this Agreement.

Section 16.  Agreement of Rights Holders.  Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

(a) prior to the Distribution Date, the Rights will be evidenced by the balances indicated in the Book Entry account system of the transfer agent for the Common Stock registered in the names of the holders of Common Stock (which Common Stock shall also be deemed to represent certificates for Rights) or, in the case of certificated shares, the certificates for the Common Stock registered in the names of the holders of the Common Stock (which certificates for shares of Common Stock shall also constitute certificates for Rights) and each Right will be transferable only in connection with the transfer of Common Stock;

(b) after the Distribution Date, the Rights Certificates are transferable only on the registry books of the Rights Agent if surrendered at the office of the Rights Agent designated for such purposes, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates duly executed;

(c) subject to Section 6(a) and Section 7(f) hereof, the Company and the Rights Agent may deem and treat the Person in whose name a Rights Certificate (or, prior to the Distribution Date, the associated balance indicated in the Book Entry account system of the transfer agent for the Common Stock, or in the case of certificated shares, by the associated Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificates or the associated balance indicated in the Book Entry account system of the transfer agent for the Common Stock, or in the case of certificated shares, by the associated Common Stock certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent, subject to the last sentence of Section 7(e) hereof, shall be affected by any notice to the contrary; and

(d) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or any other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree, judgment, or ruling issued by a court of competent jurisdiction or by a governmental, regulatory, or administrative agency or commission, or any statute, rule, regulation, or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, the Company must use its best efforts to have any such order, decree, judgment, or ruling lifted or otherwise overturned as promptly as practicable.

Section 17.  Rights Certificate Holder Not Deemed a Stockholder.  No holder, as such, of any Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of shares of Series B Preferred Stock or any other securities of the Company that may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or, except as provided in Section 25 hereof, to receive notice of meetings or other actions affecting shareholders, or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Rights Certificate shall have been exercised in accordance with the provisions hereof.

Section 18.  Concerning the Rights Agent.  (a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses, including reasonable fees and disbursements of counsel and other reasonable disbursements, incurred in the preparation, delivery, amendment, administration, or execution of this Agreement and the acceptance, administration, exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, damage, judgment, fine, penalty, claim, demand, settlement, cost, or expense (including, without limitation, the reasonable fees and disbursements of counsel), incurred without negligence, bad faith, or willful misconduct on the part of the Rights Agent, for any action taken, suffered, or omitted by the Rights Agent in connection with the acceptance, administration, exercise, and performance of its duties under this Agreement, including the costs and expenses of defending against any claim of liability hereunder.

(b) The Rights Agent shall be authorized and protected and shall incur no liability for, or in respect of any action taken, suffered, or omitted by it in connection with, its acceptance and administration of this Agreement and the exercise and performance of its duties hereunder, in reliance upon any Rights Certificate or certificate for shares of Series B Preferred Stock or any balance indicated in the Book Entry account system of the transfer agent or for other capital stock or securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to have been signed, executed and, where necessary, verified or acknowledged by the proper Person or Persons.

(c) The provisions of this Section 18 and Section 20 below shall survive the termination of this Agreement, the exercise or expiration of the Rights, and the resignation, replacement, or removal of the Rights Agent.

Section 19.  Merger or Consolidation or Change of Name of Rights Agent.  (a) Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any Person succeeding to the corporate trust or shareholder services businesses of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any document or any further act on the part of any of the parties hereto; provided, however, that such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of a predecessor Rights Agent and deliver such

Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

(b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

Section 20.  Duties of Rights Agent.  The Rights Agent undertakes to perform only the duties and obligations imposed by this Agreement, upon the following terms and conditions, by all of which the Company and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

(a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company or an employee of the Rights Agent), and the advice or opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to, and the Rights Agent shall incur no liability for or in respect of, any action taken, suffered, or omitted by the Rights Agent in good faith and in accordance with such advice or opinion.

(b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of an Acquiring Person and the determination of “current market price”) be proved or established by the Company prior to the Rights Agent taking, suffering, or omitting to take any action hereunder, such fact or matter (unless other evidence in respect thereof be specified herein) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board, the Chief Executive Officer, the Treasurer, any Assistant Treasurer, the Secretary, or any Assistant Secretary of the Company and delivered to the Rights Agent, and such certificate shall be full and complete authorization and protection to the Rights Agent, and the Rights Agent shall incur no liability, for or in respect of any action taken, suffered, or omitted in good faith by it under the provisions of this Agreement in reliance upon such certificate.

(c) The Rights Agent shall be liable hereunder to the Company or any other Person only for its own negligence, bad faith, or willful misconduct. Anything herein to the contrary notwithstanding, in no event shall the Rights Agent be liable for special, punitive, indirect, consequential, or incidental loss or damage of any kind whatsoever (including but not limited to lost profits).

(d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Rights Certificates or be required to verify the same (except as to its countersignature on such Rights Certificates), but all such statements and recitals are and shall be deemed to have been made by the Company only.

(e) The Rights Agent shall not have any responsibility for the validity of this Agreement or the execution and delivery hereof (except the due execution and delivery hereof by the Rights Agent) or for the validity or execution of any Rights Certificate (except its countersignature thereon); nor shall it be responsible for any breach by the Company of any covenant or failure by the Company to satisfy conditions contained in this Agreement or in any Rights Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including Rights becoming void pursuant to Section 7(e) hereof) or any adjustment in the terms of the Rights required under the provisions of Sections 11, 13, 23, or 24 hereof or for the manner, method, or amount of any such change or adjustment or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Rights Certificates after receipt by the Rights Agent of the certificate describing any such adjustment contemplated by Section 12); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Series B

Preferred Stock or any other securities to be issued pursuant to this Agreement or any Rights Certificate or as to whether any shares of Series B Preferred Stock or any other securities will, when so issued, be validly authorized and issued, fully paid and non-assessable.

(f) The Company shall perform, execute, acknowledge, and deliver or cause to be performed, executed, acknowledged, and delivered all such further acts, instruments, and assurances as may reasonably be required by the Rights Agent for the performance by the Rights Agent of its duties under this Agreement.

(g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board, the Chief Executive Officer, the Secretary, any Assistant Secretary, the Treasurer, or any Assistant Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and such instructions shall be full authorization and protection to the Rights Agent, and the Rights Agent shall not be liable for or in respect of any action taken, suffered, or omitted by it in good faith in accordance with instructions of any such officer.

(h) The Rights Agent and any shareholder, affiliate, director, officer, or employee of the Rights Agent may buy, sell, or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though the Rights Agent were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent or any such stockholder, affiliate, director, officer, or employee from acting in any other capacity for the Company or for any other Person.

(i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself (through its directors, officers, and employees) or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect, or misconduct of any such attorneys or agents or for any loss to the Company or any other Person resulting from any such act, default, neglect, or misconduct, absent gross negligence, bad faith, or willful misconduct of the Rights Agent in the selection and continued employment thereof.

(j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights hereunder if the Rights Agent shall have reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

(k) If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has not been completed, has not been signed, or indicates an affirmative response to clause 1 and/or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company. If such certificate has been completed and signed and shows a negative response to clauses 1 and 2 of such certificate, unless previously instructed otherwise in writing by the Company (which instructions may impose on the Rights Agent additional ministerial responsibilities, but no discretionary responsibilities), the Rights Agent may assume without further inquiry that the Rights Certificate is not owned by a person described in Section 4(b) or Section 7(e) hereof and shall not be charged with any knowledge to the contrary.

Section 21.  Change of Rights Agent.  The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon thirty days’ prior notice in writing mailed to the Company, and to each transfer agent of the Series B Preferred Stock and the Common Stock, by registered or certified mail, in which case the Company shall give or cause to be given written notice to the registered holders of the Rights Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon thirty days’ prior notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Series B Preferred Stock and the Common Stock, by registered or certified mail, and to the registered holders of the Rights Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of thirty days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Rights Certificate (who shall, with such notice, submit his Rights Certificate for inspection by the Company), then any registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a Person organized and doing business under the laws of the United States or any state of the United States, in good standing, shall be authorized under such laws to exercise corporate trust, stock transfer, or shareholder services powers, shall be subject to supervision or examination by federal or state authorities, and shall have at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000 or (b) an Affiliate of a Person described in clause (a) of this sentence. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Series B Preferred Stock and the Common Stock, and mail a notice thereof in writing to the registered holders of the Rights Certificates by first-class mail. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent.

Section 22.  Issuance of New Rights Certificates.  Notwithstanding any of the provisions of this Agreement or the Rights Certificates to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by a majority of the Board of Directors to reflect any adjustment or change made in accordance with the provisions of this Agreement in the Purchase Price or the number or kind or class of shares or other securities or property that may be acquired under the Rights Certificates. In addition, in connection with the issuance or sale of shares of Common Stock following the Distribution Date and prior to the Expiration Date, the Company (a) shall, with respect to shares of Common Stock so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, or upon the exercise, conversion or exchange of securities hereinafter issued by the Company, and (b) may, in any other case, if deemed necessary or appropriate by the Board of Directors, issue Rights Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) no such Rights Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the person to whom such Rights Certificate would be issued, and (ii) no such Rights Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

Section 23.  Redemption.  (a) The Board of Directors may, within its sole discretion, at any time prior to the earlier of (i) such time as any Person becomes an Acquiring Person and (ii) the Final Expiration Date, redeem all, but not less than all, of the then outstanding Rights at a redemption price of $0.001 per Right, appropriately adjusted to reflect any stock split, reverse stock split, stock dividend, or similar transaction occurring after the date hereof (such redemption price, as adjusted, being hereinafter referred to as the “Redemption Price”). The redemption of the Rights by the Board of Directors pursuant to this paragraph (a) may be made effective at such time, on such basis, and with such conditions as the Board of Directors in its sole discretion may establish. The Company may, at its option, pay the Redemption Price in cash, shares of Common Stock (based on the current market price (determined pursuant to Section 11(d) hereof) of the Common Stock at the time of redemption) or any other form of consideration deemed appropriate by the Board of Directors.

(b) If the Company receives a Qualified Offer and the Board of Directors of the Company has not redeemed the outstanding Rights or exempted such Qualified Offer from the terms of this Agreement or called a special meeting of stockholders for the purpose of voting on whether or not to exempt such Qualified Offer from the terms of this Agreement, in each case by the end of the ninetieth (90th) Business Day following the commencement of such Qualified Offer within the meaning of Rule 14d-2(a) of the Exchange Act Regulations, and if the Company receives, not earlier than ninety (90) Business Days nor later than one hundred twenty (120) Business Days following the commencement of such Qualified Offer within the meaning of Rule 14d-2(a) of the Exchange Act Regulations, a written notice complying with the terms of this Section 23(b) (the “Special Meeting Notice”), properly executed by the holders of record of outstanding shares of Common Stock having ten percent (10%) or more of the total voting power of all shares of Common Stock then outstanding (or their duly authorized proxy) (excluding shares of Common Stock beneficially owned by the Person making the Qualified Offer and such Person’s Affiliates and Associates), directing the Board of Directors of the Company to submit to a vote of stockholders at a special meeting of the stockholders of the Company (a ‘‘Special Meeting”) a resolution authorizing the redemption of all, but not less than all, of the then outstanding Rights at the Redemption Price (the ‘‘Redemption Resolution”), then the Board of Directors of the Company shall take such actions as are necessary or desirable to cause the Redemption Resolution to be submitted to a vote of stockholders within ninety (90) Business Days following receipt by the Company of the Special Meeting Notice (the “Special Meeting Period”), including by including a proposal relating to adoption of the Redemption Resolution in the proxy materials of the Company for the Special Meeting; provided, however, that in any twelve-month period the Company shall not be required to submit more than one Redemption Resolution to a vote of stockholders with respect to Qualified Offers from any given potential Acquiring Person (including any Affiliates or Associates thereof); provided, further, however, that if the Company, at any time during the Special Meeting Period and prior to a vote on the Redemption Resolution, enters into a Definitive Acquisition Agreement, the Special Meeting Period may be extended (and any Special Meeting called in connection therewith may be cancelled) if the Redemption Resolution will be separately submitted to a vote at the same meeting as the Definitive Acquisition Agreement or if the Board of Directors has irrevocably determined to redeem the Rights or terminate this Agreement in connection with the closing of the transaction contemplated by the Definitive Acquisition Agreement. For purposes of a Special Meeting Notice, to the full extent permitted by applicable law, the record date for determining eligible holders of record shall be the ninetieth (90th) Business Day following the commencement of a Qualified Offer. Any Special Meeting Notice must be delivered to the Secretary of the Company at the principal executive offices of the Company and must set forth as to the stockholders of record executing the request (x) the name and address of such stockholders, as they appear on the Company’s books and records, (y) the class and number of shares of Common Stock which are owned of record by each of such stockholders, and (z) in the case of Common Stock that is owned beneficially by another Person, an executed certification by the holder of record that such holder has executed such Special Meeting Notice only after obtaining instructions to do so from such beneficial owner and attaching evidence thereof. Subject to the requirements of applicable law, the Board of Directors of the Company may take a position in favor of or opposed to the adoption of the Redemption Resolution, or no position with respect to the Redemption Resolution, as it determines to be appropriate in the exercise of its fiduciary duties. In the event that (A) no Person has become an Acquiring Person prior to the effective date of redemption referred to below in this sentence, (B) the Qualified Offer continues to be a Qualified Offer prior to the last day of the Special Meeting Period (the “Outside Meeting Date”) and (C) either (1) the Special Meeting is not held on or prior to the ninetieth (90th) Business Day following receipt of the Special Meeting Notice or (2) at the Special Meeting at which a quorum is present, the holders of shares of Common Stock outstanding as of the record date for the Special Meeting (excluding shares of Common Stock beneficially owned by the Person making the Qualified Offer and such Person’s Affiliates and Associates) having a majority of the total voting power of all such shares of Common Stock, shall vote in favor of the Redemption Resolution, then all of the Rights shall automatically be redeemed at the Redemption Price (unless the Board of Directors of the Company shall have first taken such other irrevocable action as may be necessary to prevent the existence of the Rights from interfering with the consummation of the Qualified Offer), such redemption to be effective, as the case may be, (x) as of the close of business on the Outside Meeting Date if a Special Meeting is not held on or prior to such date, or (y) if a Special Meeting is held on or prior to the Outside Meeting Date, as of the date on which the results of the vote adopting the Redemption Resolution at the Special Meeting are certified as official by the appointed inspectors of election for the Special Meeting.

(c) Immediately upon the action of the Board of Directors ordering the redemption of Rights pursuant to paragraph (a) of this Section 23 or the effectiveness of such redemption pursuant to Section 23(b), and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price for each Right held. The Company shall promptly give (i) written notice to the Rights Agent of any such redemption and (ii) public notice of any such redemption; provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption. Within 10 days after such action of the Board of Directors ordering the redemption of the Rights or the effectiveness of such redemption pursuant to Section 23(b), the Company shall mail a notice of redemption to all the holders of the then outstanding Rights at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Stock. Any notice that is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. Neither the Company nor any of its Affiliates or Associates may redeem, acquire, or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 23 or in Section 24 hereof, or other than in connection with the purchase of shares of Common Stock or the conversion or redemption of shares of Common Stock in accordance with the applicable provisions of the Certificate of Incorporation prior to the Distribution Date.

Section 24.  Exchange.  (a) The Board of Directors may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become null and void pursuant to the provisions of Section 7(e) hereof) for Common Stock at an exchange ratio of one share of Common Stock per Right, appropriately adjusted to reflect any stock split, stock dividend, or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the “Exchange Ratio”). Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after any Acquiring Person, together with all Affiliates and Associates of such Acquiring Person, becomes the Beneficial Owner of shares of Common Stock representing 50% or more of the shares of Common Stock then outstanding. From and after the occurrence of an event specified in Section 13(a) hereof, any Rights that theretofore have not been exchanged pursuant to this Section 24(a) shall thereafter be exercisable only in accordance with Section 13 and may not be exchanged pursuant to this Section 24(a).

(b) Immediately upon the action of the Board of Directors ordering the exchange of any Rights pursuant to paragraph (a) of this Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of shares of Common Stock equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give (i) written notice to the Rights Agent of any such exchange and (ii) public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice that is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the shares of Common Stock for Rights will be effected and, in the event of any partial exchange, the number of Rights that will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights that have become void pursuant to the provisions of Section 7(e) hereof) held by each holder of Rights.

(c) If there are not sufficient shares of Common Stock issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 24, the Company shall take all such action as may be necessary to authorize additional shares of Common Stock for issuance upon exchange of the Rights. If the Company, after good faith effort, is unable to take all such action as may be necessary to authorize such additional shares of Common Stock, the Company shall substitute Units of Series B Preferred Stock (or Equivalent Preferred Stock) for Common Stock exchangeable for Rights, at the initial rate of one Unit of Series B Preferred Stock (or Equivalent Preferred Stock) for each share of Common

Stock, as appropriately adjusted to reflect stock splits, stock dividends, and other similar transactions after the date hereof.

(d) Upon declaring an exchange pursuant to this Section 24, or as promptly as reasonably practicable thereafter, the Board may direct the Company to enter into a Trust Agreement (the “Trust Agreement”) in substantially the form attached hereto as Exhibit D. If the Board so directs the Company to enter into the Trust Agreement, at the Exchange Effective Time (as defined in the Trust Agreement), the Company shall issue to the trust created by the Trust Agreement (the “Trust”) all of the shares of Common Stock and other securities, if any, distributable pursuant to the Exchange (which, for the avoidance of doubt, shall not include any shares or other securities distributed pursuant to the Initial Distribution (as defined in the Trust Agreement)), along with any dividends or distributions made on such shares or other securities after the Exchange Effective Time (as defined in the Trust Agreement), and all stockholders entitled to distribution of such shares or other securities (and any dividends or distributions made thereon after the Exchange Effective Time (as defined in the Trust Agreement)) shall be entitled to receive a distribution of such shares or other securities (and any dividends or distributions made thereon after the Exchange Effective Time (as defined in the Trust Agreement)) from the Trust solely upon compliance with all relevant terms and provisions of the Trust Agreement.

Section 25.  Notice of Certain Events.  (a) If the Company shall propose, at any time after the Distribution Date, (i) to pay any dividend payable in stock of any class or series to the holders of Series B Preferred Stock or to make any other distribution to the holders of Series B Preferred Stock (other than a regular quarterly cash dividend out of earnings or retained earnings of the Company); (ii) to offer to the holders of Series B Preferred Stock rights or warrants to subscribe for or to purchase any additional shares of Series B Preferred Stock or shares of stock of any class or any other securities, rights or options; (iii) to effect any reclassification of Series B Preferred Stock (other than a reclassification involving only the subdivision of outstanding shares of Series B Preferred Stock); (iv) to effect any consolidation or merger into or with any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with Section 11(o) hereof); or (v) to effect the liquidation, dissolution or winding up of the Company; then, in each such case, the Company shall give to each registered holder of a Rights Certificate, to the extent feasible, and to the Rights Agent in accordance with Section 26 hereof, a written notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the shares of Series B Preferred Stock if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least ten (10) days prior to the record date for determining holders of the shares of Series B Preferred Stock for purposes of such action, and in the case of any such other action, at least ten (10) days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the shares of Series B Preferred Stock whichever shall be the earlier; provided, however, that no such action shall be taken pursuant to this Section 25(a) that will or would conflict with any provision of the Certificate of Incorporation; provided further, that no such notice shall be required pursuant to this Section 25, if any Subsidiary of the Company effects a consolidation or merger with or into, or effects a sale or other transfer of assets or earnings power to, any other Subsidiary of the Company.

(b) If any of the events set forth in Section 11(a)(ii) hereof shall occur, then, in any such case, (i) the Company shall, as soon as practicable thereafter, give to each holder of a Rights Certificate, to the extent feasible, and to the Rights Agent in accordance with Section 26 hereof, a written notice of the occurrence of such event, which notice shall describe such event and the consequences of the event to holders of Rights under Section 11(a)(ii) hereof, and (ii) all references in the preceding Section 25(a) to Series B Preferred Stock shall be deemed to refer, if appropriate, to any other securities that may be acquired upon exercise of a Right.

(c) If any Section 13 Event shall occur, then the Company shall, as soon as practicable thereafter, give to each registered holder of a Rights Certificate, to the extent feasible, and to the Rights Agent in accordance with Section 26 hereof, a written notice of the occurrence of such event, which notice shall describe such event and the consequences of such event to holders of Rights under Section 13(a) hereof.

Section 26.  Notices.  All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including by facsimile, telegram or cable) and mailed or sent or delivered, if to the Company, at its address at:

Furniture Brands International, Inc.
1 N. Brentwood Boulevard
St. Louis, Missouri 63105
Attention: General Counsel

And if to the Rights Agent, at its address at:

American Stock Transfer and Trust Company, LLC
59 Maiden Lane
New York, New York 10038
Attention: Corporate Trust Department

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Rights Certificate (or, if prior to the Distribution Date, the registered holder of any shares of Common Stock) shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company or the Rights Agent, as the case may be.

Section 27.  Supplements and Amendments.  Except as otherwise provided in this Section 27, the Company, by action of the Board of Directors, may from time to time and in its sole and absolute discretion, and the Rights Agent shall if the Company so directs, supplement or amend this Agreement in any respect without the approval of any holders of Rights, including, without limitation, in order to (a) cure any ambiguity, (b) correct or supplement any provision contained herein that may be defective or inconsistent with any other provisions herein, (c) shorten or lengthen any time period hereunder, or (d) otherwise change, amend, or supplement any provisions hereunder in any manner that the Company may deem necessary or desirable; provided, however, that (A) the adoption by the Board of Directors of any amendment to this Agreement that extends the Final Expiration Date shall be submitted for ratification by the Company’s stockholders within one year of the date of the adoption of such an amendment (and no such amendment shall be effective beyond such one-year period unless ratified by the Company’s stockholders), and (B) without approval of the Company’s stockholders, the Board of Directors may not supplement or amend this Agreement to (1) remove or modify Section 23(b) or (2) remove or modify any provision hereof with respect to a Qualified Offer; and provided further that from and after such time as any Person becomes an Acquiring Person, this Agreement shall not be supplemented or amended in any manner that would adversely affect the interests of the holders of Rights (other than Rights that have become null and void pursuant to Section 7(e) hereof) as such or cause this Agreement to become amendable other than in accordance with this Section 27. Without limiting the foregoing, (i) the Company, by action of the Board of Directors, may at any time before any Person becomes an Acquiring Person amend this Agreement to make the provisions of this Agreement inapplicable to a particular transaction by which a Person might otherwise become an Acquiring Person or to otherwise alter the terms and conditions of this Agreement as they may apply with respect to any such transaction and (ii) the Company, by action of the Board of Directors, shall amend this Agreement, as appropriate, to remove provisions intended only to protect the Company’s NOLs if at any time (x) Section 382 or any successor thereof is repealed and the Board of Directors determines that this Agreement is no longer necessary for the preservation of NOLs or (b) the Board of Directors determines that no NOLs may be carried forward. Upon the delivery of a certificate from an appropriate officer of the Company that states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment; provided that any supplement or amendment that does not amend Section 18,

Section 19, Section 20, Section 21, or this Section 27 in a manner adverse to the Rights Agent shall become effective immediately upon execution by the Company, whether or not also executed by the Rights Agent.

Notwithstanding anything contained in this Agreement to the contrary, the Rights Agent may, but shall not be obligated to, enter into any supplement or amendment that affects the Rights Agent’s own rights, duties, obligations or immunities under this Agreement.

Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Stock.

Section 28.  Successors.  All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

Section 29.  Determinations and Actions by the Board of Directors.  Except as otherwise specifically provided herein, the Board of Directors shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board of Directors or to the Company hereunder, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power (i) to interpret the provisions of this Agreement, and (ii) to make all determinations deemed necessary or advisable for the administration of this Agreement (including, without limitation, a determination to redeem or not redeem the Rights in accordance with Section 23, to exchange or not exchange the rights in accordance with Section 24, to amend or not amend this Agreement in accordance with Section 27, and to determine whether a Person should or should not be an Exempt Person or whether a transaction should or should not be an Exempt Transaction). All such actions, calculations, interpretations, and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) that are done or made by the Board of Directors shall (x) be final, conclusive, and binding on the Company, the Rights Agent, the holders of the Rights, and all other parties, and (y) not subject the Board of Directors or any member thereof to any liability to the holders of the Rights.

Section 30.  Benefits of this Agreement.  Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of shares of Common Stock) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of shares of Common Stock).

Section 31.  Severability.  If any term, provision, covenant, or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

Section 32.  Governing Law.  This Agreement, each Right, and each Rights Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

Section 33.  Counterparts.  This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.

Section 34.  Descriptive Headings.  The headings contained in this Agreement are for descriptive purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

[Signature Page To Follow On Next Page]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the date first above written.

ATTEST:	FURNITURE BRANDS INTERNATIONAL, INC.

By /s/ Meredith M. Graham Name: Meredith M. Graham Title: Assistant Secretary	By /s/ Ralph P. Scozzafava Name: Ralph P. Scozzafava Title: Chief Executive Officer

ATTEST:	AMERICAN STOCK TRANSFER AND TRUST COMPANY, LLC

By /s/ Susan Silber Name: Susan Silber Title: Assistant Secretary	By /s/ Herbert J. Lemmer Name: Herbert J. Lemmer Title: Vice President

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FURNITURE BRANDS INTERNATIONAL, INC.
PROXY FOR 2010 ANNUAL MEETING OF STOCKHOLDERS
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
As an alternative to completing this form, you may enter your vote instruction by telephone at
1-800-PROXIES, or via the Internet at WWW.VOTEPROXY.COM and follow the simple instructions. Use the Company Number and Account Number shown on your proxy card.
The undersigned hereby appoints Ralph P. Scozzafava and Jon D. Botsford, and each of them, with power of substitution, proxy or proxies to represent the undersigned, and to vote all shares of common stock of Furniture Brands International, Inc. held of record by the undersigned on March 15, 2010, at the Annual Meeting of Stockholders of Furniture Brands International, Inc. to be held on May 6, 2010 at 10:00 a.m. Central Daylight Time, and at any adjournment or postponement thereof, upon the items set forth in the proxy statement for the meeting and identified on the reverse side of this form. IF NO OTHER INDICATION IS MADE ON THE REVERSE SIDE OF THIS FORM, THE PROXIES WILL VOTE FOR ELECTION OF THE NOMINEES AND FOR PROPOSALS 2, 3, 4 AND 5. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF.
(Continued and to be signed on the reverse side)

■	14475■

ANNUAL MEETING OF STOCKHOLDERS OF
FURNITURE BRANDS INTERNATIONAL, INC.
May 6, 2010

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card.
TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card.
Vote online/phone until 11:59 PM EST the day before the meeting.
MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

COMPANY NUMBER
ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: Proxy Statement and 2009 Annual Report are
available at http://www.furniturebrands.com/investor-info/Annual-Report-Proxy-Statement.aspx
¯  Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. ¯

■ 00033333333303030300 0	050610
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES LISTED AND “FOR” PROPOSALS 2, 3, 4 AND 5.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

1.	Election of Directors:	FOR	AGAINST	ABSTAIN
	Wilbert G. Holliman	☐	☐	☐

	John R. Jordan, Jr.	☐	☐	☐

	Ira D. Kaplan	☐	☐	☐

	Maureen A. McGuire	☐	☐	☐

	Aubrey B. Patterson	☐	☐	☐

	Alan G. Schwartz	☐	☐	☐

	Ralph P. Scozzafava	☐	☐	☐

	James M. Zimmerman	☐	☐	☐

2.	Proposal to approve the Furniture Brands International, Inc. 2010 Omnibus Incentive Plan.	☐	☐	☐

3.	Proposal to approve the Furniture Brands International, Inc. 2010 Employee Stock Purchase Plan.	☐	☐	☐

4.	Proposal to ratify the approval of the Furniture Brands International, Inc. Amended and Restated Stockholders Rights Agreement.	☐	☐	☐

5.	Proposal to ratify KPMG LLP as the independent registered public accounting firm for 2010.	☐	☐	☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

■	Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
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